UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Amgen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2011

DEAR STOCKHOLDER:

You are invited to attend the 2011 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc. to be held on Friday, May 20, 2011, at 11:00 A.M., local time, at The Fairmont Olympic Hotel, 411 University Street, Seattle, Washington 98101.

At this year’s Annual Meeting you will be asked to: (i) elect twelve directors to serve for the ensuing year; (ii) ratify the selection of our independent registered public accountants; (iii) hold an advisory vote on executive compensation; (iv) hold an advisory vote on the frequency of future stockholder advisory votes on executive compensation; (v) consider one stockholder proposal, if properly presented at the Annual Meeting and (vi) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees for directors, the ratification of its selection of independent registered public accountants, the advisory vote on executive compensation and holding an advisory vote on our executive compensation programs every one year (annually) are advisable and in Amgen’s best interests and that of its stockholders. Accordingly, the Board of Directors recommends a vote FOR the election of the twelve nominees for directors, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, FOR the advisory vote on executive compensation and for holding an advisory vote on executive compensation every “ONE YEAR.” The Board of Directors unanimously believes that the stockholder proposal is not in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote AGAINST the stockholder proposal. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our Common Stock as of the close of business on March 21, 2011. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying proxy statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. This year, we are pleased to use the Securities and Exchange Commission rule that permits companies to furnish proxy materials to stockholders over the Internet. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank, trust or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on May 20.

Sincerely,

Kevin W. Sharer

Chairman of the Board and Chief Executive Officer

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2011

TO THE STOCKHOLDERS OF AMGEN INC.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation, will be held on Friday, May 20, 2011, at 11:00 A.M., local time, at The Fairmont Olympic Hotel, 411 University Street, Seattle, Washington 98101, for the following purposes:

1.	To elect twelve directors to the Board of Directors of Amgen for a term of office expiring at the 2012 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. David Baltimore, Mr. Frank J. Biondi, Jr., Mr. François de Carbonnel, Dr. Vance D. Coffman, Dr. Rebecca M. Henderson, Mr. Frank C. Herringer, Dr. Gilbert S. Omenn, Ms. Judith C. Pelham, Admiral J. Paul Reason, USN (Retired), Mr. Leonard D. Schaeffer, Mr. Kevin W. Sharer and Dr. Ronald D. Sugar;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2011;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future stockholder advisory votes on executive compensation;

5.	To consider one stockholder proposal, if properly presented; and

6.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 21, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the 2011 Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in these voting materials or voting instruction form provided to you; (ii) by calling the toll-free number or (iii) by signing, dating and returning any proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation.

By Order of the Board of Directors

David J. Scott

Secretary

Thousand Oaks, California

April 7, 2011

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2011 Annual Meeting of Stockholders, or Annual Meeting, to be held on Friday, May 20, 2011, at 11:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Amgen may also be referred to as the Company, we, us or our in this proxy statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at The Fairmont Olympic Hotel, 411 University Street, Seattle, Washington 98101.

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about April 7, 2011 to all stockholders entitled to notice of and to vote at the Annual Meeting.

In this proxy statement when we refer to our fiscal year, we mean the twelve-month period ending December 31 of the stated year (for example, Fiscal 2010 is January 1, 2010 through December 31, 2010), unless specifically stated otherwise.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Stockholder Meeting to Be Held on May 20, 2011.

This proxy statement, our 2010 annual report and our other proxy materials are available at: www.amstock.com/ProxyServices/Amgen(1). At this website, you will find a complete set of the following proxy materials: proxy statement; 2010 annual report and proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of twelve directors to serve on our Board for a term expiring at the 2012 annual meeting of stockholders;

(1)	This website is not intended to function as a hyperlink and the information contained on the website is not intended to be part of this proxy statement.

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2011;

•	The advisory vote on executive compensation;

•	The advisory vote on the frequency of future stockholder advisory votes on executive compensation; and

•	One stockholder proposal, if properly presented.

Who Can Vote

The Board has set March 21, 2011 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our common stock, $.0001 par value per share, or Common Stock, as of the close of business on March 21, 2011. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Outstanding and Quorum

At the close of business on March 21, 2011, there were 933,052,766 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting; or

•	your shares are represented by a properly submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see “—If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you. If you hold your shares of Common Stock in street name, you will receive a Notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank, trust or other nominee.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 19, 2011. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank, trust or other nominee). Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “—Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy or change his or her vote prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 21, 2011 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the twelve nominees listed in this proxy statement to serve on our Board for a term expiring at the 2012 annual meeting of stockholders;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2011;

•	FOR the advisory vote on executive compensation;

•	for holding an advisory vote on the frequency of future stockholder advisory votes on executive compensation every “ONE YEAR”; and

•	AGAINST the stockholder proposal, if properly presented.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote on executive compensation, the advisory vote on the frequency of future stockholder advisory votes on executive compensation and on any stockholder proposal.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, other than the stockholder proposal described in this proxy statement, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. We have a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain.” Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote on this proposal. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

Ratification of Auditors. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

Advisory Vote on Executive Compensation. The approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Advisory Vote on Frequency of Future Stockholder Advisory Votes on Executive Compensation. The approval of the advisory vote on frequency of future stockholder advisory votes on executive compensation requires the affirmative vote of a majority of votes cast. Abstentions will have no effect on the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the stockholder proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. If none of the frequency alternatives (one year, two years or three years) receives a majority of the shares present or represented by proxy and entitled to vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Consistent with current SEC rules under the Securities Exchange Act of 1934, our proxies will have discretionary authority to vote in accordance with the Board’s frequency vote recommendation for proxy cards that are returned with no selection made relating to the frequency vote. Because the frequency vote is advisory and not binding on us or the Board in any way, the Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Stockholder Proposal. The approval of the stockholder proposal, if properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” such proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the stockholder proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. In addition, we have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $200,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 21, 2011. If you have received a paper copy of the proxy statement, to receive an admittance ticket you will need to complete and return the postage-paid reply card attached to this proxy statement. If you received electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket. If you are viewing the proxy statement over the Internet, please follow the instructions indicated on the website referred to in the Notice. Each stockholder is entitled to one admittance ticket. Directions to attend the Annual Meeting will be sent with your admittance ticket and are available at the website referred to in the Notice and www.amstock.com/ProxyServices/Amgen(1) .

You must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of the Company’s Common Stock as of the close of business on March 21, 2011. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead. All persons must bring a valid personal photo identification (such as a driver’s license or passport). If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 21, 2011.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on March 21, 2011, then you must also bring to the Annual Meeting:

•	Proof that you owned shares of our Common Stock as of the close of business on March 21, 2011.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on March 21, 2011 or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on March 21, 2011.

If you are a proxy holder for a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 21, 2011, then you must also bring to the Annual Meeting:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 21, 2011.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements of revenues, adjusted earnings per share and other

(1)	This website is not intended to function as a hyperlink and the information contained on the website is not intended to be part of this proxy statement.

financial metrics, expected political, clinical or regulatory results or practices, the development of Amgen’s product candidates, including anticipated product approvals, planned international expansion and other such estimates and results. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 and in our most recent periodic reports on Form 10-Q and Form 8-K filed with the SEC, and actual results may vary materially.

ITEM 1

ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, as amended, or Certificate of Incorporation, and our Amended and Restated Bylaws, the Board of Directors, or Board, has the power to set the number of directors from time to time by resolution. The Board has currently fixed the number of directors at fourteen. In July 2010, Ronald D. Sugar was appointed to serve as a director and, as a result, we currently have fourteen directors in office. Jerry D. Choate and Frederick W. Gluck will be retiring from the Board as of the 2011 Annual Meeting of Stockholders, or Annual Meeting, and the authorized number of directors will be reduced to twelve members effective as of the Annual Meeting. Accordingly, proxies cannot be voted for a greater number of persons than twelve. Based upon the recommendation of our Governance and Nominating Committee, the Board has nominated the directors set forth below, other than Messrs. Choate and Gluck, to stand for re-election for a one-year term expiring at our 2012 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

Nominee	Age	Director Since	Audit	Governance and Nominating	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance
Dr. David Baltimore	73	1999	X	X
Mr. Frank J. Biondi, Jr.	66	2002	C		X
Mr. François de Carbonnel	64	2008	X	X
Mr. Jerry D. Choate	72	1998		X	X	X	X
Dr. Vance D. Coffman	67	2007	X	X
Mr. Frederick W. Gluck	75	1998		X	X	C	C
Dr. Rebecca M. Henderson	50	2009		X				X
Mr. Frank C. Herringer	68	2004		C	X	X
Dr. Gilbert S. Omenn	69	1987	X					X
Ms. Judith C. Pelham	65	1995	X					X
Admiral J. Paul Reason, USN (Retired)	70	2001				X		X
Mr. Leonard D. Schaeffer	65	2004			X	X		C
Mr. Kevin W. Sharer	63	1992			C		X
Dr. Ronald D. Sugar	62	2010		X		X

“C” indicates Chair of the committee.

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by a majority of the directors remaining in office, even though less than a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our directors meet the qualifications and skills of our Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations in Appendix A. There are no family relationships among any of our directors or among any of our directors and our executive officers.

DAVID BALTIMORE

Dr. David Baltimore is President Emeritus and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. He received the Nobel Prize in Medicine as a co-recipient in 1975. Dr. Baltimore was a director of BB Biotech, AG, a Swiss investment company, from 2004 to March 2011 and served as a director of MedImmune, Inc., an antibody formulation company, from 2003 to 2007. He has also been a director of Regulus Therapeutics Inc., a privately-held biopharmaceutical company, since 2008, and Immune Design Corp. (formerly Vaccsys), a privately-held vaccine company of which he is a founder, since 2008. Also in 2008 he became a founder of Calimmune, Inc., a company developing a stem-cell HIV/AIDS therapy.

Dr. Baltimore was President of Caltech from 1997 to 2006. Prior to this, he was a professor at the Massachusetts Institute of Technology, or MIT, and at The Rockefeller University where he also served as the President. During this time he was also the Chairman of the National Institutes of Health AIDS Vaccine Research Committee, a director and member of the Whitehead Institute for Biomedical Research, and a professor of microbiology and research professor of the American Cancer Society. He was a postdoctoral fellow at MIT and Albert Einstein College of Medicine and on the staff of The Salk Institute for Biological Studies. Dr. Baltimore has been awarded honorary degrees from numerous institutions, including Harvard, Yale and Columbia.

Dr. Baltimore holds leadership roles in a number of scientific and philanthropic non-profit organizations, currently serving as a director of the Broad Institute of MIT and Harvard, a director of the Foundation for Biomedical Research and a member of the Human Genome Organisation.

Dr. Baltimore has spent his career in scientific academia at a number of well-known and highly regarded institutions. This experience provides Dr. Baltimore with extensive scientific knowledge and a deep understanding of our industry and of the research and development activities and operations of our Company.

FRANK J. BIONDI, JR.

Mr. Frank J. Biondi, Jr. has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization, since 1999. Prior to WaterView Advisors, Mr. Biondi was the Chairman and Chief Executive Officer of Universal Studios, Inc. from 1996 to 1998, the President and Chief Executive Officer of Viacom, Inc. from 1987 to 1996, Executive Vice President of Entertainment Business Sector of The Coca-Cola Company and Chairman and Chief Executive Officer of Coca-Cola Television from 1985 to 1987, Vice President of Time Inc. from 1978 to 1984 and Chairman and Chief Executive Officer of its subsidiary Home Box Office, Inc. in 1984, and Assistant Treasurer of the Children’s Television Workshop from 1974 to 1978.

Mr. Biondi has been a director of Cablevision Systems Corp., a telecommunications, media and entertainment company, since 2005, Hasbro, Inc., a toy and games company, since 1999, Seagate Technology, a manufacturer of hard disk drives, since 2005 and RealD Inc., a global licensor of three-dimensional technologies, since July 2010. He serves on the Compensation and Nominating, Governance and Social Responsibility Committees of Hasbro, on the Audit and Compensation Committees of Seagate Technology and on the Compensation, Audit and Nominating and Governance Committees of RealD. From 2008 until May 2010, Mr. Biondi was a director of Yahoo! Inc., a provider of Internet services, serving on its Compensation Committee. From 2002 to 2008, he was a director of Harrahs Entertainment, Inc., a gaming corporation, serving on its Compensation and Governance Committees, and from 1995 to 2008 he was a director of The Bank of New York Mellon Corporation, an asset management and securities services company, serving on its Compensation and Risk Committees. He has also been a director of Vail Resorts, Inc. and The Seagram Company.

Mr. Biondi’s experience as chief executive officer of many large, public companies and his current role with WaterView Advisors provides valuable management and leadership skills, as well as an understanding of the operations and financial results and prospects of our Company. Given his financial and leadership experience, Mr. Biondi has been determined to be an Audit Committee financial expert by our Board.

FRANÇOIS DE CARBONNEL

Mr. François de Carbonnel is a director of corporations and corporate advisor. Mr. de Carbonnel was a director of Thomson S.A., a French public multimedia corporation, from 2007 to January 2010, serving as Chairman of the Audit Committee since April 2007 and as non-executive Chairman of the Board from April 2008 to April 2009. He has also been a director and Chairman of the Nominations and Compensation Committees of Pages Jaunes S.A., a French public company which publishes directories and internet band advertising, since 2004 and of Quilvest S.A., a public Luxembourg company which provides wealth management and private equity services, since 2006. Since 2004, Mr. de Carbonnel has been a director of a number of funds managed by Ecofin, an investment management firm that provides discretionary fund management services and advice to institutions, utilities and infrastructure industries.

Mr. de Carbonnel was the Senior Advisor of the Global Corporate and Investment Bank of Citigroup from 2004 to 2006, and its Managing Director from 1999 to 2004. He was the Chairman and Chief Executive Officer of Midial S.A., a French public company, from 1994 to 1998, Chairman of General Electric Capital SNC from 1996 to 1998. He was a corporate Vice President of General Electric Company and President of General Electric Capital-Europe from 1990 to 1992, President of Strategic Planning Associates, an international consulting company, from 1981 to 1990 and Vice President of Boston Consulting Group from 1971 to 1981. He has been a member of the business board of advisors of the Carnegie Mellon Tepper School of Business since 1984. Mr. de Carbonnel is a French citizen and resides in Europe.

Mr. de Carbonnel has acquired knowledge, skills and brings a strong vantage point through his international career as an executive officer of well-known consulting companies as well as a number of public companies. This perspective is important as the Company undertakes further global expansion plans. Given his experience in the financial industry, Mr. de Carbonnel has been determined to be an Audit Committee financial expert by our Board.

VANCE D. COFFMAN

Dr. Vance D. Coffman has been a director of 3M Company, a consumer and office products and services company, since 2002 and he has been a director of Deere & Company, a farm and construction machinery company, since 2004. He serves on the Compensation and Corporate Governance Committees of both the 3M and the Deere boards. Dr. Coffman was also director of Bristol-Myers Squibb Company, a pharmaceutical company, and a member of its Audit, Governance and Compliance Committees, from 1998 to 2007.

Dr. Coffman was the Chairman of the Board and Chief Executive Officer of Lockheed Martin Corporation, an aerospace and defense company, from 1998 to 2005, and was ex officio member of all board committees. From 1997 to 1998, he was Vice Chairman of the Board and Chief Executive Officer of Lockheed Martin. He is currently on the Board of Trustees of the Naval Postgraduate School Foundation, the Advisory Board of Stanford University and the Board of Governors of the Iowa State University Foundation. Dr. Coffman has been a Member of the National Academy of Engineering since 1997 and a Fellow of the American Institute of Aeronautics and Astronautics and the American Astronautical Society since 1989 and 1997, respectively.

As Chairman of the Board and Chief Executive Officer of Lockheed Martin, Dr. Coffman acquired important leadership and management skills that provide insight into the operations of our Company and the challenges of managing a complex organization. Given his leadership and financial experience, Dr. Coffman has been determined to be an Audit Committee financial expert by our Board.

REBECCA M. HENDERSON

Dr. Rebecca M. Henderson is the Senator John Heinz Professor of Environmental Management and has been on the faculty of the Harvard Business School since July 2009. Prior to this, she was a professor of management at MIT for 21 years, having been the Eastman Kodak LFM Professor of Management since 1999. Since 1995, she has also been a Research Associate at the National Bureau of Economic Research. She specializes in technology strategy and the broader strategic problems faced by companies in high technology industries. Dr. Henderson has been a director of IDEXX Laboratories, Inc., a public company which develops and commercializes technology-based products and services for veterinary, food and water applications, since 2003, serving on its Audit and Nominating and Governance Committees.

Dr. Henderson has also served as a director of the Ember Corporation, a privately-held semiconductor chip manufacturer, and on its Compensation Committee, from 2001 to July 2009. She has further been a director of Linbeck Construction Corporation, a privately held facility solutions company. Dr. Henderson has published articles, papers and reviews in a range of scholarly journals, and sits on the editorial board of Research Policy, a multi-disciplinary journal.

Dr. Henderson’s study of the complex strategy issues faced by high technology companies provides unique insight into the Company’s strategic and technology issues.

FRANK C. HERRINGER

Mr. Frank C. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. Mr. Herringer was an executive with Transamerica for 20 years, including its Chief Executive Officer from 1991 until its acquisition by Aegon N.V. in 1999, subsequently serving on Aegon’s Executive Board for one year and he is currently on the board of Aegon US Holding Corporation. Mr. Herringer has been a director of The Charles Schwab Corporation since 1996, serving on its Compensation, Nominating and Corporate Governance Committees, and of Safeway Inc. since 2008, serving on its Compensation and Nominating and Corporate Governance Committees. From 2002 to 2005, Mr. Herringer was a director of AT&T Corporation, and a member of its Audit and Compensation Committees. He is also currently a director of Cardax Pharmaceuticals, Inc., a privately-held pharmaceutical company, and sat on the Board of Trustees of the California Pacific Medical Center, a privately-held not-for-profit academic medical center, from 1983 until 2009. In 2004, Mr. Herringer was named an Outstanding Director of the Year by the Outstanding Director’s Exchange.

Mr. Herringer’s career as Transamerica’s Chief Executive Officer and Chairman of the Board developed Mr. Herringer’s management and leadership skills and provides an informed perspective on our financial performance, prospects and strategy.

GILBERT S. OMENN

Dr. Gilbert S. Omenn has been Professor of Internal Medicine, Human Genetics and Public Health at the University of Michigan since 1997. From 1997 to 2002, he was the Chief Executive Officer of the University of Michigan Health System and Executive Vice-President of the University of Michigan for Medical Affairs. Previously he was a professor of medicine and of environmental health and Dean of the School of Public Health and Community Medicine at the University of Washington, as well as senior member of the Fred Hutchinson Cancer Research Center. He has been an affiliate faculty member of the Institute for Systems Biology in Seattle since June 2009.

Dr. Omenn was a director of Rohm & Haas Co., a manufacturer of specialty chemicals, from May 1987 until March 2009, where he served on the Audit, Nominating, and Sustainability Committees, and of OccuLogix, Inc., an early-stage eye disease therapy company, from 2005 until 2008, serving on its Finance and Compensation Committees. Dr. Omenn has been a member of the scientific advisory boards of: Motorola Inc., an electronics and equipment company, from 1998 to December 2010; Pro-Pharmaceuticals, Inc., an early-stage public pharmaceutical company, since July 2009; Compendia Biosciences Inc, a privately-held bioinformatics firm, since February 2007; and Armune BioSciences, a privately-held early-stage in vitro diagnostic company, since February 2008, as well as a director of the latter.

Dr. Omenn’s civic, scientific and non-profit leadership roles include serving on the boards of the Center for Public Integrity, the U.S. Civilian R&D Foundation, the Salzburg Global Seminar, and the Hastings Center for Ethics, Life Sciences, and Society. Previously, he served on the boards of United Way, the Fred Hutchinson Cancer Research Center, and the American Association for the Advancement of Science. Earlier he served as

Associate Director of the Office of Science and Technology Policy and Associate Director of the Office of Management and Budget in the Executive Office of the President of the United States from 1977 to 1981. Dr. Omenn has received several honors and awards and has published many significant papers, reviews and books.

Dr. Omenn’s broad scientific, medical and research experience, including his leadership roles at the University of Michigan and the University of Washington, provides perspectives on the requirements and behaviors of the medical community as well as special insight into the research and development and compliance activities of our Company.

JUDITH C. PELHAM

Ms. Judith C. Pelham is the President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and the fourth largest Catholic healthcare system in the U.S. Prior to her current position at Trinity Health, she was the President and Chief Executive Officer of Trinity Health from 2000 to 2004, the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care, from 1993 to 2000, the President and Chief Executive Officer of the Daughters of Charity Health Services, a network of hospitals, home care and ambulatory services, from 1982 to 1992, and the Assistant Vice President of Brigham and Women’s Hospital from 1976 to 1980.

In February 2011, Ms. Pelham joined the board of Zoll Medical Corporation, a medical products and software solutions company. Ms. Pelham was on the board of Eclipsys Corporation, a healthcare IT solutions company, from 2009 to August 2010 when it merged with AllScripts and was a member of its Compensation Committee. In addition, from 2005 to 2006 she was a director of Hospira, Inc., a specialty pharmaceutical delivery company, and a member of its Audit and Public Policy and Compliance Committees. She also sits on the board of trustees of Smith College and is a member of its Audit, Finance, and Buildings and Grounds and Advancement Committees.

Ms. Pelham has received numerous honors for her civic and healthcare systems leadership, including the CEO IT Achievement Award in 2004 from Modern Healthcare and the Healthcare Information Management Systems Society for her leadership in implementing information technology in healthcare provider organizations and the National Quality Healthcare Award in 2004 from the National Committee for Quality Healthcare, for innovation and implementation of clinical quality and patient safety systems. She received the American Hospital Association Partnership for Action Grassroots Advocacy Award in 1992 in recognition of her work in healthcare reform.

Ms. Pelham’s career as an executive leader at a number of large healthcare systems, as well her extensive experience developing programs to improve the health status of communities and championing innovation and advances in the delivery of, access to and financing of healthcare, provide an understanding of the nation’s healthcare system, the patient populations served by our Company’s products and the operations of our Company.

J. PAUL REASON

Admiral J. Paul Reason, USN (Retired) served as Commander-in-Chief of the U.S. Atlantic Fleet, as Naval Aide to the President of the United States and in numerous other roles and assignments in his 34 years career in the U.S. Navy. Upon leaving the Navy, Admiral Reason was an executive at SYNTEK Technologies, Inc., a consulting and professional services company, then served as the President and Chief Operating Officer of Metro Machine Corporation, a shipyard operator, from 2000 to 2005, and its Vice Chairman and President from 2005 to 2006. Since 2006, he has been an independent consultant.

Admiral Reason has served as a director of Norfolk Southern Corporation and on its Audit, Finance and Compensation Committees since 2002. Admiral Reason was a director of Todd Shipyards Corporation, a shipbuilding company, from 2007 until February 2011, when it ceased to be a public company and became a wholly-owned subsidiary of Vigor Industrial LLC, and served on its Compensation Committee since 2007. From 2001 to 2006, he was on the board of Wal-Mart Stores, Inc., a retail company, and served on its Audit Committee. In addition to his active service in the U.S. Navy, Admiral Reason is a member of the National War Powers Commission and was Chairman of the U.S. Navy Memorial Foundation. He authored Sailing New Seas, a blueprint for the governance of maritime forces in the 21st century. He has been the Chairman of ORAU Foundation, which provides educational and technical support to the Oak Ridge National Laboratory, and a member of the Naval Studies Board of National Academics NRC-NSB, both since 2007.

Admiral Reason’s leadership in the U.S. Navy and in executive positions at Metro Machine Corporation provides broad leadership and strategic skills and perspective, particularly with regard to interaction with government agencies in our heavily regulated industry.

LEONARD D. SCHAEFFER

Mr. Leonard D. Schaeffer has been Chairman of the Board of Surgical Care Affiliates, LLC, a surgical services company, since 2007 and a Senior Advisor for Texas Pacific Group, a private investment firm, since 2006. From November 2004 to November 2005, Mr. Schaeffer served as Chairman of the Board of WellPoint, Inc., the largest health insurance company in the United States created by the combination of WellPoint Health Networks, Inc. and Anthem, Inc. From 1992 until 2004, Mr. Schaeffer served as Chairman of the Board and Chief Executive Officer of WellPoint Health Networks, Inc. He has been a director of Allergan, Inc., a specialty pharmaceutical company, since 1993 through Allergan, Inc.’s 2011 annual meeting of stockholders, serving as Chair of its Organization and Compensation and Corporate Governance Committees, and as a director of Quintiles Transnational Corp., a clinical research and consulting services company, since 2008, serving as Chair of its Corporate Governance and Compliance Committee and on its Audit Committee. Mr. Schaeffer has also been a director of the National Institute for Health Care Management since 1993, serving on its Advisory Board Committee.

Mr. Schaeffer has been the Chairman of the Board, from 1989 to 2004, and Chief Executive Officer, from 1986 to 2002, of Blue Cross of California, President and Chief Executive Officer of Group Health, Inc., a health maintenance organization, Executive Vice President and Chief Operating Officer of the Student Loan Marketing Association (Sallie Mae) from 1980 to 1982, and Administrator of the Centers for Medicaid and Medicare Services, or CMS (formerly the Health Care Financing Administration), from 1978 to 1980. Prior to CMS, Mr. Schaeffer was employed by the Department of Health and Human Services, the Illinois Bureau of the Budget and the Illinois Department of Mental Health. Mr. Schaeffer was named the Judge Widney Professor and Chair at the University of Southern California and serves on the board of The Brookings Institution and the board of fellows of Harvard Medical School. Mr. Schaeffer is also a member of the Institute of Medicine of the National Academy of Sciences.

Mr. Schaeffer’s career as a chief executive officer of health insurance organizations such as Blue Cross and WellPoint, as well as his experience with and insight gained into government reimbursement programs while with CMS, provide a deep understanding of the nation’s healthcare system, healthcare industry, private and public reimbursement programs and the operations of our Company.

KEVIN W. SHARER

Mr. Kevin W. Sharer has been the Company’s Chief Executive Officer, or CEO, since May 2000. Since January 2001, he has also been Chairman of our Board of Directors. Mr. Sharer served as Amgen’s President and Chief Operating Officer from 1992 to May 2000, as President and CEO from May 2000 to May 2010 and has been a director of Amgen since November 1992. Under Mr. Sharer’s leadership as CEO, the Company has successfully launched nine products and completed the biotechnology industry’s largest-ever acquisition, which brought our eighth product, Enbrel®. During Mr. Sharer’s tenure as CEO, Amgen has grown its annual revenues from $3.3 billion in 1999 to over $15 billion in 2010. Prior to joining the Company, Mr. Sharer was an executive with MCI Communications Corporation and the General Electric Company and a consultant with McKinsey & Company, Inc.

Mr. Sharer’s leadership skills were shaped by his training at the U.S. Naval Academy. He became lieutenant commander in the U.S. Navy, serving on two nuclear attack submarines and overseeing one nuclear submarine’s construction. After he left the U.S. Navy, he attended business school, receiving his MBA from the University of Pittsburgh.

Mr. Sharer has been on the board of Chevron Corporation, a petroleum, exploration, production and refining company, since 2007 and a member of its Governance and Compensation Committees. He has served on the board of Northrop Grumman Corporation, a global security company, since 2003 and is on its Public Policy Committee. From 2001 to 2007, Mr. Sharer was a director of 3M Company, and from 1996 to 2005 he was on the board of Unocal Corporation, a crude petroleum and natural gas company, serving on its Board Governance and Management Development and Compensation Committees. He was also the Chairman of the Board of Pharmaceutical Research and Manufacturers of America from 2005 to 2007. He is Chairman of the Board of the Los Angeles County Museum of National History.

Mr. Sharer’s knowledge regarding our Company’s operations and the markets and industries in which we compete provides a critical link between management and the Board of Directors, enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.

RONALD D. SUGAR

Dr. Ronald D. Sugar has served as a director of the Company since July 2010. Dr. Sugar was first identified to the Governance and Nominating Committee as a potential director candidate by Kevin W. Sharer, our Chairman of the Board and Chief Executive Officer. Dr. Sugar has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2005, and sits on its Audit Committee. In November 2010, Dr. Sugar joined the board of Apple Inc., a manufacturer and seller of, among other things, personal computers, mobile communication and media devices, and is chair of its Audit and Finance Committee. He also served as Chairman of the Board of Northrop Grumman Corporation, a global security company, from October 2003 to December 2009, Chairman Emeritus from January 2010 and President and Chief Operating Officer from 2001 until 2003. Dr. Sugar was also the President, Chief Operating Officer and director of Litton Industries, Inc., a developer of military products, from 2000 until 2001, and Chief Financial Officer of TRW, Inc., an aerospace, automotive and credit reporting company, from 1994 to 1996, and President and Chief Operating Officer of TRW Aerospace, a developer of missile systems and spacecraft, from 1998 to 2000. He is a senior advisor of Ares Management LLC, a privately-held asset manager and Securities and Exchange Commission registered investment advisers and a senior advisor to Northrop Grumman Corporation, both since 2010. Dr. Sugar is a member of the National Academy of Engineering, trustee of the University of Southern California, director of the Los Angeles Philharmonic Association and national trustee of the Boys and Girls Clubs of America.

Dr. Sugar’s board and senior executive-level expertise, including his recent experience as Chairman and Chief Executive Officer of Northrop Grumman Corporation, provides valuable leadership experience and insight in the areas of operations, government affairs, technology and finance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE TWELVE NAMED NOMINEES.

Information Regarding Directors That Are Not Standing For Election

JERRY D. CHOATE

Mr. Jerry D. Choate served as an executive officer of The Allstate Corporation, an insurance holding company, for 37 years, and was its Chief Executive Officer and Chairman of the Board from 1995 to 1999. He has been a director of Valero Energy Corporation, a crude oil refining and marketing company, since 1999 and a member of its Nominating and Governance, Compensation and Executive Committees, and a director of Invesco Van Kampen funds, a manager of mutual funds, investments and retirement products, since 1999 and a member of its Audit Committee. From 2006 to 2007, Mr. Choate was a director of H&R Block, a tax preparation services company, serving on its Compensation and Audit Committees.

Having served as a Chairman, Chief Executive Officer and in other executive roles at AllState, Mr. Choate acquired important leadership and management skills and views on managing the challenges of a highly-regulated organization.

FREDERICK W. GLUCK

Mr. Frederick W. Gluck was with McKinsey & Company, Inc., a management consulting firm, from 1967 to 1994, and led the firm as its Managing Director from 1988 to 1994. He retired from McKinsey & Company in 1995 and joined the Bechtel Group, an engineering and construction company, where he served as Vice-Chairman and as a director. He retired from the Bechtel Group in 1998 and rejoined McKinsey & Company as a consultant to the firm until retiring again in 2003. He currently serves as non-executive Chairman of the Board of Cynvenio Biosystems Inc., a privately-held medical technology company, and as a director of Cyromx, Inc., a biotechnology therapeutic company. Mr. Gluck helped found their predecessor company, Cytomx, LLC in 1995 and served as Chief Executive Officer until the companies were separated in 2008. He is also a director of Truevision Systems, Inc., a privately-held developer of 3D visualization technology for microsurgery, and a member of its Compensation Committee. Mr. Gluck is also a member of the Advisory Board of Tennenbaum Capital Partners, LLC, a privately-held multi-strategy alternative investment management firm. From 1998 to 2007, Mr. Gluck was a director of HCA, Inc., an operator of hospitals and health care systems, its Presiding Director from 2006 to 2007, and was a member of its Compensation and Audit Committees. From 2004 to 2005, he was a director of GVI Security Solutions Inc, a public company and provider of video security solutions.

Mr. Gluck also holds leadership roles in several scientific, medical and other non-profit organizations, currently serving on the Advisory Counsel of The Kavli Institute of Theoretical Physics, as a governor of the Cottage Hospital System, Santa Barbara, as a Trustee of the Foundation Board of the University of California, Santa Barbara, and is Governor Emeritus of New York Presbyterian Hospital, and Director of the National Leadership Roundtable on Church Management.

During Mr. Gluck’s career with McKinsey & Company including his experience as Managing Director, and as Vice Chairman and Director of the Bechtel Group, he acquired extensive management and organizational knowledge, skills and perspective, particularly in the area of corporate strategy, that provides singular insight into the strategy and management development activities of our Company.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2011, and the Board has further directed that management submit this selection for ratification by the stockholders at our Annual Meeting. Ernst & Young has served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our Certificate of Incorporation, our Amended and Restated Bylaws, or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

ITEM 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe that our compensation programs and policies reflect objectives that are strongly aligned with the interests of our stockholders. Our compensation programs have been designed to achieve the following objectives:

•	Pay-for-performance in a manner that strongly aligns with stockholder interests by rewarding performance on both a short- and long-term basis.

•	Attract, motivate and retain the highest level of executive talent by paying them competitively, consistent with their roles and responsibilities, our success and their contributions to this success.

•

Consider all Amgen staff members by taking into account their compensation treatment in the design of our executive compensation programs, so that we have a consistent approach to rewarding all staff members who contribute to our success.

Further, the compensation of our Named Executive Officers, or NEOs, and management development for 2010 aligned well with our executive compensation objectives and with our performance. As further described in our Compensation Discussion and Analysis:

•	We delivered positive results against our 2010 Company goals resulting in above-target annual cash incentive award payouts.

•	We continued to deliver the largest portion of NEO target total direct compensation in the form of long-term incentive, or LTI, equity awards.

•	We amended our Change of Control Severance Plan in December 2010 to align more closely with current governance best practices.

•

We revised our LTI equity award program design for 2011 to increase our alignment with longer-term stockholder interests and to ensure that we continue to compete effectively in the market in attracting, retaining and motivating a talented workforce.

•	We determined that future grants of stock options and restricted stock units will only accelerate upon a “double-trigger” in the event of a change of control.

•	We have robust stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Company’s Common Stock.

•

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to endorse or not endorse our executive pay program and policies. Accordingly, stockholders are being asked to vote on the compensation of the Company’s NEOs as disclosed pursuant to the compensation disclosures rules of the Securities and Exchange Commission, or SEC, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative executive compensation disclosures.

Our Board believes that our current executive compensation program aligns the interests of our NEOs with those of our stockholders. We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company and are aligned with the creation of long-term stockholder value.

For the reasons discussed above, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

Although this vote is advisory and is not binding on the Board, our Compensation and Management Development Committee, or Compensation Committee, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM 4

ADVISORY VOTE ON FREQUENCY OF

FUTURE STOCKHOLDER ADVISORY VOTES

ON EXECUTIVE COMPENSATION

In connection with the advisory vote on our executive compensation, Item 3, stockholders are also being asked to vote on the frequency of future stockholder advisory votes on executive compensation — whether an advisory vote on our executive compensation should be held on an annual, biennial or triennial basis.

We believe that it is important to give our stockholders the opportunity to provide input on our executive compensation in a consistent and meaningful manner. As such, the Board believes that our stockholders should have the opportunity to voice their approval or disapproval of our executive compensation each year. The Board believes that annual votes will facilitate the highest level of accountability to and communication with our stockholders. Further, an annual vote clearly ties the advisory vote on executive compensation to the current year’s compensation disclosure and avoids the potential for confusion that exists with a biennial or triennial vote as to which year stockholders are being asked to evaluate and vote on.

This vote is advisory and is not binding on the Board. However, the Compensation Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when determining the frequency with which advisory votes on executive compensation should be held. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS ELECT TO HAVE VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR” FOR THE REASONS STATED ABOVE.

ITEM 5

STOCKHOLDER PROPOSAL

A stockholder has informed the Company that he intends to present the proposal set forth below at the Annual Meeting. If the stockholder (or his respective “qualified representatives” as determined under our Amended and Restated Bylaws) is present at the Annual Meeting and properly submits his proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting.

In accordance with the Federal securities laws, the stockholder proposal and supporting statement is presented below as submitted by the stockholder and is quoted verbatim (including footnotes) and is in italics. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including websites and other sources referenced in the supporting statement. Any reference to a website is not intended to function as a hyperlink, and the information contained on any such website is not intended to be part of this proxy statement.

FOR THE REASONS STATED IN THE BOARD’S RESPONSE, WHICH FOLLOWS THE STOCKHOLDER PROPOSAL, THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

Stockholder Proposal #1

Mr. William Steiner with an address of 112 Abbottsford Gate, Piermont, NY 10968, owner of 1100 shares of our Common Stock as of September 24, 2010, has notified the Company that he intends to submit the following proposal at the Annual Meeting:

1 — Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law).

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

We gave 63%-support to this proposal topic at our 2010 annual meeting.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for improvement in our company’s reported governance and management status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk” and “High Concern” in Executive Pay – $15 million for CEO Kevin Sharer. Discretion was used in determining 2009 cash incentives for our named executive officers (NEO). NEO equity grants were sized to approach the 75th percentile of Peer Group values.

There was a low CEO ownership guideline of 5-times base salary (instead of 10-times), executive perks such as personal corporate jet use, free financial planning and the potential of large golden-parachutes.

Six directors had long-tenures of 11 to 23-years, three of whom were age 71 to 74. As tenure increases independence declines. These long-tenure directors held 8 of 20 seats on our most important board committees. Rebecca Henderson, a relatively new director, was already attracting more negative votes than most of our directors and did not own stock after one-year.

Our Audit Committee Chair Frank Biondi served on four boards and Mr. Sharer served on three boards – overextension concerns. Finally, our board did not have an independent Lead Director.

Mr. Sharer allowed no questions at our 2010 annual meeting when the election of directors and auditors were introduced for voting. Mr. Sharer boasted that he held 85% of proxies and would not even allow our audit firm to answer a question.

Amgen was accused by New York and other states of illegal kickbacks to promote sales of its anemia drug Aranesp. Meanwhile a study found certain patients who received Aranesp had about twice the risk of stroke. The lawsuit also said that Amgen invited doctors to weekend retreats, paid for their food and lodging and gave them extra payments as “advisers.” Amgen revenue fell as Aranesp and Epogen dropped for the fourth straight year after being linked to heart attacks.

Please encourage our board to respond positively to this proposal to help improve our company’s governance and performance: Shareholder Action by Written Consent – Yes on 1.

Board Response to Stockholder Proposal #1

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 for the following reasons:

The Board of Directors has considered this proposal and has concluded that it is unnecessary and not in the best interests of the Company or its stockholders.

Stockholders are only permitted to act by written consent under the General Corporation Law of the State of Delaware if they are not otherwise restricted in the certificate of incorporation. At present, our Certificate of Incorporation does not permit action by written consent. Stockholder action by written consent creates the potential for uninformed action, potentially disables the Company from pursuing superior alternatives in the face of an unsolicited takeover and stockholder confusion. First, actions by written consent can be taken without notice to stockholders and without the opportunity for stockholders or management to comment on and debate the merits of a particular action. This disenfranchisement of stockholders runs counter to our culture of openness and good governance. Second, we believe that appropriate procedures must be in place to make stockholders aware of a pending consent solicitation; otherwise, we would be vulnerable to unannounced corporate change, without disclosure of the interests of all parties involved. For example, if adopted, the stockholder proposal could permit a group of stockholders to remove and replace the sitting Board without notice to the Company and without making publicly available information to all stockholders regarding the consent solicitation. Third, without procedural safeguards, different groups of stockholders could solicit conflicting or duplicative consents on the same topic resulting in inconsistencies and confusion as to which action(s) are effective. This potentially chaotic process upsets the ability of management and the Board to ensure the orderly and efficient conduct of our affairs. Finally, and most importantly, we believe the ability to act almost immediately, and in secrecy, when combined with a hostile bid for the Company, could dissuade third parties who might be willing to offer more to undertake the process and expense required to compete in an effort to maximize stockholder value.

Our Board has considered the possible disruptive impact of permitting stockholders to act by written consent. As a result, our Board has determined that this stockholder proposal is unnecessary and not in the best interests of the Company or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 21, 2011 by: (i) each current director, twelve of whom is a nominee to become director; (ii) our Chief Executive Officer, our Chief Financial Officer, all persons serving as Chief Financial Officer during 2010 and each of our other three most highly compensated executive officers for the year ended December 31, 2010 (collectively, the NEOs) and (iii) all of our current directors, NEOs and executive officers as a group. There were 933,052,766 shares of our Common Stock outstanding as of March 21, 2011. None of our directors, NEOs or executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of Common Stock.

	Amgen Inc. Common Stock(1)(2)
Beneficial Owner	Total Common Stock Beneficially Owned	Shares Acquirable Within 60 Days	Percent of Total
Non-Employee Directors and Nominees
David Baltimore	86,948	62,000	*
Frank J. Biondi, Jr.(3)	129,184	122,000	*
François de Carbonnel(4)	32,511	31,711	*
Jerry D. Choate(5)	118,268	62,000	*
Vance D. Coffman(6)	43,295	35,000	*
Frederick W. Gluck	77,748	62,000	*
Rebecca M. Henderson(7)	25,000	25,000	*
Frank C. Herringer(8)	63,781	50,000	*
Gilbert S. Omenn(9)	237,237	62,000	*
Judith C. Pelham	78,348	62,000	*
J. Paul Reason(10)	52,332	46,000	*
Leonard D. Schaeffer(11)	39,370	30,000	*
Ronald D. Sugar	0	0	*

Named Executive Officers
Kevin W. Sharer(12)	1,257,186	1,044,500	*
Robert A. Bradway	282,643	252,250	*
Jonathan M. Peacock	0	0	*
Michael A. Kelly(13)	58,081	41,913	*
Fabrizio Bonanni(14)	363,765	294,500	*
George J. Morrow(15)	421,296	305,750	*
Roger M. Perlmutter	487,302	340,000	*
All directors and nominees, NEOs and executive officers as a group (24 individuals) (16)	4,597,008	3,533,163	*

*	Less than 1%.

(1)	Information in this table is based on our records and information provided by directors, NEOs, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, NEOs and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)

Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units, or RSUs, where the shares are issuable as of March 21, 2011 or within 60 days thereafter, and (b) upon exercise of stock options, or options, that are vested as of March 21, 2011 or within 60 days thereafter, as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

Name	RSUs	Options
David Baltimore	0	62,000
Frank J. Biondi, Jr.	0	122,000
François de Carbonnel	1,711	30,000
Jerry D. Choate	0	62,000
Vance D. Coffman	0	35,000
Frederick W. Gluck	0	62,000
Rebecca M. Henderson	0	25,000
Frank C. Herringer	0	50,000
Gilbert S. Omenn	0	62,000
Judith C. Pelham	0	62,000
J. Paul Reason	0	46,000
Leonard D. Schaeffer	0	30,000
Ronald D. Sugar	0	0
Kevin W. Sharer	29,875	1,014,625
Robert A. Bradway	10,500	241,750
Jonathan M. Peacock	0	0
Michael A. Kelly	1,213	40,700
Fabrizio Bonanni	9,000	285,500
George J. Morrow	0	305,750
Roger M. Perlmutter	9,000	331,000

(3)	Excludes 7,664 shares that Mr. Biondi has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 21, 2011.

(4)	Excludes 1,982 shares that Mr. de Carbonnel has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 21, 2011.

(5)	Includes 4,000 shares held by the JDC Family Foundation, a 501(c)(3) non-profit charitable trust, for which Mr. Choate is the trustee with sole voting and investment power with respect to such shares. Mr. Choate disclaims any beneficial interest in such shares.

(6)	Excludes 6,066 shares that Dr. Coffman has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 21, 2011.

(7)	Excludes 1,711 shares that Dr. Henderson has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 21, 2011.

(8)	Excludes 8,999 shares that Mr. Herringer has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 21, 2011. Includes 10,075 shares held by family trusts. Includes 20,000 shares subject to options that have an expiration date of May 13, 2011.

(9)	Excludes 4,355 shares that Dr. Omenn has a right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 21, 2011.

(10)	Excludes 6,066 shares that Adm. Reason has a right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 21, 2011.

(11)	Excludes 2,978 shares that Mr. Schaeffer has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 21, 2011.

(12)	Includes 179,946 shares held by a trust and 4,326 shares (excluding fractional shares) in Amgen’s Retirement and Savings Plan, or 401(k) Plan.

(13)	Includes 50 shares held by a family trust and 174 shares (excluding fractional shares) in our 401(k) Plan.

(14)	Includes 59,779 shares held by a family trust, for which Dr. Bonanni has shared voting and investment power.

(15)	Includes 2,717 shares (excluding fractional shares) in our 401(k) Plan. The beneficial ownership reported is as of January 31, 2011. On January 31, 2011, Mr. Morrow retired from the Company. Mr. Morrow entered into a one-year consulting services agreement with the Company effective February 1, 2011.

(16)	Includes 742,713 shares (excluding fractional shares) held by the four executive officers who are not NEOs and who have a right to acquire upon the vesting of RSUs that have not been deferred to a date later than 60 days after March 21, 2011 or upon exercise of vested options as of March 21, 2011 or within 60 days thereafter. All directors and nominees, NEOs and executive officers as a group have the right to acquire a total of 82,192 shares upon vesting of RSUs where the shares are issuable as of March 21, 2011 or within 60 days thereafter and 3,450,971 shares upon exercise of options that are vested as of March 21, 2011 or within 60 days thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than five percent of our Common Stock as of December 31, 2010, except as noted, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 21, 2011.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	58,839,840	6.31%
PRIMECAP Management Company(3) 225 South Lake Avenue, #400 Pasadena, CA 91101	48,380,025	5.19%

(1)	The “Percent of Class” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 21, 2011 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)	The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G filed with the SEC on February 3, 2011 indicating beneficial ownership as of December 31, 2010 of 58,839,840 shares of our Common Stock. BlackRock, Inc. reports that it has sole voting and dispositive power over all of these shares.

(3)	The amounts shown and the following information was provided by PRIMECAP Management Company pursuant to a Schedule 13G filed with the SEC on February 4, 2011 indicating beneficial ownership as of December 31, 2010 of 48,380,025 shares of our Common Stock. PRIMECAP Management Company reports that it has sole voting power over 15,436,154 of these shares and sole dispositive power over 48,380,025 of these shares.

CORPORATE GOVERNANCE

Board of Directors Corporate Governance Highlights

The Board of Directors, or Board, is governed by its corporate governance principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The corporate governance principles may be found on our website at www.amgen.com(1) and are available in print upon written request to the Company’s Secretary. The Board’s corporate governance practices include the following:

•	Executive Sessions—Our independent directors meet privately on a regular basis. The chairman of the Governance and Nominating Committee, or Governance Committee, presides at such meetings.

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Access to Management—We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results. The Corporate Responsibility and Compliance Committee, or Compliance Committee, members also have regular meetings with our Chief Compliance Officer, and the Audit Committee members have regular meetings with our internal auditors.

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Outside Advisors—The Board vests its committees with the authority to retain outside advisors. The Audit Committee has the sole authority to hire and terminate the independent registered public accountants. The Compensation and Management Development Committee, or Compensation Committee, has the sole authority to hire and terminate compensation advisors for senior management compensation review. The Governance Committee has the sole authority to hire and terminate search firms to identify director candidates and compensation advisors on directors’ compensation.

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Limitation on Number of Boards—A director who is currently serving as our Chief Executive Officer, or CEO, should not serve on more than four public company boards. No director should serve on more than six public company boards.

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Retirement Age—The Board has established a retirement age of 72. A director will retire from the Board on the day of the annual meeting of stockholders following his or her 72nd birthday. In December 2009, the Board waived the retirement age of 72 with respect to Dr. Baltimore. Dr. Baltimore is now entitled to stand for re-election to the Board until the 2012 annual meeting of stockholders.

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Change in Circumstances—If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the chairman of the Governance Committee. The Governance Committee determines whether to accept the resignation based on what it believes to be in the best interests of the Company and its stockholders.

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Board Evaluation—The Board has an annual evaluation process which focuses on the role and effectiveness of the Board. The Board completed such an evaluation in December 2010 and was satisfied with its performance. In addition, the Audit Committee, Compensation Committee, Compliance Committee and Governance Committee each conduct an annual evaluation of its respective committee’s effectiveness. The Audit Committee, Compensation Committee and Compliance Committee each completed its assessment in October 2010 and the Governance Committee completed its assessment in December 2010. Each committee was satisfied with its performance.

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Majority Votes—If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation policy as provided in our Amended and Restated Bylaws.

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Outside Relationships—Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

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Conflicts of Interest—If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board or the chairman of the Governance Committee. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

•	Independence—All of our non-employee directors are independent and all members of our Audit, Compensation, Compliance and Governance Committees are independent.

Director Qualifications and Review of Board Diversity

Our Governance Committee is responsible for determining Board membership qualifications and selects, evaluates and recommends to the Board nominees to fill vacancies as they arise. The Governance Committee does not maintain a diversity policy, but the Governance Committee considers diversity as one factor of many, as appropriate. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and for considering stockholder recommendations for nominees. The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix A. The Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Governance Committee reviews periodically with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, proposing the addition of members to the Board. Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, the ability to comply with the Amgen Board of Directors’ Code of Conduct and a demonstrated ability to think independently and work collaboratively. In addition, the Governance Committee considers, where necessary and appropriate, maintaining a Board that reflects diversity. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience and scientific and academic expertise, geography and personal backgrounds. All of our non-employee directors are considered independent. Each nominee also brings a strong and unique background as more specifically described under “ITEM 1 ELECTION OF DIRECTORS” above.

Leadership Structure and Risk Oversight

Leadership Structure

Our current leadership structure and governing documents permit the roles of Chairman of the Board, or Chairman, and CEO to be filled by the same or different individuals. The Board has currently determined that it is in the best interests of the Company to have one person serve as Chairman and CEO for the reasons stated below. As such, Mr. Sharer holds the position of Chairman and CEO.

Corporate Governance Structure. The Board believes our corporate governance structure, with its strong emphasis on Board independence and strong Board and committee involvement, provides sound and robust oversight of management.

Board Independence. At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

Composition of the Board. Eleven out of the twelve director nominees (over 91%) are independent as defined by The NASDAQ Stock Market LLC, or NASDAQ, listing standards and the requirements of the Securities and Exchange Commission, or SEC, with the one exception being our CEO. All of our directors are elected annually.

Key Committees Comprised of Independent Directors. The Audit Committee, the Compensation Committee, the Compliance Committee and the Governance Committee are each composed solely of independent directors and provide independent oversight of management. In addition, the Audit and Compensation Committees meet in executive session at all regular meetings, at least five times per year (with no members of management present, unless requested by the committee). Each of our committees effectively manages their Board delegated duties and communicates regularly with Mr. Sharer. In addition, the Compensation Committee has an effective process for monitoring and evaluating Mr. Sharer’s compensation and performance. Each committee chair reports to the full Board at each regular meeting of the Board.

Independent Directors Sessions. At each regularly scheduled Board meeting, the independent directors generally meet in an executive session without Mr. Sharer to review Company performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items. These independent sessions are organized and chaired by the presiding independent director, Mr. Herringer, the chairman of the Governance Committee. Mr. Herringer also serves as a regular communication channel between the independent directors and Mr. Sharer.

Annual Assessment. As part of the Board’s annual self-evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and its stockholders. As part of its December 2010 evaluation, the Board determined that combining the roles of Chairman and CEO is currently the best style of leadership for the Company.

Current Leadership Structure. Mr. Sharer holds the position of Chairman and CEO. The Board currently believes that the Company and its stockholders are best served by having Mr. Sharer serve in both positions. Mr. Sharer is most familiar with our highly complex and long-cycle business and the unique challenges we face in the current environment. The Board believes Mr. Sharer is best situated to set the agenda items and lead discussions on the important matters affecting us. Mr. Sharer’s wealth of knowledge regarding Company operations and the industries and markets in which we compete positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and CEO facilitates centralized Board leadership in one person so there is no ambiguity about accountability. This structure also eliminates conflict between two leaders and minimizes the likelihood of two spokespersons sending different messages.

In addition, the Board currently believes that a single person, acting in the capacities of Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. Mr. Sharer’s day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters. In short, the Board currently believes that the Company can more effectively execute its strategy and business plans to maximize stockholder value if our Chairman is also a member of the management team.

In this regard, the Board’s current leadership structure is consistent with the practice at many large U.S. companies. There is no consensus in the U.S. that separating the roles is a governance best practice nor that combining the roles adversely affects corporate financial performance. American companies have historically followed a model in which the chief executive officer also serves as chairman of the board; this is particularly true for larger companies where the complexities of the issues often warrant a combined position to ensure effective and efficient board meetings, information flow, crisis management and long-term planning.

Flexibility of Board. The Board is committed to high standards of corporate governance. The Board also values its flexibility to select, on a case-by-case basis, the style of leadership best able to meet the Company’s and stockholders’ needs based on the qualifications of the individuals available and circumstances existing at the time.

The Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including strategic objectives to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk oversight is not only understanding the risks that we face, through regular communications with senior management during Board and committee meetings regarding risk management, control and mitigation, but also understanding what level of risk is appropriate for our Company and how that level of risk may change over time or due to circumstances. We believe that the risk management areas that are fundamental to the success of our annual and strategic plans include certainty of supply, the direction and productivity of our product development efforts, legal and regulatory compliance and the reliability of public and private reimbursement systems, all of which are managed cross-functionally by senior executive management reporting directly to our CEO.

In order to assist our Board in overseeing our risk management, we have implemented an Enterprise Risk Management, or ERM, program, a Company-wide effort to identify, assess, manage, report and monitor enterprise risks and risk areas that may affect our ability to achieve our strategic objectives. The ERM program involves our Board, our management and other personnel and is overseen by one of our senior executive officers. Enterprise risks are identified by management and the business functions and, as discussed below, are overseen by the Board or appropriate Board committee. At least annually the Board and its committees discuss enterprise risks with our senior management and other staff members involved in our ERM program.

Our Board also engages in risk management discussions and considers risks to the Company as a part of the strategic planning process, the annual budget review and approval, the capital plan review and approval, other approval processes and through reviews of compliance issues in the appropriate committees of our Board as appropriate. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	•	Oversees financial risk, capital risk and financial compliance risk and internal controls over financial reporting.

Corporate Responsibility and Compliance Committee	•	Oversees non-financial compliance risk, such as regulatory risks and compliance with the staff member Code of Conduct.

Compensation and Management Development Committee	•	Ensures that the right management talent is in place. Oversees our compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Governance and Nominating Committee	•	Oversees the assessment of each member of the Board’s independence, as well as the effectiveness of our Board of Directors Corporate Governance Principles and Board of Directors’ Code of Conduct.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees above, which reports often provide considerable detail on risk management issues and management’s response.

Compensation Risk Management

In 2010, management, working with the Compensation Committee’s independent compensation consultant, conducted an assessment of the Company’s compensation policies and practices for all staff members for material risk to the Company. The results of this assessment were reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, we believe that, through a combination of risk-

mitigating features and incentives guided by relevant market practices and Company-wide goals, our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

In evaluating our compensation policies and practices, a number of factors were identified which the Company, the Compensation Committee and its independent consultant believe discourage excessive risk-taking, including the factors described below:

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Our compensation programs consist of a mix of incentives that are tied to performance periods and are designed to balance our need to drive our current performance with the need to position the Company for longer-term success.

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Of this mix of incentives, Company-wide results are the most important factor in determining the amount of an incentive award for each of our staff members. Additionally, we limit short-term incentives and make long-term incentive, or LTI, equity awards a component of compensation for all staff members. In particular, the CEO and the other Named Executive Officers, or NEOs, participate in compensation plans that are designed so that over two-thirds of their compensation is in the form of LTI equity awards to ensure that a significant portion of their compensation is associated with long-term outcomes rather than short-term outcomes, which aligns these individuals with stockholder interests.

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We employ strong practices with respect to equity awards: we do not award mega-grants, discounted stock options or immediately vesting stock options to staff members; we have grant guidelines that generally limit the time period in which we can make equity grants to two business days after our announcement of quarterly earnings and we prohibit staff members from hedging the economic risk of our Company’s Common Stock.

•	We have robust stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Company’s Common Stock.

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For the portion of compensation that is based on individual performance, our Company values and leadership behaviors are an integral part of the performance assessments of our staff members and are particularly emphasized in our assessment tools at higher levels in the Company.

•	The Compensation Committee retains full discretion to reduce or eliminate annual cash incentive awards to our executive officers and can modify, and has modified, awards downwards.

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We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

Code of Ethics and Business Conduct

Our Board has adopted two codes of business conduct and ethics, one that applies to our directors and the second which applies to all of our staff members, including our executive officers. The Company also has a Code of Ethics for Senior Financial Officers. To view our codes of conduct please visit our website at www.amgen.com(1). We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. There were no waivers of either of the codes of conduct or the code of ethics in 2010.

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

Board Independence

At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of NASDAQ and the requirements of the SEC. Mr. Sharer is not independent based on his service as our CEO. Mr. Sharer is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed transactions and relationships between the director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. Specifically, the Board considered the following types of relationships and transactions, among others: (i) principal employment of and other public company directorships held by each non-employee director, which are set forth in “ITEM 1 ELECTION OF DIRECTORS” above; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% stockholder and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any other public company for which the non-employee director serves as a director. All identified transactions that appear to relate to the Company and/or its subsidiaries or affiliates and an entity with a known connection to a director are presented to the Board for consideration. The Board’s independence determinations included reviewing the following transactions and arrangements:

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Drs. Coffman, Henderson, Omenn and Sugar and Messrs. Biondi, Gluck, Herringer and Schaeffer are members of the board of directors or board of trustees of companies (or healthcare institutions) with which we do business, but our directors in their capacity as directors of such other companies did not provide advice or services to us.

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Drs. Baltimore, Coffman, Henderson, Omenn and Sugar and Messrs. Gluck, de Carbonnel and Schaeffer and Ms. Pelham have each served as a professor, trustee, director or advisory board member for one or more colleges and universities or one or more non-profit, charitable organizations and/or research or scientific institutions. We have a variety of dealings with these institutions and entities, including:

•	Research and development, including specialized lab services;

•	The Amgen Foundation, Inc. grants and charitable matching contributions; and

•	Fellowship stipend support for graduate student research, independent medical education and health care sponsorships and programs.

None of our directors has any direct or indirect interest in any of these transactions and arrangements and the Board determined that these transactions and arrangements did not warrant a determination that the director was not independent.

Board Meetings

The Board held nine meetings in 2010 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. Dr. Sugar was appointed to the Board in July 2010 and attended all meetings of the Board and the committees on which he served after the date of his appointment. The independent members of the Board generally meet in executive session without management at all regularly scheduled meetings of the Board. The chairman of the Governance Committee presides at such meetings. We and the Board expect all directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the then-current members of the Board were present at our 2010 annual meeting of stockholders.

Board Committees and Charters

The Board’s standing committees are: Audit Committee, Compensation Committee, Compliance Committee, Equity Award Committee, Executive Committee and Governance Committee. The Board maintains charters for each of these standing committees. In addition, the Board has adopted a written set of corporate governance principles and a Board of Director’s code of conduct that generally formalize practices we have in place. To view the charters of the committees named above, the corporate governance principles and the Board of Directors’ code of conduct, please visit our website at www.amgen.com(1).

Audit Committee

The Audit Committee met nine times in 2010. Mr. Biondi serves as chairman and Ms. Pelham, Mr. de Carbonnel and Drs. Baltimore, Coffman and Omenn currently serve as members of the Audit Committee. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. The Board has also determined that each of Messrs. Biondi and de Carbonnel and Dr. Coffman is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation Committee met nine times in 2010. Mr. Gluck serves as Chairman and Adm. Reason, Messrs. Choate, Herringer and Schaeffer and Dr. Sugar currently serve as members of the Compensation Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC. Dr. Sugar was appointed to the Compensation Committee in July 2010.

The Compensation Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s compensation plans, policies and programs, especially those regarding executive compensation. The Compensation Committee is responsible for ensuring that the Company’s compensation programs are designed to encourage high performance, promote accountability and adherence to Company values and the staff member code of conduct and align with the interests of the Company’s stockholders. The Compensation Committee is also responsible for ensuring that the executive management development processes are designed to attract, develop and retain talented leadership to serve the long-term best interests of the Company. The Compensation Committee is also responsible for overseeing the Board’s relationship with stockholders on executive compensation matters, including stockholder proposals, advisory votes, communications with proxy advisory firms and related matters.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

•	Compensation for our executive officers, including our NEOs, is generally determined annually in March.

•

With respect to our CEO, during the first calendar quarter of each year the Compensation Committee reviews and approves Company goals and objectives for the current year and evaluates the CEO’s performance in light of the Company goals and objectives established for the prior year. The Compensation Committee evaluates the performance of the CEO within the context of the overall performance of the Company, considers competitive market data and establishes the CEO’s

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

compensation based on this evaluation. The values of each component of total compensation (base salary, target annual cash incentive awards and equity awards) for the current year, as well as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year) are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

Our Compensation Committee determines compensation for certain other executive officers, including executive officers pursuant to the Securities Exchange Act of 1934, based on the recommendations of our CEO regarding base salary, annual cash incentives and annual equity awards. The Compensation Committee has typically followed these recommendations.

•

In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. For each NEO, the Compensation Committee reviews the compensation levels and practices of a peer group consisting of biotechnology and pharmaceutical companies.

•

During 2010, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or Cook & Co. or the consultant, an independent consultant, to provide advice regarding executive compensation, market data as requested, opinions on the appropriateness and competitiveness of our executive compensation programs relative to market practice, consult on various compensation matters and recommend compensation designs and practices. Cook & Co. reported directly to the Compensation Committee. Cook & Co. works with the cooperation of management to conduct an assessment of the risks arising from our compensation policies and practices. Management interacts with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, coordinates payment to the consultant out of the Board’s budget, notifies the consultant of upcoming agenda items or makes the consultant aware of regular or special meetings of the Compensation Committee. Cook & Co. attends regularly scheduled meetings of the Compensation Committee (including meeting in executive session with the Compensation Committee, as requested).

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2010.

•	The Compensation Committee holds executive sessions (with no members of management present, unless requested by the Compensation Committee) at each of its regular meetings.

Equity Award Committee

The Equity Award Committee met four times in 2010. Mr. Gluck serves as chairman and Messrs. Choate and Sharer currently serve as members of the Equity Award Committee. Our Board has delegated to the Equity Award Committee the responsibility for determining equity-based awards to vice presidents and below who are not Section 16 officers and the Equity Award Committee has the authority to make equity-based awards to such eligible staff members for purposes of compensation, retention, promotion and commencement of employment under the Company’s plans and programs, consistent with the equity grant guidelines reviewed annually by the Compensation Committee. In addition, the Equity Award Committee delivers a report to the Compensation Committee for report to the Board summarizing the equity-based awards made by the Equity Award Committee.

Governance and Nominating Committee

The Governance Committee met five times in 2010. Mr. Herringer serves as chairman and Drs. Baltimore, Coffman, Henderson and Sugar, and Messrs. de Carbonnel, Choate and Gluck currently serve as members of the Governance Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC. Dr. Sugar was appointed to the Governance Committee in July 2010.

The Governance Committee is responsible for developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board and its committees and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this proxy statement as Appendix A. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “—Communication with the Board” below. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive officers and certain other officers.

The Governance Committee also oversees the corporate governance and Board membership matters of the Company. Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee may determine to make recommendations to our Board regarding possible changes to director compensation. The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2010.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation.

•	The Governance Committee reviewed an analysis of the current director compensation program in 2010 and determined at that time to make no changes.

Corporate Responsibility and Compliance Committee

The Compliance Committee met five times in 2010. Mr. Schaeffer serves as chairman and Drs. Henderson and Omenn, Ms. Pelham and Adm. Reason serve as members of the Compliance Committee.

The Compliance Committee is responsible for overseeing our compliance program and reviewing our programs in a number of areas governing ethical conduct including: good manufacturing, clinical and laboratory practices; drug safety and pharmacovigilance activities; interactions with members of the healthcare community; environment, health and safety; human resources and government affairs. Additionally, the Compliance Committee receives regular updates on political, social and environmental trends, and public policy issues that may affect our business or public image, and reviews our environmental sustainability, political and philanthropic activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable laws and regulations. We have codes of conduct for our officers, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include developing policies and procedures, providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee did not meet in 2010. Mr. Sharer serves as chairman and Messrs. Biondi, Choate, Gluck, Herringer and Schaeffer currently serve as members of the Executive Committee. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters, including Board composition and compensation, changes to our Certificate of Incorporation or any other matter expressly prohibited by law or our Certificate of Incorporation.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the Governance Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2011 Annual Meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee

of the

Board of Directors

Frederick W. Gluck, Chairman

Jerry D. Choate

Frank C. Herringer

J. Paul Reason

Leonard D. Schaeffer

Ronald D. Sugar

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for our Named Executive Officers, or NEOs, identified in the “Summary Compensation Table.”

2010 COMPENSATION AND MANAGEMENT DEVELOPMENT HIGHLIGHTS

•

The Company made significant changes within our NEO group during 2010. To effect the succession plans established by our Compensation and Management Development Committee, or Compensation Committee, and endorsed by our Board of Directors, or Board, Robert A. Bradway, was promoted to President and Chief Operating Officer from the position of Executive Vice President and Chief Financial Officer, or CFO. To replace Mr. Bradway as CFO, Jonathan M. Peacock was identified and successfully recruited and commenced employment in 2010.

•

Delivery of positive results against our 2010 Company goals resulted in above-target annual cash incentive award payouts. Performance against the 2010 Company financial (revenue and adjusted earnings per share, or EPS, growth) and operational goals set by the Compensation Committee yielded a composite score of 139.1% for our annual cash incentive award programs.

•

Our stock price performance over the 2008-2010 performance period resulted in below-target performance unit payouts under our performance award program. Because our actual 2008-2010 performance period compound annual total shareholder return, or TSR, of 3.7% was less than our target goal of 8% per year, our performance unit payout for this performance period was 73% of target performance units granted (versus a maximum opportunity of 200%). This result demonstrates the alignment between our compensation programs and the value created for our stockholders.

•

We continued to deliver the largest portion of NEO target total direct compensation in the form of long-term incentive, or LTI, equity awards. In 2010, more than two-thirds of the total target value of the three primary elements of NEO compensation – base salaries, annual cash incentive awards and LTI equity awards – was delivered in the form of LTI equity awards, continuing our emphasis on long-term pay-for-performance. For our Chief Executive Officer, or CEO, the ratio exceeded 75%.

•	We amended our Change of Control Severance Plan in December 2010 to align more closely with current governance best practices. These modifications to our Change of Control Severance Plan consisted of:

•	Reducing the cash severance multiple for the CEO and all other NEOs from three to two times annual cash compensation;

•	Eliminating the excise tax reimbursement feature of the plan, sometimes referred to as a “partial gross-up,” so that there are no tax gross-ups provided under the plan;

•

Simplifying the calculation of annual cash compensation by including in the severance formula only a participant’s targeted annual cash incentive award (instead of the higher of such targeted annual cash incentive award or the actual average annual cash incentive award for the three years preceding the change of control) to further reduce the estimated amount of severance paid; and

•

Removing the stock option acceleration value offset, which is an uncommon practice and which is not as meaningful with the elimination of the single-trigger acceleration for new equity awards discussed below.

•

Separately, the Compensation Committee also determined that future grants of stock options, or options, and restricted stock units, or RSUs, will only accelerate upon a “double-trigger” in the event of a change of control. Beginning with our 2011 annual LTI equity award grants, both a change of control of the Company and a termination of employment must occur in order for vesting to accelerate. Options and RSUs granted before April 2011 remain subject to “single-trigger” vesting terms.

•

We revised our LTI equity award program design for 2011 to increase our alignment with longer-term stockholder interests and to ensure that we continue to compete effectively in the market in attracting, retaining and motivating a talented workforce. Specific changes included:

•

Increasing the weighting of performance units from 40% to 50% of the target annual LTI equity award grant value and eliminating all one-year performance measures, focusing solely on three-year TSR versus the average TSR of the companies in our Peer Group (as defined below) for the performance period commencing in 2011 under our performance award program (as discussed below).

•

Lengthening the vesting schedules for options and RSUs so that vesting occurs in approximately equal amounts on the second, third and fourth anniversaries of the grant date. Our performance unit grants continue to vest in their entirety after three years based on our performance, making the average time to full vesting for all of our LTI equity award grants equal to three years.

•

Balancing the weightings of options and RSUs at 25% (each) of the target annual grant value, which, in conjunction with 50% weighting of performance units, provides an overall program focused heavily on relative and absolute stock price performance along with an appropriate element of retention.

EXECUTIVE COMPENSATION OBJECTIVES

Our executive compensation program is designed to achieve the following objectives:

•

Pay-for-performance in a manner that strongly aligns with stockholder interests by rewarding performance on both a short- and long-term basis. Other than our base salary program and RSUs, all of our executive cash and equity compensation programs for 2010 depended directly on achieving our performance goals, growth in the price of our Common Stock or both. We generally do not offer plans, such as defined benefit or traditional executive supplemental defined benefit pension plans, that deliver significant value without regard to individual performance or the performance of the Company.

•

Attract, motivate and retain the highest level of executive talent by paying them competitively, consistent with their roles and responsibilities, our success and their contributions to this success. To attract and retain executive talent with proven skills and experience, we believe that our compensation programs must be competitive and compare favorably to those offered by other companies with which we compete for a limited pool of executive talent; and

•

Consider all Amgen staff members by taking into account their compensation treatment in the design of our executive compensation programs, so that we have a consistent approach to rewarding all staff members who contribute to our success. This approach has resulted in virtually all of our staff members being eligible for and receiving annual cash incentive awards and annual LTI equity award grants based on our performance and their contributions to our performance. Our NEOs participate in the same healthcare and other benefit plans, including our retirement and savings plans, Retiree Medical Savings Account Plan and Retiree Health Access Plan, as all of our U.S.-based staff members.

We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company and are aligned with the creation of long-term stockholder value. We have in place certain key safeguards to mitigate potential compensation-related risk to the Company. These include our clawback policy, which applies to past cash or equity compensation payouts awarded to executive officers, and our executive stock ownership guidelines, which are designed to require executives to hold significant amounts of the Company’s equity and further align executive officers with the interests of our stockholders and our long-term success.

PRIMARY ELEMENTS OF NAMED EXECUTIVE OFFICER COMPENSATION

Our executive compensation program, in which all of our NEOs participate, is comprised of three primary elements – base salaries, annual cash incentive awards and LTI equity awards. The sum of these three elements at target levels of our performance is referred to as target total direct compensation, or Target TDC. The following table displays our 2010 Target TDC weightings for our NEOs. If we miss target levels of achievement for the goals discussed below, payouts from the annual cash incentive award and performance-based LTI equity awards are reduced accordingly, whereas above-target awards are realized only if we exceed target levels of achievement for the goals.

Primary Elements of Named Executive Officer Compensation(1)	Purpose
Base Salaries – Base salary levels for NEOs are typically set on an annual basis in March, but may also be adjusted at the time of a promotion or job change.	• Provide a degree of financial certainty and stability. • Recognize competitive market conditions and/or reward individual performance through periodic increases.

Annual Cash Incentive Awards – Awards are made under the Executive Incentive Plan, or EIP, typically in March, and are determined by the Compensation Committee generally using pre-established Company goals and results measured under the Global Management Incentive Plan, or GMIP.

      •   Motivate our NEOs to meet or exceed annual Company goals, drive our current performance and position us for longer-term success.

      •   Align NEOs’ goals with the GMIP Company goals, as virtually every staff member worldwide is eligible to earn an annual cash incentive award based on these same GMIP Company goals.

LTI Equity Awards – 2010 LTI equity awards for our NEOs were 40% performance units, 40% options and 20% RSUs.

      •   Provide incentive for the achievement of strategic and financial objectives and the resulting increase in our Common Stock price over the long-term.

      •   Comprise the majority of Target TDC for our NEOs to place greater emphasis on performance-based pay, alignment with stockholder interests and long-term retention.

(1)	Calculated using (i) the “Salary” column from the “Summary Compensation Table,” (ii) the target annual cash incentive award in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – Target” column in the table in footnote 3 to the “Grants of Plan-Based Awards” table and (iii) the grant date fair value of annual grants of options, RSUs, and performance units approved on March 3, 2010 in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table. Messrs. Peacock and Kelly are not included in the pie charts because Mr. Peacock commenced employment with our Company in September 2010 and Mr. Kelly served in an NEO capacity for only a portion of 2010.

HOW COMPENSATION DECISIONS ARE MADE FOR OUR NAMED EXECUTIVE OFFICERS

The table below delineates the roles of the primary participants in determining compensation for our NEOs.

Responsible Party	Roles and Responsibilities
Compensation Committee (Comprised solely of independent directors and reports to the Board)

      •    Evaluates the performance of the CEO within the context of the overall performance of the Company.

      •    Has sole authority to determine and approve compensation packages for our NEOs.

      •    Reviews and approves all programs in which our NEOs participate, including equity and retirement plans.

      •    Oversees the development of our CEO and our other NEOs and effective succession planning.

      •    Oversees the Board’s relationship with stockholders on executive compensation matters.

Consultant to the Compensation Committee (Frederic W. Cook & Co. – independent consultant retained directly by the Compensation Committee to assist it in performing its responsibilities)

At the Compensation Committee’s request:

      •    Regularly attends Compensation Committee meetings (including meeting in executive session with the Compensation Committee).

      •    Provides market data, as requested.

      •    Provides opinions on the appropriateness and competitiveness of our compensation programs relative to market practice, including advising the Compensation Committee on the selection of our Peer Group companies.

      •    Consults on various compensation matters and recommends compensation program designs and practices.

      •    Works with the cooperation of management to conduct an assessment of the risks arising from our compensation policies and practices.

Chairman and CEO (Assisted by the Senior Vice President, Human Resources and other Company staff members)	• Conducts performance reviews for the other NEOs and makes recommendations to the Compensation Committee with respect to the other NEOs’ compensation.

Use of Compensation Committee Consultant

To assist the Compensation Committee in its review and determination of executive compensation, the Compensation Committee retained and sought advice from Frederic W. Cook & Co., or Cook & Co., an independent consultant, throughout 2010 and to date in 2011. A Cook & Co. consultant worked directly with the Compensation Committee in the role described in the table above.

In addition to the services directed by the Compensation Committee related to executive compensation, Cook & Co. also may provide services to the Governance and Nominating Committee related to director compensation at their request, although no such services were performed in 2010 and have not been performed to date in 2011. The Company purchases proprietary executive compensation survey data from Cook & Co. on a periodic basis, but does not engage Cook & Co. for any other services to the Company. The surveys purchased by the Company are not customized. During 2010, the Compensation Committee, as in past years, directed the nature of the communications and interchange of data between Cook & Co. and our staff members.

Peer Group Company Market Information

The Compensation Committee believes that, given the unique complexity of our industry and our industry’s long product development cycle and focus on innovation, Peer Group company market information (as contrasted to market information from a broader group of large companies) is the most appropriate standard for use in measuring the competitive market for executive talent. The Compensation Committee compares our pay levels and programs to those of our Peer Group and uses this comparative data as a reference point in its review and determination of compensation. Our approach also considers competitive compensation practices and other relevant factors in setting pay as opposed to simply establishing target levels of compensation at specific benchmark percentiles. Information regarding the composition and selection of our Peer Group is set forth later in this Compensation Discussion and Analysis.

Target Annual Cash Compensation

Target annual cash compensation is the sum of the executive officer’s base salary and target annual cash incentive award and is typically set for the year in March, unless an executive officer is subsequently promoted to a higher-level position later in the year. While the Compensation Committee makes separate base pay and target annual cash incentive award decisions for each NEO based upon criteria described herein, its practice is to review the resulting combination of the decisions, or the target annual cash compensation, as a key metric for comparing our annual compensation to the Peer Group. In general, the Compensation Committee sets the base salary for a person who remains in the same position within the salary range for that grade level (based on a number of factors described below) in combination with the target annual cash incentive award for the grade level around the Peer Group median in order to properly balance fixed compensation (base salary) and performance-based compensation (the target annual cash incentive award). The Compensation Committee compares target annual cash compensation for each NEO to the most recent Peer Group market data for comparable positions available at that time.

In early 2010, the Compensation Committee set the target annual cash compensation for each NEO around the Peer Group median as follows:

Named Executive Officer	2010 Amgen Target Annual Cash($)	Peer Group Median Target Annual Cash($)(1)	Difference vs. Peer Group Median Over/(Under)(%)
Kevin W. Sharer	4,375,000	4,279,675	2.2
Robert A. Bradway(2)	1,652,400	1,689,580	(2.2)
Fabrizio Bonanni	1,476,000	n/a(3)	n/a(3)
George J. Morrow	1,830,600	n/a(3)	n/a(3)
Roger M. Perlmutter	1,726,200	1,699,905	1.5

(1)	Reflects data from the 2009 Towers Perrin Pharmaceutical Human Resources Association, or PHRA, Executive Compensation Survey.

(2)	Reflects data for Mr. Bradway’s position as Executive Vice President and CFO.

(3)	No comparable job included in the 2009 Towers Perrin PHRA Executive Compensation Survey.

Subsequently, in April 2010, the Board appointed Mr. Bradway to serve as our President and Chief Operating Officer, a new position, and Michael A. Kelly was appointed to serve as our Acting Chief Financial Officer as a search commenced for a CFO. In response to such changes in responsibilities, the Compensation Committee increased Mr. Bradway’s target annual cash compensation to recognize his additional responsibilities. The Compensation Committee considered the additional factors discussed in the table below in concluding that an increase in total target annual cash compensation from approximately $1.65 million to $2 million, representing a 21% increase, was warranted. In September 2010, Mr. Peacock joined as our Executive Vice President and CFO and Mr. Kelly was appointed as our Vice President, International Finance (the position he was scheduled to assume prior to agreeing to serve as Acting Chief Financial Officer). The Compensation Committee set Mr. Peacock’s initial target annual cash compensation at a level sufficient to attract him from his then-current employer (between the 25th and 50th percentiles of the Peer Group market data). The adjusted target annual cash compensation amounts for Messrs. Bradway and Peacock are shown in the table below:

Named Executive Officer	2010 Amgen Target Annual Cash($)	Peer Group Median Target Annual Cash($)	Difference vs. Peer Group Median Over/(Under)(%)
Robert A. Bradway(1)	2,000,000	n/a	n/a
Jonathan M. Peacock	1,440,000	1,556,400(2)	(7.5%)

(1)	In determining Mr. Bradway’s 2010 target annual cash compensation, the Compensation Committee reviewed selected data for the second highest paid executive from Peer Group proxy statements filed as of April 23, 2010, the date of the Compensation Committee meeting approving his compensation, as discussed more fully below under “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Base Salaries” and “—Annual Cash Incentive Awards.” The information is not shown in the table above because the data does not represent Peer Group median market data for the President and Chief Operating Officer position.

(2)	Peer Group median target annual cash data shown for the CFO position was taken from 2010 proxy statements and Form 20-F statements filed with the Securities and Exchange Commission, or SEC.

ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS

Base Salaries

The base salary for each staff member, including NEOs, is managed within the range of base salaries set for that staff member’s level. Generally, in March of each year, the base salary range for each level and the specific base salaries for the NEOs are set based upon the Compensation Committee’s review of the Peer Group base salary data available for each NEO position. Data reviewed typically includes the 25th, 50th and 75th percentile data, our performance, market conditions and such other factors the Compensation Committee deems relevant. Additionally, our CEO engages in a discussion with the Compensation Committee concerning his assessment of the performance of each NEO and his recommendations regarding any salary adjustments for them. With reference to the Peer Group base salary market data, the Compensation Committee then uses our CEO’s evaluation of each NEO’s performance, information with respect to each person’s experience and other qualifications, and the base salary adjustment recommendation made by the CEO in determining each NEO’s base salary within the salary range. NEOs have no expectation or guarantee of a base salary increase and no pre-established formulaic base salary increases are granted.

In March 2010, the Compensation Committee engaged in extensive discussions regarding executive compensation and assessed the market competitiveness of each of the then-NEO’s base salary and such officer’s performance as well as, but to a lesser degree, the Company’s overall performance. After their discussions, the Compensation Committee determined that maintaining each NEO’s relative internal and external base salary positioning for 2010 was appropriate. As such, the Compensation Committee granted base salary increases ranging between 2.5% and 2.9% to each NEO which was in alignment with the expected median base salary increase for executive officers of our Peer Group and consistent with the general approach taken for our U.S.-based staff member population.

The base salary adjustments approved and implemented in March 2010 are shown in the table below:

Named Executive Officer	2009 Base Salary($)	2010 Base Salary Range($)	2010 Base Salary($)	2010 Annual Base Salary Increase(%)
Kevin W. Sharer	1,700,000	1,257,200 – 2,765,800	1,750,000	2.9
Robert A. Bradway	895,000	591,600 – 1,301,500	918,000	2.6
Fabrizio Bonanni	800,000	591,600 – 1,301,500	820,000	2.5
George J. Morrow	992,000	591,600 – 1,301,500	1,017,000	2.5
Roger M. Perlmutter	935,000	591,600 – 1,301,500	959,000	2.6

As described above, effective in May 2010, the Board appointed Mr. Bradway to serve as the Company’s President and Chief Operating Officer, a new position, and Mr. Kelly was appointed to serve as our Acting Chief Financial Officer as a search commenced for a CFO. In response to such changes in responsibilities, the Compensation Committee deliberated and increased Messrs. Bradway’s and Kelly’s respective base salary. Mr. Bradway’s increase was determined after a review of his new responsibilities and of selected data for the second highest paid executive from 2010 Peer Group proxy statements filed as of April 23, 2010, the date of the Compensation Committee meeting approving his compensation. The data showed an average base salary of approximately $1,000,000 for such group when adjusted for average projected executive pay raises (approximately 3.5%) for 2010. Mr. Kelly’s increase was determined based on management’s proposal to improve his base salary relative to appropriate internal comparators given the scope and scale of his interim and ongoing responsibilities and his ongoing contribution to the success of the Company. In September 2010, Mr. Peacock was appointed to serve as our Executive Vice President and CFO and Mr. Kelly was appointed as our Vice President, International Finance. The Compensation Committee set Mr. Peacock’s initial base salary at a level sufficient to attract him from his then-current employer, which approximated the 25th percentile of Peer Group base salary data as previously described. The adjusted base salary amounts in connection with these changes are shown in the table below:

Named Executive Officer	2010 Base Salary after Annual Increase($)	2010 Base Salary Range($)	2010 Base Salary after 2010 Additional Increases($)	Increase(%)
Robert A. Bradway	918,000	591,600 – 1,301,500	1,000,000	8.9
Jonathan M. Peacock(1)	n/a	591,600 – 1,301,500	800,000	n/a
Michael A. Kelly	446,505	227,400 – 500,300	490,000	9.7

(1)	Mr. Peacock was not an employee in 2009. He commenced employment as our Executive Vice President and CFO effective September 1, 2010.

In March 2011, each NEO, with the exception of Mr. Peacock, received a base salary increase of approximately 2.8%. These increases were generally intended to maintain each NEO’s relative positioning as compared to the Peer Group. Mr. Peacock received a base salary increase of approximately 5.0%, which was intended to move his base salary closer to the Peer Group median. With the exception of Mr. Peacock, the size of these increases was consistent with the increases granted to our U.S.-based staff members.

Annual Cash Incentive Awards

Annual cash incentive awards to our NEOs are generally made under our EIP which employs a formula that generates a maximum award for each participant. Actual awards are determined using pre-established Company goals and results measured under our GMIP. EIP participants are determined by the Compensation Committee during the first 90 days of the applicable calendar year. Messrs. Peacock and Kelly were not participants under the EIP because Mr. Peacock had not commenced employment with the Company and Mr. Kelly was not at a job level eligible for the EIP at the time participants were determined for 2010. The EIP definition of adjusted net income, the maximum award payable to each participant under the EIP, the GMIP Company goals and the target annual incentive award for the CEO and each other NEO (as a percentage of salary) are also determined by the Compensation Committee during the first 90 days of the applicable calendar year. The maximum award for each participant under the EIP is based on our adjusted net income, as defined in the EIP(1). The maximum award payable under the EIP to our CEO for 2010 was set at 0.125% of the defined amount, with the maximum award payable to each of our other EIP eligible NEOs set at 0.075% of the defined amount. The Compensation

(1)	For 2010, adjusted net income for purposes of EIP was defined as net income determined under U.S. generally accepted accounting principles, adjusted for the following: the impact of changes in accounting principles; expenses and related costs incurred in connection with business combinations; non-cash interest expense on our convertible debt; stock option expense; losses and related costs incurred with respect to legal and contractual settlements; losses on disputes with tax authorities; expenses incurred in connection with restructurings and related actions; asset impairment charges and losses incurred on discontinued operations.

Committee’s practice has been to exercise negative discretion from the calculated EIP maximum award payable to each individual by using the GMIP Company goals score and the participant’s target annual cash incentive award in making its determination of the actual award amount paid. This approach is not purely formulaic, as the Compensation Committee also considers the contributions of each participant to our success during the performance period. Annual cash incentive awards are paid in March of the year following the EIP and GMIP performance periods.

The Compensation Committee did not increase the 2010 target annual cash incentive award percentages in 2010 because the percentages continued to be appropriate and in line with Peer Group market data, except for the target annual cash incentive award percentage for Mr. Bradway which was increased from 80% of base salary to 100% of base salary in connection with his appointment as President and Chief Operating Officer in May of 2010. This change was made after the Compensation Committee reviewed selected data for the second highest paid executive from 2010 Peer Group proxy statements as of April 23, 2010, the date of the Compensation Committee meeting approving Mr. Bradway’s compensation. This data showed an average target annual cash incentive award for such group of approximately 100% of base salary. The 2010 target annual cash incentive award percentage for our CEO is 150% of base salary, for Mr. Bradway is 100% of base salary, for Mr. Kelly is 40% of base salary and for the other NEOs is 80% of base salary. Upon Mr. Peacock’s appointment as Executive Vice President and CFO in September 2010, his target annual cash incentive award was set at 80% of base salary under the GMIP, consistent with the award target for all of our other Executive Vice Presidents as well as with the most recent Peer Group market data for his position.

2010 GMIP Company Goals

The GMIP Company goals approved by the Compensation Committee for 2010 were “Deliver Financially,” “Advance Denosumab,” “Deliver the Best Pipeline” and “Expand Internationally.” These Company goals were selected to retain the emphasis on financial performance (60% weighting), while focusing the remaining goals on other factors critical to our clinical and commercialization success. While all of these goals measure single-year performance, taken as a whole, they are intended to positively position us for both short- and long-term success:

•

The 2010 “Deliver Financially” goals (Revenue and Adjusted EPS) are equally focused on top- and bottom-line growth, and were assigned the largest weighting of any goal category, consistent with the fundamental importance of financial performance to us and our stockholders over the longer-term.

•

The “Advance Denosumab” goals for 2010, comprised of the Prolia® launch and denosumab oncology filing, were chosen to focus efforts on obtaining timely regulatory approvals for Prolia®, preparing for successful domestic and international product launches for Prolia® in Post-Menopausal Osteoporosis, or PMO, and ensuring a timely Skeletal Related Events, or SRE, oncology filing to position our most significant near-term product candidate for success over the near- and longer-term.

•

“Deliver the Best Pipeline” goals measured progress on both early- and later-stage product candidates to focus us on delivering a robust product pipeline at all stages of the development continuum, which we believe is critical to our continued success over the longer-term.

•

“Expand Internationally” was chosen as a 2010 goal category to highlight the importance of accomplishing a series of current-year objectives to commercialize existing products in key new markets and to further expand our business into emerging markets.

All of these goal categories are relevant to the creation of stockholder value both in the near- and longer-term, especially in the areas of international expansion and the advancement of Prolia® and denosumab. Threshold performance for the non-financial primary metrics, which are often expressed in milestones, are more subjective in nature than are the financial metrics and could result in a very small payout percentage (less than 1% of target) for that measure. Maximum performance under each measure results in earning 225% for that measure. The table below illustrates the weighting of each goal and our actual performance for 2010:

Deliver Financially (60%)—Achieved 148.7%
	Threshold	Target	Maximum	Achieved
Revenue (30%)	$14,352 million	$15,102 million	$15,852 million	$15,053 million revenue Achieved – 95%
GMIP Adjusted EPS(1)(30%)	$4.74	$4.99	$5.24	$5.21 adjusted EPS Achieved – 202%

Advance Denosumab (20%)—Achieved 147.7%
		Result	Achieved
Prolia® (Denosumab) Launch (12%)	•	U.S. Food and Drug Administration, or FDA, (June 1, 2010) and European Medicines Agency, or EMA, (May 28, 2010) approvals achieved.	96%
	•	U.S. launch targets exceeded for medical doctor education program (greater than 20,000 doctors) versus plan and Medicare Part B acceptance by Medicare contractors. Target met for medical doctors’ intent to prescribe.
	•	International launch targets not met due to delay of EMA approval.
Denosumab Oncology Filing (8%)	•	Early completion of FDA (May 14, 2010) and EMA (June 4, 2010) filings for denosumab for SREs. U.S. priority review granted on July 16, 2010.	225%

Deliver the Best Pipeline (15%)—Achieved 92.0%
		Result	Achieved
Execute Key Clinical Studies/Activities (10%)	•	Achieved critical milestones on 24 of 32 key clinical programs.	88%
Early Pipeline Advancement (5%)	•	Advanced 8 new product strategy teams.	100%
	•	Initiated 4 first-in-human studies.
	•	1 program moved through the early-to-late portal.

(1)	For 2010, GMIP Adjusted EPS reflects adjustments for (i) any changes in tax law or accounting principles, the discontinuation or operations or the recording of any extraordinary items or (ii) any (a) merger, acquisition, and investment or asset related expenses, gains and losses, (b) asset impairment charges, (c) restructuring charges, (d) gains or losses from litigation, arbitration and contractual settlements, (e) non-cash interest expense on our convertible debt or (f) stock option expense, each net of tax.

Expand Internationally (5%)—Achieved 131.6%
	Result	Achieved

Commercialize Existing Products in New Markets (3%)	• Achieved 103% of 2010 revenue target for these markets. • Achieved 33 new filings. • Successful implementation of the Amgen/GlaxoSmithKline plc partnership.	186%

Enter Key Emerging Markets (2%)	• Achieved timely filing of denosumab for PMO only in Mexico, Russia and Turkey. • Launched Nplate® in Mexico and Russia and Vectibix® in Russia.	50%

Our performance against the 2010 GMIP Company goals (as shown in the table above) yielded a composite score of approximately 139%. Although the Compensation Committee has the discretion under the EIP to deviate from the GMIP Company goals composite score in determining the actual awards for Mr. Sharer and the other NEOs, the Compensation Committee did not make any such adjustments for 2010.

The following actual annual cash incentive awards were paid to our NEOs under the EIP and the GMIP at approximately 139% of target:

Named Executive Officer	Target 2010 Award($)	Actual 2010 Award($)
Kevin W. Sharer	2,610,577	3,635,000
Robert A. Bradway	963,723	1,340,000
Jonathan M. Peacock(1)	192,000	267,000
Michael A. Kelly	188,568	262,000
Fabrizio Bonanni	652,923	910,000
George J. Morrow	809,754	1,127,000
Roger M. Perlmutter	763,508	1,065,000

(1)	Because Mr. Peacock commenced employment with us in September 2010, he received a pro-rata share of his 2010 eligible annual cash incentive award.

In addition to the pro-rata GMIP award shown for Mr. Peacock in the table above, he also received a sign-on bonus in the amount of $1,000,000. Based on estimates made at the time, approximately $400,000 of the total amount of the sign-on bonus was intended to offset the loss of Mr. Peacock’s 2010 bonus through September 1, 2010 from his then-current employer as the result of his departure. The remaining $600,000 was intended to serve as an inducement to Mr. Peacock to join our Company. The sign-on bonus is subject to a requirement that Mr. Peacock must pay back the gross amount to us if he voluntarily resigns his position within the first twelve months of his employment.

In March 2011, the Compensation Committee approved GMIP Company goal categories for 2011 performance that are substantially consistent with the 2010 Company goal categories, except “Deliver the Best Pipeline” was increased in weighting from 15% to 25% and “Advance Denosumab” and “Expand Internationally” were replaced with “Growth Opportunities,” with a weighting of 15%.

Long-Term Incentive Equity Awards

We grant LTI equity awards each year to nearly all of our staff members worldwide to emphasize and incent long-term Company performance and to align the interests of every staff member with those of our stockholders. This broad-based approach is taken into account by the Compensation Committee in determining the appropriate LTI equity award budget for each year, as they consider the competitive market for both the size of the overall award budget and the value of the grants provided to each NEO. The Compensation Committee has determined that a total LTI equity award budget approximating the 75th percentile of the Peer Group is appropriate given that we believe the inclusiveness of our LTI equity award grants is greater than that of most of our Peer Group companies. Similarly, the Compensation Committee has determined that annual grant values for our NEOs approaching the 75th percentile for comparable positions within our Peer Group are appropriate, in part because we do not have other forms of long-term wealth creation or retention programs, such as a defined benefit pension plan or traditional Company-provided retiree medical plans that are common, we believe, at these levels among our Peer Group.

To assess our Shareholder Value Transferred (or SVT, which is a measure of the percentage of the Company’s market capitalization granted to staff members in the form of equity awards) in the LTI equity award program relative to those of our Peer Group, in December 2009, at the request of the Compensation Committee, Cook & Co. performed a comprehensive review of our LTI equity awards granted from 2003-2009. Peer Group market data for SVT used in the study was available for 2003-2008. The results for the most recent three-year period measured in the study (2006-2008) showed that our gross SVT (not reduced by forfeited or cancelled awards) was slightly above the 75th percentile for ongoing annual LTI equity award grants, driven primarily by the inclusion of virtually all staff members in the LTI equity award program, which we believe is not a common practice within the Peer Group. Our net SVT (reflecting the value of the net awards actually granted when taking into account cancellations and forfeitures) fell between the 25th and 50th percentiles of the Peer Group for the same three-year period. For every year from 2003 through 2008, the fraction of the gross LTI equity award pool granted to our NEOs approximated the 25th percentile of the Peer Group, also as a result of our inclusion of virtually all of our staff members in the annual LTI equity award grant.

Based on these reviews and the finding that our past LTI equity award program budget decision continued to align with the Compensation Committee’s desired positioning within our Peer Group, the Compensation Committee approved, for 2010, an annual total LTI equity award budget for the pool of equity awards to be made to our staff members as a group, including our NEOs, using the same share guidelines as were used in 2009 and 2008.

2010 Equity Awards for Named Executive Officers

Annual LTI equity award grants made in 2010 to our NEOs consisted of time-vested RSUs and options and three-year performance units, with the RSUs and options vesting in four approximately equal annual installments. Performance units are earned at the end of the three-year performance period based on the extent to which the performance goals for the applicable period are met.

Equity grant guidelines are set for each executive officer level, based on the size of the annual total LTI equity award budget and Peer Group market data. Since 2008, the annual LTI equity award grant for each NEO has been allocated among RSUs (20%), options (40%) and performance units (40%). The Compensation Committee chose this mix of awards to address dual objectives of pay-for-performance and retention of key talent over the longer-term, with awards based solely on stock price performance, Company financial performance, or both, representing 80% of the mix. In determining the number of each type of equity award to be granted, RSUs and performance units are valued relative to options using a ratio of 1 to 3.5 (meaning that each RSU or performance unit is considered equal in value to 3.5 options at the time of grant). This ratio reflects the higher value as measured at the time of grant of these awards as compared to options. Given the design of each award type, however, there is no guarantee of any value realized from grants of performance units or options because they are dependent on our financial and/or stock price performance.

Based on 2009 Peer Group market survey data (which reflected 2009 annual LTI equity award grants), the Compensation Committee determined that the most recent annual LTI equity award grants for the NEOs, other than the CEO, were within an appropriate range around the 75th percentile. In making this determination, they considered the year-to-year fluctuations in the LTI survey data due to market volatility, as well as a number of other variables that affect the calculated value of LTI equity awards at the time of grant. Based on this analysis, the Compensation Committee granted the same number of shares to the NEOs other than the CEO in 2010 as it had in 2009.

In the course of this analysis, the Compensation Committee found that the CEO’s 2009 annual grant more closely approximated the Peer Group median and, upon further review, that the CEO’s 2008 annual grant was slightly below the Peer Group median. As a result, the Compensation Committee increased the number of shares of each award type granted to the CEO by approximately 24% over his 2009 annual LTI equity award grant to move his equity award value closer to the 75th percentile of the Peer Group. However, a significantly larger (65%) year-over-year value increase is set forth in the “EXECUTIVE COMPENSATION TABLES—Summary Compensation Table” as a consequence of:

•	A lower-than-target value reported for the CEO’s performance unit grant in 2009, impacting the year-over-year comparison; and

•

A higher grant date fair value for options and performance unit grants in 2010 than had been experienced in prior years as well as a higher Common Stock price at the date of grant than was planned at the time the grant was approved.

There were special LTI equity awards made to three NEOs in 2010, which are not part of regular ongoing annual compensation. As part of his initial offer of employment, the Compensation Committee approved the grant of 175,000 options and 100,000 RSUs, both awards vesting at a rate of 25% per year for four years, for Mr. Peacock. The large majority (over 70%) of the value of these equity awards was to replace the value of unvested LTI equity awards that Mr. Peacock forfeited by leaving his former employer to join our Company. The remainder of the award value was provided to Mr. Peacock as an inducement to join our Company. The Compensation Committee also approved special grants of RSUs for Dr. Bonanni and Mr. Kelly. Dr. Bonanni received a grant of 40,000 RSUs which vest in their entirety on December 31, 2013, in recognition of his contributions to our Company and as an incentive to remain with our Company through the vesting date. Mr. Kelly received a grant of 25,000 RSUs, one-half of which vested on December 31, 2010 and the other half is scheduled to vest on June 30, 2013, in recognition of his contributions to our Company, in connection with his assumption of the additional responsibilities of Acting Chief Financial Officer and as an incentive to remain with our Company through the vesting date.

In December 2010, effective for LTI equity awards granted to NEOs in 2011 and beyond, the Compensation Committee changed the LTI equity award allocation to RSUs (25%), options (25%) and performance units (50%). This change was made after a review of Peer Group and broader market grant practice data, which showed a shift towards the use of “full value awards” in the composition of annual LTI equity award grants. The Compensation Committee also desired to increase the weighting of the performance units in our overall LTI equity award mix to provide a greater percentage of equity compensation that is tied to our relative TSR performance and further aligns with our stockholders’ interests. The Compensation Committee believes that this incremental change in the mix of grant types, coupled with a new design for 2011-2013 performance goals for performance unit awards based solely on our TSR results compared to the TSRs of the companies in the Peer Group (described below) strikes an appropriate balance between pay-for-performance and the retention of talent necessary for the success of the Company over the longer-term.

Restricted Stock Units and Stock Options

Beginning with the 2008 annual grant, the Compensation Committee added time-vested RSUs to the LTI equity award mix for executives and officers, including our NEOs. RSUs are awards that result in a full share of Common Stock being delivered to the grantee on the vesting date. RSUs serve as an effective retention tool within our mix of grant types because RSUs have intrinsic value from the date of grant forward.

The Compensation Committee grants time-vested options to tie compensation to absolute increases in our Common Stock price over multi-year periods. Options are rights to purchase our Common Stock on or after the vesting date at the closing price of our Common Stock on the date of grant. Unlike RSUs, our stock price must increase over the exercise price set at the date of grant in order for options to have any value. Beginning with our 2010 annual grant for all staff members, the term of our options is ten years (rather than the previous seven years) to align our option grants with the competitive practice in place at our Peer Group companies, and in recognition of the fact that we are engaged in a long-cycle business, where Company performance that drives stockholder value is often realized over significant periods of time.

Beginning with the 2011 annual LTI equity award grant, the Compensation Committee revised the vesting period of RSUs and options from vesting in approximately equal annual installments over four years to vesting in approximately equal annual installments in the second through fourth anniversaries of the grant date with the result that no RSUs or options will vest until the second anniversary of the grant date. This action was taken to further emphasize the focus of the LTI equity award program on increasing our stock price over the long-term and to enhance the retention of talented staff members by lengthening the average time from the date of grant over which shares are earned.

Performance Units

The Compensation Committee grants performance units to tie LTI equity award compensation to our financial performance and/or our stock price performance. Performance units are rights to receive our Common Stock, based on pre-established performance goals achieved over a performance period, generally three years. Each performance unit earned entitles the participant to one share of the Company’s Common Stock. Except for the 2007-2009 performance period, which was two and one-half years, we have granted three-year performance units every year since 2004, with performance goals that have been comprised of one or more of the following elements: revenue; adjusted EPS and TSR (measured absolutely or relatively). These performance goals have been selected to align awards paid under our performance award programs with the returns experienced by our stockholders over the performance periods.

TSR is determined in accordance with the following formula:

Total Shareholder Return	=	[	ending Common Stock price	–	beginning Common Stock price	+	dividends, if any, per share of Common Stock as if reinvested, applicable to the performance period	]

beginning Common Stock price

Performance Award Program—Units Earned for the 2008-2010 Performance Period.

Performance unit awards were paid in March 2011 for the 2008-2010 performance period based on our absolute compound annual TSR goals for the 2008-2010 performance period compared to actual results. Performance between threshold, target and maximum TSR performance goals result in payouts based upon linear interpolation.

Performance Goal for the 2008-2010 Performance Period and Associated Award Payout Percentages
Measure	Less than Threshold	Threshold	Target	Maximum	Actual	Multiplier

Compound Annual TSR for 2008-2010 Performance Period	Less than 0% earns 0%	0% earns 50%	8% earns 100%	18% or higher earns 200%	3.7%	73.0%

Payout Calculation:

TSR Multiplier of 73.0% x Number of the Performance Units Granted

The actual results for the 2008-2010 performance period resulted in the Common Stock amounts earned as follows:

Named Executive Officer	Number of Units Granted (Target)	Number of Shares of our Common Stock Earned
Kevin W. Sharer	73,000	53,290
Robert A. Bradway	24,000	17,520
Jonathan M. Peacock(1)	n/a	n/a
Michael A. Kelly	2,286	1,668
Fabrizio Bonanni	24,000	17,520
George J. Morrow	24,000	17,520
Roger M. Perlmutter	24,000	17,520

(1)	Because Mr. Peacock commenced employment in September 2010, he did not participate in the performance award program for the 2008-2010 performance period.

Performance Award Program—2009-2011 Performance Period

For a description of the 2009-2011 performance period of our performance award program, please see “EXECUTIVE COMPENSATION TABLES—Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units—Performance Units for the 2009-2011 Performance Period.”

Performance Award Program—Units Awarded in 2010 for the 2010-2012 Performance Period

The performance goals for the 2010-2012 performance period consist of 2010 revenue and adjusted EPS performance measures, in alignment with our 2010 Company goals, modified (up or down) by a relative TSR multiplier based on the ranking of our TSR results compared to the TSRs of the companies in the comparator group, or Comparator Group, for the 2010-2012 performance period. The members of this Comparator Group are the same as those in our Peer Group for 2009, as described below, except that Wyeth and Schering-Plough Corp. were deleted and Gilead Sciences, Inc. was added, all as a result of the impact of merger and acquisition activity on the size and composition of the group, also described below. The maximum number of performance units that may be earned is 200% of the performance units granted for the 2010-2012 performance period.

The actual performance results for the performance goals for the 2010-2012 performance period and the resulting payout percentages earned are as follows:

	Performance	Performance	Performance	Performance	Performance
Performance Goals for the 2010-2012 Performance Period
Measures	Threshold	Target	Maximum	Actual Performance	Earned
2010 Revenue(1)	$14.352 billion earns 0%	$15.102 billion earns 50%	$15.852 billion earns 62.5%	$15.053 billion	46.7%

2010 Adjusted EPS(2)	$4.74 earns 0%	$4.99 earns 50%	$5.24 earns 62.5%	$5.21	61.1%

Overall Percentage	0%	100%	125%		107.8%

(1)	The 2010 revenue performance measure reflects adjustments for any changes in accounting principle, the discontinuation of operations or the recording of an extraordinary item.

(2)

The 2010 adjusted EPS performance measure reflects adjustments for (i) any changes in tax law or accounting principles, the discontinuation of operations or the recording of any extraordinary item or (ii) any (a) merger, acquisition, and investment or asset related expenses, gains and losses, (b) asset impairment charges, (c) restructuring charges, (d) gains or losses from litigation, arbitration and contractual settlements, (e) non-cash interest expense on our convertible debt or (f) stock option expense, each net of tax.

The score (107.8%) resulting from our 2010 revenue and adjusted EPS performance will be modified (up or down) based on the ranking of our TSR results compared to the TSRs of the Comparator Group for the 2010-2012 performance period. The table below describes how this relative TSR multiplier is determined.

Relative TSR Multiplier for the 2010-2012 Performance Period
Measure	Threshold	Target(1)(2)	Maximum(1)(2)

Based on Relative TSR Among the Company and Comparator Group Companies	50% for a ranking of 10th through 14th among the Company and Comparator Group companies	100% for a ranking of 6th through 9th among the Company and Comparator Group companies	160% for a ranking of 1st among the Company and Comparator Group companies

(1)	Interpolated if we rank between the 1st and 6th ranking.
(2)	The relative TSR multiplier shall not exceed 100% regardless of our ranking among the Comparator Group, if our ending Common Stock price (plus any dividends as if reinvested) for the 2010-2012 performance period is at or below a pre-established minimum dollar amount.

Given that our actual performance during 2010 under the performance measures of revenue and adjusted EPS resulted in a performance percentage earned of 107.8%, the number of units that may be earned after giving effect to the relative TSR multiplier for the 2010-2012 performance period may range from 53.9% to 172.5% of the performance units granted. This presumes that our ending Common Stock price (plus any dividends, as if reinvested) used to calculate TSR for the 2010-2012 performance period exceeds the pre-established minimum dollar amounts.

Consistent with our philosophy of Mr. Sharer having a greater percentage of compensation at risk than our other NEOs, Mr. Sharer’s performance unit grant for the 2010-2012 performance period represented approximately 9.7% of all performance units granted for such performance period (an increase from 8.1% for the 2009-2011 performance period), while Messrs. Bradway and Morrow and Drs. Perlmutter and Bonanni were each granted approximately 2.6% (a decrease from 2.7% for the 2009-2011 performance period) of all performance units granted for the 2010-2012 performance period. Mr. Kelly was granted approximately 0.3% of all performance units granted for the 2010-2012 performance period. Because he was hired effective September 1, 2010, Mr. Peacock did not receive a grant of performance units for the 2010-2012 performance period.

Performance Award Program—2011–2013 Performance Period

In March 2011, the Compensation Committee modified the performance award goal design for the 2011-2013 performance period, moving to an award type sometimes referred to as Market Stock Units. The single performance measure that determines the number of shares earned under the performance award goals for the 2011-2013 performance period is our TSR compared to the average TSR of the companies in the Comparator Group for the 2011-2013 performance period. The Compensation Committee chose to eliminate the single-year revenue and adjusted EPS measures from the goal design for the 2011-2013 performance period to focus exclusively on longer-term measures that are in full alignment with longer-term stockholder interests. This change, along with the changes to our 2011 annual LTI equity award allocation and the revisions to the vesting of our RSUs and options previously discussed, work in combination to increase the long-term focus of our LTI equity award program, with every element of the LTI equity award program focused on absolute share price performance, relative share price performance, or both.

Perquisites

Perquisites are intended to be limited both in type and in monetary value. We do believe, however, that offering our NEOs certain perquisites facilitates the operation of our business, allowing these NEOs to better focus their time, attention and capabilities on our Company, permits our NEOs to be accessible to the business as required, alleviates safety and security concerns and assists us in recruiting and retaining these key executives. We also believe that the perquisites offered to our NEOs are generally consistent with competitive practice among companies in our Peer Group.

The perquisites provided to our NEOs generally include an allowance for personal financial planning and tax preparation services (not to exceed $15,000 annually combined), annual physical examinations, Company-paid moving and relocation expenses when they are required by us to move to a new location and, in limited instances, personal expenses when on business travel. Certain of our NEOs also have access to the personal use of a Company car and driver and the use of the Company aircraft to alleviate security and safety concerns. Our CEO is encouraged to use our private aircraft for all of his travel (business and personal) as the Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security, accessibility and efficiency, is greater than the incremental cost that we incur to make the aircraft available.

It is the Compensation Committee’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and in the best interests of our stockholders. No tax gross-up reimbursements for NEOs are provided, except in connection with reimbursement of moving and relocation expenses (excluding tax gross-ups for assistance with loss on sale of a home), consistent with our other staff members. We believe that providing tax gross-up reimbursements on the applicable moving and relocation expenses paid on behalf of newly-hired executives who agree to relocate on the Company’s behalf and current executives who agree to expatriate to another country to work on the Company’s behalf is appropriate because it treats these executives in a similar manner as non-executive newly-hired employees and current employees under our Company-wide policy and assists in the attraction and retention of the executive talent necessary to compete successfully in the market. Our Company-wide policy includes a repayment provision which requires an employee hired from outside the Company to repay us for moving and relocation expenses incurred by us for any payment or reimbursement in the event that the employee does not complete the move, resigns or is discharged for cause from the Company within two years of the employee’s employment start date (with a pro-rata refund in the second year). For employees who accept an expatriate assignment, the repayment provision is one year from the assignment date.

Mr. Peacock, our Executive Vice President and CFO, who relocated from Switzerland to the U.S. upon his hiring and Mr. Kelly, our Acting Chief Financial Officer from May 11, 2010 to September 1, 2010 and current Vice President, International Finance, who relocated to Zug, Switzerland at our request on a long-term expatriate assignment (which request was made prior to our request for his service as our Acting Chief Financial Officer) were the only NEOs who incurred moving and relocation expenses during Fiscal 2010. Specifically, the material relocation benefits provided to Messrs. Peacock and Kelly in 2010 included reimbursement for housing and living expenses, reimbursement for relocation of household goods and other items, reimbursement for travel to their new work location, reimbursement of certain miscellaneous relocation expenses and tax gross-up payments on the taxable benefits provided (excluding tax gross-ups for assistance with loss on sale of a home). Based on negotiations with Mr. Peacock and given the short time frame we allowed for him to relocate to Thousand Oaks, California, we also provided reimbursement of penalties incurred due to a lease cancellation in Switzerland. The additional benefits provided to Mr. Kelly in connection with his long-term relocation overseas included partial reimbursement for the loss on the sale of his home in the U.S. and tax equalization payments to ensure no greater or lesser tax burden during Mr. Kelly’s assignment in Switzerland.

In March 2011, the Compensation Committee enhanced the principles regarding moving and relocation benefits for the top executives of the Company. Specifically, for Senior Vice Presidents and above, the Company has:

•	capped moving and relocation expenses, including tax gross-ups thereon, at $1 million;

•	capped assistance on loss on sale of a home; and

•	clarified that relocation tax gross-ups do not apply to assistance on loss on sale of a home.

Our policy requiring repayment for moving and relocation expenses incurred by us in the event that the employee does not complete the move, resigns or is discharged for cause from the Company within two years of the employee’s start date and one year from the assignment date if related to an expatriate assignment continues to apply.

COMPENSATION ANALYSIS TOOLS

Peer Group Determination

To the extent available for each of our NEOs, the Compensation Committee reviews the compensation levels and practices of a peer group consisting of biotechnology and pharmaceutical companies given the significant industry-specific characteristics of the positions. Based on assessments of a number of relevant financial and performance metrics, including revenue, net income, market capitalization and employee count, the Compensation Committee approved the biotechnology and pharmaceutical companies set forth below to comprise our Peer Group for 2010. As compared to the Peer Group market data for 2009 set forth below, our annual revenues were below the 25th percentile, net income approximated the 25th percentile, market capitalization was between the 25th percentile and the median and employee count was below the 25th percentile. In general, the Compensation Committee believes that this list of companies reflects our primary competitors for executive talent:

Peer Group(1)

	2009
Name	Revenue ($ billions)	Net Income ($ billions)	Market Capitalization ($ billions)	Employee Count
Abbott Laboratories	30.8	5.7	83.5	73,000
AstraZeneca PLC	32.8	7.5	68.1	62,700
Biogen Idec Inc.(2)	4.4	1.0	15.5	4,800
Bristol-Myers Squibb Company	18.8	10.9	43.2	28,000
Eli Lilly and Company	21.8	4.3	41.0	40,400
GlaxoSmithKline plc	44.3	8.8	109.6	99,900
Johnson & Johnson	61.9	12.3	177.7	115,500
Merck & Co., Inc.(3)	27.4	13.0	111.6	100,000
Novartis AG	44.3	8.5	143.6	99,800
Pfizer Inc.(4)	50.0	8.6	146.8	116,500
Roche Group	45.2	7.8	145.6	81,500
Sanofi-Aventis	40.9	7.9	103.4	104,900
Schering-Plough Corp.(3)(5)	18.5	1.9	27.7	51,000
Wyeth(4)(5)	22.8	4.4	49.9	47,400
Amgen Inc.	14.6	4.6	57.3	17,200
Median(6)	31.8	7.9	93.5	77,250
25th Percentile(6)	22.1	4.7	44.9	48,300
75th Percentile(6)	44.3	8.8	135.6	99,975

(1)	Amgen Inc. has been included in the table above for reference purposes. Amgen Inc. is not a member of our Peer Group except as otherwise noted. Reflects 2009 data from filings with the SEC, except for Roche Group which was obtained from data disclosed on their website. Revenue and net income for Roche Group and Sanofi-Aventis were converted into U.S. dollars using the average of daily exchange rates for 2009 as provided by Bloomberg L.P. Revenue and net income for GlaxoSmithKline plc were converted into U.S. dollars using the average exchange rate for 2009 disclosed within their SEC filing. Market capitalization was determined as of the last trading day of 2009 as provided by Bloomberg L.P.

(2)	Not included in 2009 and 2010 Towers Perrin PHRA Executive Compensation Surveys. Compensation information was obtained from filings with the SEC.

(3)	Merck & Co., Inc. acquired Schering-Plough Corp. in November 2009.

(4)	Pfizer Inc. acquired Wyeth in October 2009.

(5)	As Schering-Plough Corp. and Wyeth were acquired in 2009, these companies did not file a Form 10-K with the SEC for 2009. The numbers listed reflect data for 2008 from filings with the SEC.

(6)	These calculations do not include Amgen Inc. data.

The Compensation Committee used the above Peer Group in determining the cash and equity compensation for our NEOs in 2010. In response to the reduction in the number of Peer Group companies resulting from the merger activity described above, in 2010, Gilead Sciences, Inc. was added to the Peer Group for 2011 compensation decisions. Gilead Sciences, Inc. was chosen because they are the biotechnology company who, based on the criteria discussed above and in the opinion of the Compensation Committee, best fit with the existing Peer Group companies.

To determine compensation levels for comparable positions within our Peer Group, we gather information about executive compensation and practices of the Peer Group by using publicly available information as well as published compensation surveys. Our primary data sources for evaluating all elements of compensation for our CEO and our other NEOs’ compensation against the Peer Group in 2010 were the 2009 Towers Perrin PHRA Executive Compensation Survey and the available 2009 proxy data from 2010 filings with the SEC for the Peer Group as compiled by Equilar, Inc. However, not every Peer Group company reports information for executive positions that are similar to ours. In general, Peer Group information is not available for three NEO positions – our President and Chief Operating Officer, our Executive Vice President, Operations and our Executive Vice President, Global Commercial Operations, who assumed the title of Executive Vice President in April 2010. However, in certain instances, the Compensation Committee has elected to consider the second highest paid named executive officer from Peer Group company reports when considering compensation for our President and Chief Operating Officer.

Tally Sheets and Impact of Elements of Compensation to Other Elements of Compensation

As part of its executive compensation review conducted annually in March, the Compensation Committee reviews a tally sheet setting forth all components of compensation, including compensation paid at termination, retirement or at the time of a change of control, to our CEO and to each of our NEOs. The tally sheet also includes a summary of both the number of shares and the value at a given price of the equity awards held by each NEO, as well as each NEO’s individual cumulative account balances in our benefit plans. These tools are employed by the Compensation Committee as a useful check on total annual compensation and the cumulative impact of our long-term programs and are considered important to understand the overall impact of compensation decisions.

In its review of the tally sheets, the Compensation Committee may increase or decrease certain individual elements of compensation to align total compensation with Peer Group market data and to promote internal equity among our NEOs, other than the CEO. No material adjustments to total compensation were made in 2010 as a result of the review of these tally sheets by the Compensation Committee.

COMPENSATION POLICIES AND PRACTICES

Clawback Policy

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

Stock Ownership Guidelines

Our stock ownership guidelines are designed to require our executives to hold a meaningful amount of our Common Stock and further align their interests with those of our stockholders. Executives are required to comply with these guidelines on or before December 31st of the year in which the fifth anniversary of attainment of their current job level falls. Once these ownership guidelines are met, executives are expected to maintain such ownership until they are promoted to a level that corresponds with a higher ownership guideline, or until they leave the employment of the Company. The compliance date for each of our NEOs was December 31, 2007, except for Dr. Bonanni, whose compliance date was December 31, 2010 and Messrs. Bradway and Peacock whose compliance dates are December 31, 2014 and December 31, 2015, respectively. Based on annual stock ownership certifications, as of November 8, 2010, all executive officers, including our NEOs, met or continued to meet their applicable ownership guidelines.

The stock ownership guidelines are based on job title and the recommended level of ownership amount of shares is a multiple of base salary as of March 31st of the certification year, or a fixed number of shares, as follows:

Position	Stock Ownership Requirement

Chairman and CEO	Five times base salary
President and Chief Operating Officer	Three times base salary
Executive Vice President	Three times base salary
Senior Vice President	13,500 shares
Vice President	4,500 shares

The following holdings count towards satisfying these stock ownership requirements:

•	issued and outstanding shares of our Common Stock that are not subject to forfeiture restrictions and are beneficially held;

•	issued and outstanding shares of our Common Stock held through a 401(k) plan or other qualified pension or profit-sharing plan for the benefit of the officer; and

•	funds allocated under our Employee Stock Purchase Plan on the certification date.

Policies for Grants of Equity Awards

Under our Equity Awards Policy, our annual grants of equity awards are typically approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to executive officers, including our NEOs) or the Equity Award Committee (for grants to all other staff members). In unusual and compelling circumstances, LTI equity awards may be approved by the Compensation Committee or Equity Award Committee by unanimous written consent.

The Compensation Committee typically approves the annual equity awards and performance unit awards made to our executive officers during its March meeting. The grant date for annual awards of options and RSUs is the third business day after the release of our first fiscal quarter earnings. For options, the exercise price is equal to the closing price of the Company’s Common Stock on the grant date. Our executive officers may also receive special awards of options or RSUs on an ad hoc basis as determined by the Compensation Committee for retention, promotional or other purposes.

NON-DIRECT COMPENSATION AND PAYOUTS IN CERTAIN CIRCUMSTANCES

Employment Agreements and Other Arrangements

Jonathan M. Peacock

We do not generally enter into employment agreements, although specific terms included in offer letters or employment letters sometimes create Company obligations that extend beyond the first year of employment. To attract talented executives from outside the Company, such offer letters will sometimes include severance terms that apply to terminations that occur for reasons “other than cause” within a defined period from the date of hire. Of the NEOs, only Mr. Peacock, who commenced employment effective September 1, 2010, is currently subject to an offer letter approved by the Compensation Committee. Mr. Peacock’s offer letter provides for standard severance protection for three years following his hire date at a benefit multiple of two times salary and target bonus plus up to 18 months of Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, medical coverage paid by us and specifies his compensation and benefits for 2010 as well as relocation assistance. To facilitate Mr. Peacock’s relocation from Switzerland to the U.S., he received our relocation package for international relocations, which includes a repayment agreement that says he will repay the moving and relocation expenses incurred by the Company in the event that Mr. Peacock does not complete the move, resigns or is discharged for cause from the Company within two years (with a pro-rata refund in the second year).

Michael A. Kelly

Prior to Mr. Kelly assuming the role of Acting Chief Financial Officer, we had asked him to relocate to Zug, Switzerland as Vice President, International Finance, and preparations had commenced for this expatriate assignment. In connection with this expatriate assignment, Mr. Kelly entered into a relocation agreement with us that provided for moving and relocation expenses. For details of these relocation and moving expenses for Messrs. Peacock and Kelly, please see “EXECUTIVE COMPENSATION TABLES—Summary Compensation Table—All Other Compensation—Perquisites and Other Compensation.”

George J. Morrow

Given Mr. Morrow’s extensive knowledge and expertise, the Compensation Committee approved a one-year consulting services agreement with him, effective February 1, 2011 with the option to extend the consulting agreement for a second year by mutual agreement. Pursuant to the consulting agreement, Mr. Morrow will provide advice on issues related to his areas of expertise, including commercialization of our research and development product pipeline, product launches and related areas. We will pay Mr. Morrow $100,000 quarterly, in arrears, as compensation for 80 hours of services in a quarter, plus an additional $1,200 per hour for any additional hours of services performed in any quarter (up to a maximum of 80 additional hours per quarter). The maximum total hours of services in any quarter shall be 160 hours unless previously authorized by the Senior Vice President, Human Resources. If Mr. Morrow provides less than 80 hours of services in any quarter, the consulting fee for the next quarter shall entitle us to 80 hours of services plus the hours of any shortfall from prior quarters. We will reimburse Mr. Morrow for all reasonable and normal travel-related expenses incurred in connection with the services, including automobile rental and other transportation expenses and hotel expenses, other than travel to our Thousand Oaks facility. Mr. Morrow will be solely responsible for the income and self-employment taxes due on all taxable income and he has agreed not to accept any employment or other consulting arrangement that would present a conflict of interest during the term of our agreement. Either we or Mr. Morrow can terminate the agreement for any reason upon thirty days notice.

Other

Our CEO and the other NEOs are not covered by contractual arrangements that provide for severance or other payments in the event of termination, but all are participants in our Change of Control Severance Plan discussed below.

Retirement Benefits and Deferred Compensation Plan

Market Comparison

Our health, retirement and other benefits programs are available to all of our U.S.-based staff members and are typically targeted to align in value with the Peer Group on a total company basis, with no specific comparisons made for benefits provided to our NEOs to the benefits provided to named executive officers at the Peer Group companies. The primary survey used to make this total company comparison is the Hewitt’s Benefit Index®, last updated as of May 2010. Management’s 2010 sample from the Hewitt’s Benefit Index® was comprised of fifteen companies. This sample from the survey was selected because it offered an appropriate sample size and it had the greatest representation from our Peer Group. The data generated from this survey is used by the Compensation Committee and management in evaluating the competitive positioning of our U.S. health, retirement and other benefit programs that pertain to all U.S.-based staff members, including our NEOs. It also provides program design and practice information that is most often used in evaluating potential changes to these programs. Sample results are shared with the Compensation Committee for their use in the oversight of these programs. We believe that our retirement benefits serve an important role in the retention of our staff members.

Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to all regular staff members of the Company and participating subsidiaries. All 401(k) Plan participants are eligible to receive the same level of matching and core contributions from us.

We credit to our Supplemental Retirement Plan, or SRP, which is available to all 401(k) Plan participants, Company core and matching contributions on eligible compensation that cannot be made to the 401(k) Plan because they relate to compensation that is in excess of the maximum amount of recognizable compensation allowed under the Internal Revenue Code’s qualified plan rules. Earnings under the SRP are market-based—there are no “above market” or guaranteed rates of returns offered in this plan and this plan enables us to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based staff members at all levels. We also credit staff members in the SRP for lost 401(k) Plan Company match and core contributions resulting from making a deferral into the Nonqualified Deferred Compensation Plan, or NDCP.

The NDCP offers all U.S.- and Puerto Rico-based staff members at director level and above the opportunity to defer eligible base salary and bonus, up to maximum amounts typical at Peer Group companies. We also have the discretion to make contributions to this plan, which we do not do on a regular basis. We did not make any contributions in the NDCP to our NEOs in 2010. We believe that offering the NDCP is appropriate because it provides executives the opportunity to save for retirement in a tax-effective fashion that is not readily available without our sponsorship and also helps us to compete effectively in the market for executive talent within our Peer Group.

Executive Nonqualified Retirement Plan

As part of their initial employment offers in 2001, we agreed to provide Mr. Morrow and Dr. Perlmutter with supplemental retirement benefits based on their length of employment with us as a replacement for pension benefits foregone from their previous employers. The benefits are provided through their participation in our Executive Nonqualified Retirement Plan, in which Mr. Morrow and Dr. Perlmutter are the only participants. We established special retirement accounts under the plan with $15,000,000 for Mr. Morrow’s benefit on January 19, 2006, and with $10,000,000 for Dr. Perlmutter’s benefit on September 16, 2007. As Mr. Morrow and Dr. Perlmutter were employed with the Company through the date they attained 10 years of service and were at least age 55, which date occurred for both Mr. Morrow and Dr. Perlmutter in January 2011, under the terms of the Executive Nonqualified Retirement Plan, we will credit interest on each of their account balances at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from their crediting dates until their account balances are distributed to them. The dates on which Mr. Morrow and Dr. Perlmutter became eligible for the higher interest crediting (125% versus 100%) were previously incorrectly reflected in the Executive Nonqualified Retirement Plan and were corrected in 2010.

Mr. Morrow retired from our Company on January 31, 2011. In connection with his retirement, Mr. Morrow is entitled to payment in January 2012 of his vested account under our Executive Nonqualified Retirement Plan, which totaled $20,134,661 as of January 31, 2011 and which continues to accrue interest at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury Notes, adjusted and compounded annually until distributed to him in early 2012. He is also entitled to the standard retirement benefits provided to our employees as discussed more fully below. In sum, Mr. Morrow will continue to vest in the RSUs and options granted to him in 2010 and earlier in accordance with their original vesting schedules and he will continue to be entitled to a payout from the performance units that were granted in 2010 and earlier, as if he did not retire. Mr. Morrow was not granted any LTI equity awards in 2011.

Retiree Medical Savings Account Plan and Retiree Health Access Plan for all U.S.-based Staff members

In 2009, we implemented a Retiree Medical Savings Account Plan and a high deductible health plan, referred to as the Retiree Health Access Plan, available to all U.S.-based staff members. The Retiree Medical Savings Account Plan allows all staff members to make after-tax deferrals to be used post-termination to reimburse them for eligible medical expenses. The Company credits all eligible staff members with an annual contribution ($1,000) and makes a matching contribution equal to 50% of a staff member’s deferrals (up to $1,500 per year). Company credits can be accessed to reimburse eligible medical expenses to staff members who terminate having fulfilled the Company’s retirement criteria. We do not offer a traditional Company-paid retiree medical plan to our NEOs or other U.S.-based staff members. The Retiree Health Access Plan is available to U.S.-based staff members who retire after attaining age 55 and ten years of service and who are not eligible for Medicare. The Retiree Health Access Plan is designed to be paid for entirely by employee contributions.

Change of Control Benefits

Change of Control Severance Plan

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to 1,672 staff members (as of December 31, 2010), including each NEO. The plan was structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus.

The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued by the Compensation Committee, to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control, to enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits, and to provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contributions to the Company.

In December 2010, at the suggestion of the Compensation Committee’s independent consultant and with the input and direction of the Compensation Committee, our Board amended our Change of Control Severance Plan to align more closely with current governance best practices and change of control practices among our Peer Group. As part of these modifications, we reduced the cash severance multiple for the CEO and all other NEOs from three times annual cash compensation to two times annual cash compensation and eliminated the excise tax reimbursement feature of the plan, sometimes referred to as a “partial gross-up.” As a result, there are now no tax gross-ups provided under the plan. In addition, we simplified the calculation of annual cash compensation by including in the severance formula only a participant’s targeted annual cash incentive award, instead of the higher of such targeted annual cash incentive award or the actual average annual cash incentive award for the three years preceding the change of control. This change further reduces the estimated amount of severance paid. Finally, we removed the stock option acceleration value offset, which is an uncommon practice in the market, and which is not as meaningful with the elimination of the single-trigger acceleration for new equity awards.

Stock Options, Restricted Stock and Restricted Stock Units

To ensure that our LTI equity award practices remain aligned with current governance best practices and are competitive with the practices of the companies in our Peer Group, on March 2, 2011, the Compensation Committee approved the adoption of a “double-trigger” change of control provision in the option and RSU grant agreements for future awards granted under our 2009 Equity Incentive Plan. As a result, annual grants of LTI equity awards made on or after March 2, 2011 provide that all unvested options and RSUs vest in full only if the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” or, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” within two years following a change of control (as each is defined in the grant agreements). LTI equity awards made prior to March 2, 2011 provide for full acceleration of vesting for all unvested options, restricted stock and RSUs upon a change of control (as defined in our stock plans).

Performance Units

The Compensation Committee established change of control features for each of the performance periods under our performance award programs to ensure that these programs reward executives for our performance up until the time that the change of control occurs. Payment calculation methods differ according to the terms of the award for each performance period and whether a change of control occurs in the first year (in which case we generally pay at target) of the period versus the second or third year (in which case we generally pay based on the actual performance for such shortened period). For additional information on the levels of payout, please see “EXECUTIVE COMPENSATION TABLES—Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards—Performance Units.”

TAXES AND ACCOUNTING STANDARDS

Tax Deductibility Under Section 162(m) of the Internal Revenue Code

We intend to develop compensation programs that provide for compensation that is tax deductible to us, but we recognize that the best interests of our stockholders may at times be better served by compensation arrangements that are not tax deductible.

Section 162(m) of the Internal Revenue Code places a $1,000,000 limit on the amount of compensation that we may deduct for tax purposes for any year with respect to our CEO and any of our three other most highly compensated executive officers, other than our CFO. The $1,000,000 limit does not apply to performance-based compensation, as defined under Section 162(m). Our executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

•

To maintain a competitive base salary for the CEO position, the base salary provided to our CEO in 2010 exceeded the tax-deductible limit. Additionally, during his last expected year of employment (2010), Mr. Morrow exceeded the $1,000,000 limit by approximately 1%, as his base salary was increased above the limit in recognition of his role and his contributions to the Company;

•

As previously referenced, the introduction in 2008 of RSUs as part (20%) of the annual LTI equity award mix for executives and officers is focused primarily on the attraction and retention of the talent needed to drive our long-term success. While this component of the LTI equity award program is not performance-based compensation under Section 162(m) of the Internal Revenue Code, 80% of the annual LTI equity award grant and 100% of the annual cash incentive award payments remain deductible as performance-based compensation. The fiscal impact for 2010 of the RSUs not being performance-based is approximately $700,000 assuming an effective tax rate of 38%; and

•

To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Internal Revenue Code Section 162(m), such as retention bonuses, as part of their initial employment offers.

Section 409A of the Internal Revenue Code

Internal Revenue Code Section 409A requires programs that allow executives to defer a portion of their current income, such as our deferred compensation plans, to meet certain requirements regarding risk of forfeiture and election and distribution timing, among other considerations. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we are currently operating such plans in compliance with Section 409A of the Internal Revenue Code. Pursuant to that regulatory guidance, we have amended our plans and arrangements to either make them exempt from or have them comply with Section 409A.

Accounting Standards

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of options, RSUs and performance units under our equity incentive award plans are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. The Compensation Committee took these accounting standards into account when discontinuing grants of incentive stock options. In addition, we modified our Employee Stock Purchase Plan to make it non-compensatory under the “safe harbor” provisions of the accounting rules and therefore no longer recognize compensation expense under this plan. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Executive Compensation Website

We have implemented a website, accessible at www.amgen.com/executivecompensation(1), which provides a link to this proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee appreciates your time and effort in completing the survey.

(1)	This website is not intended to function as a hyperlink and the information contained in the Company’s website is not intended to be part of this proxy statement.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by each of our Named Executive Officers, or NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
				Restricted Stock Units and Performance Units	Stock Options	EIP/GMIP

Kevin W. Sharer	2010	1,748,846	0	8,306,025	6,691,367	3,635,000	0	756,895	21,138,133
Chairman of the Board and Chief Executive Officer	2009 2008	1,682,308 1,561,923	0 0	4,418,324 4,253,240	4,663,347 3,559,629	3,790,000 3,875,000	0 0	791,738 530,697	15,345,717 13,780,489

Robert A. Bradway(8)	2010	971,204	0	2,541,180	2,668,143	1,340,000	0	251,216	7,771,743
President and Chief Operating Officer, Former Chief Financial Officer	2009 2008	883,096 797,692	0 0	1,444,308 1,391,400	1,530,161 1,168,003	1,060,000 1,200,000	0 0	224,940 175,285	5,142,505 4,732,380

Jonathan M. Peacock(9)	2010	270,769	1,000,000	5,727,000	3,314,483	267,000	0	371,942	10,951,194
Executive Vice President and Chief Financial Officer

Michael A. Kelly(10)	2010	475,113	0	1,700,683	193,283	262,000	0	1,210,384	3,841,463
Vice President, International Finance, Former Acting Chief Financial Officer

Fabrizio Bonanni	2010	820,000	0	4,527,800	1,764,756	910,000	0	206,481	8,229,037
Executive Vice President, Operations	2009 2008	795,000 738,846	0 0	1,444,308 1,391,400	1,530,161 1,168,003	955,000 1,100,000	0 0	208,550 146,874	4,933,019 4,545,123

George J. Morrow	2010	1,016,969	0	2,190,600	1,764,756	1,127,000	121,554	256,051	6,476,930
Executive Vice President, Global Commercial Operations	2009 2008	991,131 970,408	0 0	1,444,308 1,391,400	1,530,161 1,168,003	1,195,000 1,290,000	270,451 114,070	242,844 179,072	5,673,895 5,112,953

Roger M. Perlmutter	2010	958,904	0	2,190,600	1,764,756	1,065,000	61,251	270,827	6,311,338
Executive Vice President, Research and Development	2009 2008	934,235 914,985	0 0	1,444,308 1,391,400	1,530,161 1,168,003	1,125,000 1,220,000	41,879 12,182	266,986 183,419	5,342,569 4,889,989

(1)	Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our qualified and nonqualified deferred compensation plans. Under payroll practices for salaried staff members of our U.S. entities, including our NEOs, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a year.

(2)	Reflects the sign-on bonus paid to Mr. Peacock upon commencement of his employment on September 1, 2010.

(3)	For 2010, reflects the grant date fair values of restricted stock units, or RSUs, and performance units for the 2010-2012 performance period granted during 2010 (see footnotes 7 and 8 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

The grant date fair values of the performance unit awards included in the Summary Compensation Table above are based on achieving the probable outcomes of the performance unit measures regarding 2010 revenue and adjusted earnings per share, or EPS, or collectively the 2010 Financial Performance Measures, as of the grant date. The table below shows the grant date fair values of these performance unit awards based on the following assumptions with regard to the 2010 Financial Performance Measures: (i) achievement of maximum performance and (ii) achievement of probable outcomes as of the grant date.

	Fair Value of Performance Units for the 2010-2012 Performance Period
Name	Based on Maximum Performance Regarding the 2010 Financial Performance Measures($)	Based on Probable Outcomes as of Grant Date of the 2010 Financial Performance Measures($)
Kevin W. Sharer	7,059,325	5,647,460
Robert A. Bradway	1,861,800	1,489,440
Jonathan M. Peacock(a)	n/a	n/a
Michael A. Kelly	203,929	163,156
Fabrizio Bonanni	1,861,800	1,489,440
George J. Morrow	1,861,800	1,489,440
Roger M. Perlmutter	1,861,800	1,489,440

(a)	Mr. Peacock did not receive a grant of performance units for the 2010-2012 performance period because these awards were granted prior to the commencement of his employment with the Company.

For information on the maximum number of performance units for the 2010-2012 performance period that may be earned after giving effect to maximum performance regarding the performance measures see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units—Performance Award Program—Units Awarded in 2010 for the 2010-2012 Performance Period.”

(4)	For 2010, reflects the grant date fair values of nonqualified stock options, or options, granted during 2010 (see footnote 9 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

(5)	Reflects amounts that were earned under our Executive Incentive Plan, or EIP, and Global Management Incentive Plan, or GMIP, for 2010 performance which was determined and paid in March 2011. All NEOs participated in the EIP in 2010 except for Messrs. Peacock and Kelly who participated in the GMIP, because Mr. Peacock had not commenced employment with the Company and Mr. Kelly was not at a job level eligible for the EIP at the time participants were determined for 2010. For a description of our EIP and GMIP, see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards.”

(6)	For 2010, reflects interest (calculated at the rate of 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually) accrued for Mr. Morrow and Dr. Perlmutter under our Executive Nonqualified Retirement Plan in excess of 120% of the applicable long-term federal rate. See “EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan” for a description of this plan.

(7)	See “EXECUTIVE COMPENSATION TABLES—Summary Compensation Table—All Other Compensation—Perquisites and Other Compensation” below.

(8)	Mr. Bradway was appointed to serve as our President and Chief Operating Officer effective May 11, 2010. Previously, Mr. Bradway served as our Executive Vice President and Chief Financial Officer, or CFO. This table reflects his compensation earned for all of 2010.

(9)	Mr. Peacock commenced employment with the Company effective September 1, 2010 as Executive Vice President and CFO, and this table reflects his compensation earned beginning on that date.

(10)	Mr. Kelly served as the Company’s Acting Chief Financial Officer from May 11, 2010 until September 1, 2010. Prior to his role as Acting Chief Financial Officer, Mr. Kelly served as Vice President, Finance and Chief Accounting Officer. Subsequent to his role as Acting Chief Financial Officer, Mr. Kelly was appointed as our Vice President, International Finance (the position he was scheduled to assume prior to agreeing to serve as Acting Chief Financial Officer) and relocated to Zug, Switzerland. This table reflects his compensation earned for all of 2010. Mr. Kelly was not a NEO in 2009 or 2008.

All Other Compensation—Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our NEOs. The following table sets forth the perquisites provided and all of the associated tax gross-up and tax equalization reimbursements made to our NEOs in 2010. Tax gross-ups are only provided with respect to moving and relocation expenses. For a description of our principles regarding moving and relocation benefits, please see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Perquisites.” The amounts below are included in the “All Other Compensation” column of the “Summary Compensation Table.”

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Moving and Relocation Expenses(3)(4)			Expenses Related to Guests Accompanying Officers on Business Travel	Other(5)
Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Tax Gross- Up($)	Tax Equalization($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Total($)
Kevin W. Sharer	126,478	43,740	15,000	0	0	0	17,939	700	203,857
Robert A. Bradway	17,046	114	15,000	0	0	0	5,732	10,952	48,844
Jonathan M. Peacock	0	0	0	228,341	116,496	0	2,505	350	347,692
Michael A. Kelly	0	0	7,500	918,354	27,386	181,002	0	0	1,134,242
Fabrizio Bonanni	0	10,511	15,000	0	0	0	2,155	1,700	29,366
George J. Morrow	0	0	15,000	0	0	0	8,391	11,941	35,332
Roger M. Perlmutter	0	61,590	0	0	0	0	0	1,299	62,889

(1)	The aggregate incremental cost of use of our aircraft for personal travel by our NEOs was allocated entirely to the highest ranking NEO present on the flight. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology for 2010 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(2)	The aggregate incremental cost for personal use of a car and driver provided by us is calculated by allocating the costs of operating the car and compensating the driver between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. The cost of compensating the driver is allocated to personal use on the basis of driver hours related to personal use to the total number of driver hours.

(3)	Mr. Peacock agreed to relocate from Switzerland to Thousand Oaks, California to serve as our Executive Vice President and CFO. Certain relocation benefits were provided to Mr. Peacock in 2010 in connection with this relocation in accordance with our relocation policies. Based on negotiations with Mr. Peacock, we provided Mr. Peacock with reimbursement of penalties incurred due to a lease cancellation, as set forth below. The relocation benefits provided to Mr. Peacock in 2010 included:

(a)	$83,715 of reimbursement for penalties incurred due to a lease cancellation given the short time frame we allowed for him to relocate;

(b)	$32,452 for housing and living expenses;

(c)	$72,138 of reimbursement for relocation of household goods and other items;

(d)	$40,036 of reimbursement for travel to destination; and

(e)	$116,496 of tax gross-up payments on the moving and relocation benefits provided.

(4)	In 2010 and prior to his assumption of responsibilities as Acting Chief Financial Officer, Mr. Kelly agreed to relocate overseas to Zug, Switzerland from Thousand Oaks, California to take on a long-term expatriate assignment on our behalf. Certain expatriate benefits were agreed upon with Mr. Kelly in 2010 in connection with preparations for this expatriate assignment. In connection with his long-term expatriate assignment, Mr. Kelly negotiated a partial reimbursement on the loss from the sale of his home in the U.S. (subject to a cap). Prior to completion of his relocation to Switzerland, at our request Mr. Kelly agreed to remain in the U.S. to serve as Acting Chief Financial Officer from May 11, 2010 through September 1, 2010. Certain additional living expenses and costs were incurred and reimbursed to Mr. Kelly during his service as Acting Chief Financial Officer. After his service as Acting Chief Financial Officer, Mr. Kelly continued with the original commitment to relocate to Zug, Switzerland to serve as Vice President, International Finance, a non-executive officer position. The following expatriate benefits were provided to Mr. Kelly in 2010:

(a)	$108,969 of reimbursement for closing expenses and other costs related to the sale of his home;

(b)	$188,848 for housing and living expenses (including tuition);

(c)	$76,909 of reimbursement for relocation of household goods and other items;

(d)	$360,000 of partial reimbursement for loss on sale of home;

(e)	$50,431 of reimbursement for travel to destination;

(f)	$133,197 of miscellaneous relocation expenses;

(g)	$27,386 of tax gross-up payments on moving and relocation benefits provided (excluding reimbursement of partial loss on sale of home); and

(h)	$181,002 for 2010 tax equalization to ensure no greater or lesser tax burden during his assignment in Switzerland.

(5)	Other expenses include the cost of gifts of $8,517, $8,879 and $1,299 for Messrs. Bradway and Morrow and Dr. Perlmutter, respectively, as well as executive physical examinations and personal expenses while on business travel.

Other Compensation. The following table sets forth amounts for other compensation to our NEOs for 2010 included in the “All Other Compensation” column of the “Summary Compensation Table.”

Name	Company Contributions to 401(k) Retirement and Savings Plan($)(1)	Company Credits to Supplemental Retirement Plan($)(1)	Total($)
Kevin W. Sharer	24,500	528,538	553,038
Robert A. Bradway	24,500	177,872	202,372
Jonathan M. Peacock	24,250	0	24,250
Michael A. Kelly	24,500	51,642	76,142
Fabrizio Bonanni	24,500	152,615	177,115
George J. Morrow	24,500	196,219	220,719
Roger M. Perlmutter	24,500	183,438	207,938

(1)	See “EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation” below for a description of these plans.

Narrative Description to the Compensation Tables—Performance Units

Performance units are granted to our NEOs annually during the first year of a performance period and are paid out at the end of the performance period based on our level of achievement of the applicable performance goals established by the Compensation and Management Development Committee, or Compensation Committee, for such performance period for each grant. Our performance periods are typically three years in duration. The performance goals for the relevant performance period are set forth below.

The number of performance units earned is determined by the Compensation Committee at the end of the performance period based on the pre-established formula for such performance period, and is currently paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment occur in connection with a termination of employment in connection with a change of control or the death, disability or retirement of a participant as discussed in the section “EXECUTIVE COMPENSATION TABLES—Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards—Performance Units” below.

Performance Units for the 2008-2010 Performance Period

For a description of the performance units for the 2008-2010 performance period that began on January 1, 2008 and ended on December 31, 2010, please see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units—Performance Award Program—Units Earned for the 2008-2010 Performance Period.”

Performance Units for the 2009-2011 Performance Period

Performance goals for the 2009-2011 performance period that began on January 1, 2009 and will end on December 31, 2011 are based upon our 2009 revenue and 2009 adjusted EPS, weighted equally, in alignment with our 2009 Company goals under our GMIP, and modified at the end of the three-year performance period by a relative total shareholder return, or TSR, multiplier measured over the 2009-2011 performance period.

The number of performance units earned at the end of the performance period will range from 0% to 200% of the number of performance units granted and is determined in the manner set forth in the following formula:

Performance Units Earned	=	[	(performance units granted)	×	(2009 revenue performance percentage + 2009 adjusted EPS performance percentage)	×	(relative TSR multiplier over the 2009-2011 performance period)	]

The relative TSR multiplier is based on the ranking of our three-year TSR compared with the three-year TSRs of the 12 companies in the comparator group (adjusted to reflect merger activity), or Comparator Group, described under “COMPENSATION DISCUSSION AND ANALYSIS—COMPENSATION ANALYSIS TOOLS—Peer Group Determination.” Our TSR is determined in the same manner as TSR is determined for the 2008-2010 performance period. Each Comparator Group company’s TSR is determined in a similar manner to that used to determine our TSR, except that it is based on the stock of the related Comparator Group company. The relative TSR multiplier is expressed as a percentage and varies depending on our ranking within the Comparator Group companies, as shown below. The maximum TSR multiplier that can be achieved is 160%.

The 2009-2011 performance period performance goals include Company revenue and adjusted EPS results for 2009. The performance results for these measures in 2009 and the resulting percentages earned are as follows:

Performance Goals for the 2009-2011 Performance Period

Measures	Threshold	Target	Maximum	Earned
2009 Revenue	$14.25 billion earns 0%	$15.00 billion earns 50%	$15.75 billion earns 62.5%	28.5%

2009 Adjusted EPS	$4.40 earns 0%	$4.65 earns 50%	$4.90 earns 62.5%	62.5%

Overall Percentage	0%	100%	125.0%	91.0%

The score (91%) resulting from our 2009 revenue and 2009 adjusted EPS performance will then be modified (up or down) based on our TSR relative to the TSRs of the Comparator Group companies for the 2009-2011 performance period. The table below describes how this relative TSR multiplier is determined:

Relative TSR Multiplier for 2009-2011 Performance Period

Measure	Threshold	Target	Maximum
Relative TSR	50% for a Company ranking of 11th through 13th among the Company and Comparator Group Companies	100% for a Company ranking of 7th through 10th among the Company and Comparator Group Companies	160% for a Company ranking of 1st among the Company and Comparator Group Companies

If our performance for three-year TSR is ranked within the top six among the Company and the Comparator Group companies, the relative TSR multiplier will be determined by interpolating between each of the rankings of the Comparator Group companies above and below our position, unless our performance for three-year TSR ranks first, in which case the relative TSR multiplier will be 160%. No interpolation is performed if the Company’s TSR results rank 7th or lower among the Company and the Comparator Group companies. The relative TSR multiplier shall not exceed 100% regardless of our ranking among the Comparator Group companies if our ending Common Stock price (plus any dividends, as if reinvested) for the performance period is at or below a pre-established minimum dollar amount.

Given that our actual performance during 2009 under the performance measures of revenue and adjusted EPS resulted in a performance percentage earned of 91%, the number of units that may be earned after giving effect to the relative TSR multiplier for the 2009-2011 performance period may range from 45.5% to 145.6% of the performance units granted. This presumes that our ending Common Stock price (plus any dividends, as if reinvested) used to calculate TSR for the 2009-2011 performance period exceeds the pre-established minimum dollar amount.

Performance Units for the 2010-2012 Performance Period

For a description of the performance units for the 2010-2012 performance period that began on January 1, 2010 and will end on December 31, 2012, please see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units—Performance Award Program—Units Awarded in 2010 for the 2010-2012 Performance Period.”

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2010.

Name	Grant Date		Approval Date(1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4) (# of units)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
					Thres- hold	Target	Maxi- mum ($)	Thres- hold	Target	Maxi- mum
					EIP/GMIP			Performance Units			RSUs	Stock Options
Kevin W. Sharer	3/3/10		3/3/10		(3)	(3)	6,462,500
	3/3/10		3/3/10					(4)	91,000	182,000				5,647,460(7)
	4/26/10		3/3/10								45,500			2,658,565(8)
	4/26/10		3/3/10									318,500	58.43	6,691,367(9)

Robert A. Bradway	3/3/10		3/3/10		(3)	(3)	3,877,500
	3/3/10		3/3/10					(4)	24,000	48,000				1,489,440(7)
	4/26/10		3/3/10								12,000			701,160(8)
	4/26/10		4/23/10								6,000			350,580(8)
	4/26/10		3/3/10									84,000	58.43	1,764,756(9)
	4/26/10		4/23/10									43,000	58.43	903,387(9)

Jonathan M. Peacock	9/1/10	(2)	9/1/10	(2)	(3)	192,000	432,000	(4)	(4)	(4)
	10/28/10		6/30/10								100,000			5,727,000(8)
	10/28/10		6/30/10									175,000	57.27	3,314,483(9)

Michael A. Kelly	3/3/10		3/3/10		(3)	188,568	424,278
	3/3/10		3/3/10					(4)	2,629	5,258				163,156(7)
	4/26/10		3/3/10								1,314			76,777(8)
	4/26/10		4/23/10								25,000			1,460,750(8)
	4/26/10		3/3/10									9,200	58.43	193,283(9)

Fabrizio Bonanni	3/3/10		3/3/10		(3)	(3)	3,877,500
	3/3/10		3/3/10					(4)	24,000	48,000				1,489,440(7)
	4/26/10		3/3/10								12,000			701,160(8)
	4/26/10		4/23/10								40,000			2,337,200(8)
	4/26/10		3/3/10									84,000	58.43	1,764,756(9)

George J. Morrow	3/3/10		3/3/10		(3)	(3)	3,877,500
	3/3/10		3/3/10					(4)	24,000	48,000				1,489,440(7)
	4/26/10		3/3/10								12,000			701,160(8)
	4/26/10		3/3/10									84,000	58.43	1,764,756(9)

Roger M. Perlmutter	3/3/10		3/3/10		(3)	(3)	3,877,500
	3/3/10		3/3/10					(4)	24,000	48,000				1,489,440(7)
	4/26/10		3/3/10								12,000			701,160(8)
	4/26/10		3/3/10									84,000	58.43	1,764,756(9)

(1)	Reflects the date on which the grants were approved by the Compensation Committee. See “COMPENSATION DISCUSSION AND ANALYSIS—COMPENSATION POLICIES AND PRACTICES—Policies for Grants of Equity Awards” for a description of the timing of our annual equity grants.

(2)	Mr. Peacock became eligible to participate in our GMIP upon commencement of his employment with the Company on September 1, 2010.

(3)	Non-equity incentive awards to our NEOs were made under our EIP, except for awards to Messrs. Peacock and Kelly, which were made under our GMIP. Messrs. Peacock and Kelly were not participants in the EIP because Mr. Peacock had not yet commenced employment with the Company and Mr. Kelly was not at a job level eligible for the EIP at the time participants were determined. The “maximum” amounts shown in the table above (except for Messrs. Peacock and Kelly) reflect the largest possible payments under our EIP for the 2010 performance period, based on our EIP adjusted net income, as defined. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. Consistent with its practice since the EIP was approved by our stockholders in 2002, the Compensation Committee referred to the payments that would be earned under our GMIP, as illustrated in the table below, as well as each NEO’s contributions in determining the actual amounts awarded under the EIP in 2010. Our GMIP for 2010 was based on our performance against four primary Company goals, weighted as follows: (1) Deliver Financially (60%); (2) Advance Denosumab (20%); (3) Deliver the Best Pipeline (15%) and (4) Expand Internationally (5%). Threshold goals of 50% of target performance have been established only for non-financial primary metrics. These non-financial metrics are often expressed in milestones or are more subjective in nature than are the financial metrics. If only one of the minor non-financial goals is accomplished, the payout percentage would be very small (less than 1% of a target annual incentive award) and thus no threshold amount is shown in the table below. The GMIP-derived target and maximum payout levels for the 2010 performance period are shown in the table below (and with regard to Messrs. Peacock and Kelly are shown above in the “Grants of Plan-Based Awards” table). Mr. Peacock’s target and maximum payout under the GMIP has been pro-rated to reflect his September 1, 2010 commencement of employment. The actual amounts awarded under our EIP and GMIP are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and (except for Messrs. Peacock and Kelly) are shown in the table below. For a description of our Company corporate goals and the use of the GMIP in the Compensation Committee’s exercise of negative discretion see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards.”

	GMIP			EIP
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)			Non-Equity Incentive Plan Compensation($)
Name	Threshold (a)	Target	Maximum	Actual
Kevin W. Sharer	—	2,610,577	5,873,798	3,635,000
Robert A. Bradway	—	963,723	2,168,377	1,340,000
Jonathan M. Peacock	—	192,000	432,000	n/a
Michael A. Kelly	—	188,568	424,278	n/a
Fabrizio Bonanni	—	652,923	1,469,077	910,000
George J. Morrow	—	809,754	1,821,947	1,127,000
Roger M. Perlmutter	—	763,508	1,717,893	1,065,000

(a)	Threshold amounts are not included in the table above because any payments would be less than 1% or would yield a zero payout.

(4)	Reflects information regarding performance units granted during 2010 for the 2010-2012 performance period. Mr. Peacock was not granted performance units for the 2010-2012 performance period because he had not yet commenced employment with the Company at the time these awards were granted. If the threshold goal for either of the 2010 Financial Performance Measures is not met, no units are earned for that financial performance measure. Our performance must exceed the threshold goal for a financial performance measure in order for any units to be earned with respect to that performance measure. Achieving target performance results in 50% of the units being earned and achieving maximum performance results in 62.5% of the units being earned, with respect to each performance measure. If performance achieved with respect to each performance measure is between threshold and target or target and maximum, the performance percentage for the performance measure is determined by interpolating linearly between 0% and 50%, or between 50% and 62.5%, as applicable. The sum of the percentages for the financial performance measures is adjusted by a relative TSR multiplier, which can range from 50% to 160%, to determine the number of performance units earned. Thus, the maximum number of units that may be earned is 200% of the units granted. Shares of our Common Stock will be issued on a one-for-one basis for each performance unit earned. See “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units—Performance Award Program—Units Awarded in 2010 for the 2010-2012 Performance Period” for more information.

(5)	Reflects RSUs granted during 2010, including: the annual grant of RSUs to NEOs employed by the Company and eligible to receive such grant; 6,000 RSUs to Mr. Bradway in connection with his promotion to President and Chief Operating Officer; 25,000 and 40,000 RSUs granted to Mr. Kelly and Dr. Bonanni, respectively, for retention purposes and 100,000 RSUs granted to Mr. Peacock in connection with the commencement of his employment with the Company.

(6)	Reflects options granted during 2010, including: the annual grant of options to NEOs employed by the Company and eligible to receive such grant; 43,000 options granted to Mr. Bradway in connection with his promotion to President and Chief Operating Officer and 175,000 options granted to Mr. Peacock in connection with the commencement of his employment with the Company.

(7)	Reflects the grant date fair values of the performance unit awards granted during 2010 for the 2010-2012 performance period determined in accordance with Financial Accounting Standards Board, or FASB, principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. Under these principles, the grant date fair values of these awards were based on the number of performance units granted (which equals the target number of units of the award) multiplied by: (i) 100% which is the sum of the revenue and adjusted EPS performance percentages based on the estimated probable outcomes of the 2010 Financial Performance Measures as of the grant date and (ii) the grant date fair value per unit of $62.06 which reflects the impact of the relative TSR multiplier, which is a market condition. The grant date fair value per unit was calculated using a Monte Carlo simulation model with the following key assumptions: risk-free interest rate of 1.3%; volatility of the price of our Common Stock of 35%; dividend yield on our Common Stock of 0%; the closing price of our Common Stock on the grant date of $56.90 per share; volatilities of the prices of the stocks of the Comparator Group of companies and the correlations of returns of our Common Stock and the stock of the Comparator Group of companies to simulate TSRs and their resulting impact on the relative TSR multiplier based on contractual terms.

(8)	Reflects the grant date fair values of RSUs granted during 2010 determined in accordance with FASB principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. Under these principles, the grant date fair values of these awards is based on the intrinsic value of each unit, which equals the closing price of our Common Stock on the grant date, $58.43 on April 26, 2010 and $57.27 on October 28, 2010, multiplied by the number of RSUs granted.

(9)	Reflects the grant date fair values of options granted during 2010 determined in accordance with FASB principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. Under these principles, the grant date fair values of these awards are based on the grant date fair value per option, approximately $21.01 per option granted on April 26, 2010 and approximately $18.94 per option granted on October 28, 2010, multiplied by the number of options granted. The grant date fair values of these option grants were determined using a Black-Scholes option valuation model with the following assumptions:

Grant Date	Risk-Free Interest Rate(%)	Expected Life	Expected Volatility(%)	Dividend Yield(%)	Exercise Price($)
4/26/10	3.3	6.5 years	28	0	58.43
10/28/10	2.0	6.5 years	28	0	57.27

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2010 granted to each of our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Option)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	Stock Options				Restricted Stock Units		Performance Units
Kevin W. Sharer	0	318,500	58.43	4/26/20(2)	91,750	5,037,075	98,098(5)	5,385,580
	64,000	192,000	50.44	4/28/16(2)			33,215(6)	1,823,504
	128,000	128,000	42.13	4/29/15(2)			53,290(7)	2,925,621
	146,250	48,750	62.55	4/26/14(2)
	195,000	0	71.88	4/3/13
	225,000	0	58.61	3/15/12
	180,000	0	59.48	3/15/11

Robert A. Bradway	0	127,000	58.43	4/26/20(2)	33,000	1,811,700	25,872(5)	1,420,373
	21,000	63,000	50.44	4/28/16(2)			10,920(6)	599,508
	42,000	42,000	42.13	4/29/15(2)			17,520(7)	961,848
	48,750	16,250	62.55	4/26/14(2)
	40,000	0	64.56	7/17/13

Jonathan M. Peacock	0	175,000	57.27	10/28/20(2)	100,000	5,490,000

Michael A. Kelly	0	9,200	58.43	4/26/20(2)	18,400	1,010,160	2,834(5)	155,587
	2,200	6,600	50.44	4/28/16(2)			1,143(6)	62,751
	4,000	4,000	42.13	4/29/15(2)			1,668(7)	91,573
	7,500	2,500	62.55	4/26/14(2)
	9,500	0	71.88	4/3/13
	8,500	0	58.61	3/15/12
	11,532	0	59.48	3/15/11

Fabrizio Bonanni	0	84,000	58.43	4/26/20(2)	67,000	3,678,300	25,872(5)	1,420,373
	21,000	63,000	50.44	4/28/16(2)			10,920(6)	599,508
	42,000	42,000	42.13	4/29/15(2)			17,520(7)	961,848
	22,500	7,500	56.79	10/29/14(2)
	32,625	10,875	62.55	4/26/14(2)
	43,500	0	71.88	4/3/13
	50,000	0	58.61	3/15/12
	50,000	0	59.48	3/15/11

George J. Morrow	0	84,000	58.43	4/26/20(2)	27,000	1,482,300	25,872(5)	1,420,373
	21,000	63,000	50.44	4/28/16(2)			10,920(6)	599,508
	21,000	42,000	42.13	4/29/15(2)			17,520(7)	961,848
	48,750	16,250	62.55	4/26/14(2)
	65,000	0	71.88	4/3/13
	75,000	0	58.61	3/15/12
	75,000	0	59.48	3/15/11

Roger M. Perlmutter	0	84,000	58.43	4/26/20(2)	27,000	1,482,300	25,872(5)	1,420,373
	21,000	63,000	50.44	4/28/16(2)			10,920(6)	599,508
	42,000	42,000	42.13	4/29/15(2)			17,520(7)	961,848
	48,750	16,250	62.55	4/26/14(2)
	65,000	0	71.88	4/3/13
	75,000	0	58.61	3/15/12
	75,000	0	59.48	3/15/11

(1)	Options granted prior to April 26, 2010 expire on the seventh anniversary of their grant date. Options granted on or after April 26, 2010 expire on the tenth anniversary of their grant date.

(2)	Options vest in equal installments on the first four anniversaries of the grant date.

(3)	The following table shows RSUs outstanding as of December 31, 2010:

Name	Units Granted on April 26, 2010(a)	Units Granted on October 28, 2010(b)	Units Granted on April 28, 2009(c)	Units Granted on April 29, 2008(d)	Units Granted on July 31, 2007(e)	Total Restricted Stock Units
Kevin W. Sharer	45,500	0	27,750	18,500	0	91,750
Robert A. Bradway	18,000	0	9,000	6,000	0	33,000
Jonathan M. Peacock	0	100,000	0	0	0	100,000
Michael A. Kelly	13,814	0	943	1,143	2,500	18,400
Fabrizio Bonanni	52,000	0	9,000	6,000	0	67,000
George J. Morrow	12,000	0	9,000	6,000	0	27,000
Roger M. Perlmutter	12,000	0	9,000	6,000	0	27,000

(a)	Reflects RSUs which are scheduled to vest in equal installments on the first four anniversaries of the grant date for Messrs. Sharer, Bradway and Morrow and Dr. Perlmutter and with respect to 1,314 units granted to Mr. Kelly and 12,000 units granted to Dr. Bonanni. An additional 12,500 units granted to Mr. Kelly are scheduled to vest on June 30, 2013 and 40,000 units granted to Dr. Bonanni are scheduled to vest on December 31, 2013.

(b)	Reflects RSUs which are scheduled to vest in equal installments on the first four anniversaries of the grant date.

(c)	Reflects RSUs which are scheduled to vest in substantially equal installments on the second, third and fourth anniversaries of the grant date.

(d)	Reflects RSUs which are scheduled to vest in substantially equal installments on the third and fourth anniversaries of the grant date.

(e)	Reflects RSUs which are scheduled to vest on July 31, 2011.

(4)	The market values of RSUs and performance units were calculated by multiplying the number of RSUs outstanding or the estimated number of performance units (as determined in accordance with Securities and Exchange Commission, or SEC, rules and footnotes 5 and 6 below), as applicable, by the closing price of our Common Stock on December 31, 2010 ($54.90).

(5)	Reflects the number of performance units granted for the 2010-2012 performance period multiplied by: (i) approximately 108% which is the sum of the revenue and adjusted EPS performance percentages based on the actual results achieved with regard to the 2010 Financial Performance Measures and (ii) a relative TSR multiplier of 100% for the one-year period that ended on December 31, 2010. For information on the actual number of units to be earned for these performance unit grants, see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units—Performance Award Program—Units Awarded in 2010 for the 2010-2012 Performance Period.”

(6)	Reflects the number of performance units granted for the 2009-2011 performance period multiplied by: (i) approximately 91% which is the sum of the revenue and adjusted EPS performance percentages based on actual results achieved with regard to the 2009 revenue and adjusted EPS performance measures, or the Actual 2009 Financial Performance Measure Percentage, and (ii) a relative TSR multiplier of 50% for the two-year period that ended on December 31, 2010. For information on the actual number of units to be earned for these performance unit grants, see “EXECUTIVE COMPENSATION TABLES—Narrative Description to the Compensation Tables—Performance Units—Performance Units for the 2009-2011 Performance Period.”

(7)	Reflects the actual number of performance units earned for the 2008-2010 performance period which equals the number of units granted multiplied by an absolute TSR multiplier of 73.0%. The absolute TSR multiplier was the result of the compound annual TSR of our Common Stock over the 2008-2010 performance period, which was between the threshold and target levels of compound annual TSR performance.

The estimated payouts of the performance units for the 2009-2011 and 2010-2012 performance periods described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our NEOs for the year ended December 31, 2010. For a description of the performance units for the 2008-2010 performance period that were earned as of December 31, 2010 and the associated payout values, please see the “Outstanding Equity Awards at Fiscal Year End” table and footnote 7 to the table.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Kevin W. Sharer	0	0	18,500	1,073,185
Robert A. Bradway	0	0	9,750	543,698
Jonathan M. Peacock	0	0	0	0
Michael A. Kelly	31,226	104,807	15,886	881,891
Fabrizio Bonanni	0	0	6,000	348,060
George J. Morrow	0	0	6,000	348,060
Roger M. Perlmutter	0	0	6,000	348,060

(1)	The value realized upon exercise of options reflects the price at which shares acquired upon exercise of the options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The value realized on vesting of RSUs was calculated as of the product of the closing price of a share of our Common Stock on the day prior to the vesting date, multiplied by the number of shares vested.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our Supplemental Retirement Plan, or SRP, Nonqualified Deferred Compensation Plan, or NDCP, and Executive Nonqualified Retirement Plan for and as of the year ended December 31, 2010.

Name	Executive Contributions in 2010($)(1)	Company Contributions in 2010($)(2)	Aggregate Earnings in 2010($)(3)	Withdrawals in 2010($)	Aggregate Balance at December 31, 2010($)(4)
Kevin W. Sharer	1,895,000	528,538	2,671,859	0	21,805,191
Robert A. Bradway	0	177,872	173,727	0	1,415,434
Jonathan M. Peacock	0	0	0	0	0
Michael A. Kelly	72,500	51,642	282,127	0	2,008,464
Fabrizio Bonanni	0	152,615	386,843	0	3,249,353
George J. Morrow	0	196,219	1,299,203	0	26,911,515
Roger M. Perlmutter	0	183,438	691,981	0	14,047,907

(1)	Reflects cash incentive awards earned in 2009 and contributed to the NDCP in 2010. Mr. Sharer’s contribution is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in 2009; Mr. Kelly’s contribution is not included in the “Summary Compensation Table” because he was not a NEO in 2009.

(2)	Reflects credits to the SRP which are included in the “All Other Compensation” column of the 2010 Summary Compensation Table.

(3)	Reflects earnings in the NDCP, SRP and Executive Nonqualified Retirement Plan for 2010. Earnings on accounts in the Executive Nonqualified Retirement Plan consist of interest accrued on Mr. Morrow’s and Dr. Perlmutter’s vested account balances calculated at a rate equal to 125% of the 10-year moving average yield of 10-year U.S. Treasury Notes, adjusted annually and compounded annually. Interest credited to Mr. Morrow and Dr. Perlmutter for 2010 total $1,054,053 and $633,337, respectively, of which the amounts that exceed 120% of the applicable long-term Applicable Federal Rate, $121,554 for Mr. Morrow and $61,251 for Dr. Perlmutter, are included in the “Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.”

(4)	Reflects balances in the Deferred Compensation Plan, SRP and Executive Nonqualified Retirement Plan at December 31, 2010. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary Compensation Table” in 2010, 2009 and 2008: $5,176,153 for Mr. Sharer; $765,814 for Mr. Bradway; $51,642 for Mr. Kelly; $425,385 for Dr. Bonanni; $1,042,736 for Mr. Morrow and $617,531 for Dr. Perlmutter.

General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The SRP is designed to provide a “make-whole” benefit to Retirement and Savings Plan, or 401(k) Plan, participants who have eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on such compensation to represent the equivalent percentage of Company contributions that would have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. For the same reason, the Company also credits to the SRP a 10% contribution on amounts deferred into the NDCP. No “above market” crediting rates are offered.

The SRP and the NDCP are unfunded plans for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are general unsecured obligations of the Company and are subject to the Company’s on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist us in satisfying our obligations under the NDCP. Earnings on amounts contributed to our SRP and NDCP, like our 401(k) Plan, are based on participant selections among the investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute or add investment options at any time. Participants can select from among these investment options, for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity to invest through a brokerage window or in our Common Stock under our NDCP or SRP. The investment options in the NDCP and the SRP also differ in that they include six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have been created for use as default investment options. The investment options during 2010 are described in “—Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan” below. Invested amounts can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Retirement and Savings Plan and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan that is available to all regular staff members of the Company and participating subsidiaries. All 401(k) Plan participants, including our NEOs, are eligible to receive the same level of matching and nonelective or “core” contributions from the Company. Company contributions on eligible compensation earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were deferred to the NDCP are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan eligible staff members.

Contributions. The Company makes a core contribution of 5% of eligible compensation to all regular staff members of the Company under the 401(k) Plan, regardless of whether the staff members elect to defer any of their compensation to the 401(k) Plan. In addition, under the 401(k) Plan, participants are eligible to receive matching contributions of up to 5% of their eligible compensation. Under our SRP, we credit 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which equals the combined percentage of our core contributions and maximum matching contributions under our 401(k) Plan. We also credit 10% of each participant’s compensation that is not eligible for deferral into our 401(k) Plan because the participant deferred it to the NDCP.

Distributions. Participants receive distributions from the SRP following their termination of employment. Distributions for most participants are made in a lump sum payment in the first or second year following termination of employment, or, for balances in excess of a de minimis amount, in installments that commence in the year following termination. For our NEOs, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our NEO’s termination of employment.

Vesting. Participants in the 401(k) Plan are immediately vested in participant and Company contributions and related earnings and losses on such amounts. Participants in the SRP are immediately vested in contributions that are made with respect to amounts the participants deferred under the NDCP and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of: (i) three continuous years of their service to the Company; (ii) termination of their employment on or after their normal retirement date (as defined in the 401(k) Plan); (iii) their disability (as defined in the 401(k) Plan); (iv) their death or (v) a change of control and termination of their employment as described below in “—Potential Payments Upon Termination or Change of Control—Amended and Restated Change of Control Severance Plan.”

Nonqualified Deferred Compensation Plan

Our NDCP allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board of Directors, or Board, and our U.S.- and Puerto Rico-based staff members at the director level or above, which include our NEOs, are eligible to participate in this plan. Our NEOs may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are staff members may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 100% of their annual incentive bonus and up to 100% of sales commissions. Non-employee members of our Board may defer all or a portion of their fees, including committee chair retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired staff members or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our NEOs, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our NEO’s termination of employment. Participants may also elect to receive an in-service distribution of an elective deferral (called a short-term deferral) that is paid no earlier than three full years after the end of the plan year in which the deferral was made. Participants can also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts that they elect to defer and related earnings and losses on such amounts.

Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The investment options under the SRP and the NDCP and their annual rates of return for 2010 are contained in the tables below. The 401(k) Plan offers the same investment options as the SRP and the NDCP except: (i) the

401(k) Plan also allows investments in our Common Stock and offers a brokerage window and (ii) the 401(k) Plan does not offer the six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios” below. The Target Retirement Portfolios are designed to provide an all-in-one investment option for creating a diversified portfolio. Each portfolio is an asset allocation strategy built around a combination of investments from the plan’s asset classes and is adjusted over time to gradually become more conservative as the target maturity date of the portfolio approaches. The Amgen Target Retirement Portfolio Income investment option is designed for participants who are close to or who have already retired. We retain the right to change, at our discretion, the available investment options.

Name of Investment Option	Rate of Return for 2010	Name of Investment Option	Rate of Return for 2010
Amgen Target Retirement Portfolio Income	13.56%	Capital Preservation	3.15%
Amgen Target Retirement Portfolio 2010	14.33%	Fixed Income	8.21%
Amgen Target Retirement Portfolio 2020	15.36%	Large Cap Value	12.52%
Amgen Target Retirement Portfolio 2030	16.92%	Large Cap Index	15.20%
Amgen Target Retirement Portfolio 2040	17.48%	Large Cap Growth	17.74%
Amgen Target Retirement Portfolio 2050	17.58%	Small-Mid Cap Value	31.47%
		Small-Mid Cap Index	28.83%
		Small-Mid Cap Growth	27.68%
		International Value	13.42%
		International Growth	10.67%
		High Yield	17.31%
		Inflation-Protection	6.31%
		Emerging Markets	18.79%
		REIT Index	26.68%

Executive Nonqualified Retirement Plan

As part of their initial offers of employment in 2001, we agreed to provide Mr. Morrow and Dr. Perlmutter supplemental retirement benefits based on their length of employment with us as a replacement for pension benefits foregone from their previous employers. The benefits are provided through their participation in our Executive Nonqualified Retirement Plan, which was established to provide supplemental retirement income benefits for a select group of management and highly compensated staff members through Company contributions. Participants are selected by the Compensation Committee. Mr. Morrow and Dr. Perlmutter are currently the only participants in this plan.

Contributions. We were obligated to credit a special retirement account under the plan with $15,000,000 for Mr. Morrow and $10,000,000 for Dr. Perlmutter because they were actively employed by us on January 19, 2006 and September 16, 2007, respectively.

Earnings. Interest is earned on account balances beginning on January 19, 2006 for Mr. Morrow and beginning on September 16, 2007 for Dr. Perlmutter. As Mr. Morrow and Dr. Perlmutter were employed with the Company through the date they attained 10 years of service and were at least age 55, which date occurred for both Mr. Morrow and Dr. Perlmutter in January 2011, under the terms of the Executive Nonqualified Retirement Plan, we will credit interest on each of their account balances at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from their crediting dates until their account balances are distributed to them. If Mr. Morrow’s or Dr. Perlmutter’s employment had terminated prior to the date they attained 10 years of service and were at least age 55, the interest rate would have been 100% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually. The dates on which Mr. Morrow and Dr. Perlmutter became eligible for the higher interest crediting were previously incorrectly reflected in the Executive Nonqualified Retirement Plan and were corrected in 2010.

Distributions. If the participant terminates his employment prior to attaining age 60 and 10 years of service with us (March 2, 2012 for Mr. Morrow and September 16, 2012 for Dr. Perlmutter), the plan provides for his account balance to be distributed in a lump sum in January of the year following his termination of employment or, if later and if required by Section 409A of the Internal Revenue Code, at least six months after such termination of employment. If the participant’s employment with us terminates after attaining age 60 and 10 years of service with us, the plan provides for distribution in a lump sum payment, or if the participant timely elects, in ten or fewer substantially equal annual installment payments. Because Mr. Morrow terminated his employment and retired on January 31, 2011, he will receive a lump sum distribution of his account.

Potential Payments Upon Termination or Change of Control

Amended and Restated Change of Control Severance Plan

Our Change of Control Severance Plan provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in the event of certain changes of control. Market practices generally and the practices of the companies in our Peer Group have evolved since our Change of Control Severance Plan was originally adopted. To ensure that the Change of Control Severance Plan continues to be aligned with current governance best practices, on December 9, 2010, at the suggestion of the Compensation Committee’s independent consultant and with the input and direction of the Compensation Committee, the Board amended and restated the Change of Control Severance Plan. The amended and restated plan was effective upon Board approval and thus influences the amounts payable as of December 31, 2010. The following summary of benefits is based on the amended and restated plan. For a summary of the changes to the Change of Control Severance Plan, please see “COMPENSATION DISCUSSION AND ANALYSIS—2010 COMPENSATION AND MANAGEMENT DEVELOPMENT HIGHLIGHTS.”

If a change of control (as defined below) occurs and a participant’s employment is terminated by us other than for cause or disability (each as defined below) or by the participant for good reason (as defined below) within two years after the change of control, the participant will be entitled to:

•	a lump sum cash payment in an amount equal to:

•	the product of:

•	a benefits multiple of 1 or 2 based on the participant’s position (each of our NEOs have a benefits multiple of 2); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs;

•

if, as a result of the participant’s termination of employment, the participant becomes entitled to, and timely elects to continue, health care (including any applicable vision benefits) and/or dental coverage under the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, Company-paid group health and dental insurance continuation coverage for the participant and his or her dependents under COBRA until either the earlier of (i) the expiration of a participant’s eligibility for coverage under COBRA or (ii) the expiration of the 18-month period immediately following the participant’s termination (whichever occurs earlier);

•	fully-vested benefits accrued under our 401(k) Plan and our SRP;

•

either a lump-sum cash payment or a contribution to our SRP, as determined by the Company in its sole discretion, in an amount equal to the sum of (1) the product of $2,500 and the participant’s benefits multiple and (2) the product of (x) 10%, (y) the sum of (i) the participant’s annual base salary as in effect immediately prior to the participant’s termination or, if higher, as in effect immediately prior to the change of control, plus (ii) the participant’s targeted annual bonus for the year in which the termination occurs (which equals the participant’s annual base salary multiplied by the participant’s target annual bonus percentage, each as in effect immediately prior to the termination or, if higher, as in effect immediately prior to the change of control) and (z) the benefits multiple; and

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our NEOs would receive such liability insurance benefits, which results in no additional cost to us).

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all staff members upon a termination). However, other than with respect to Mr. Peacock, we currently have no standing severance arrangement that provides severance benefits to any of our NEOs. For a description of Mr. Peacock’s severance benefits, please see “—Mr. Peacock’s Offer Letter” below. The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our staff members during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan also provides that, if all payments or benefits received under the Change of Control Severance Plan or any other plan, arrangement or agreement would cause the participant to be subject to excise tax, then the payments under the Change of Control Severance Plan will be reduced to the extent necessary to avoid the excise tax, provided that the reduced payments, net of federal, state and local income taxes, is greater than the payments without such reduction, net of federal, state and local income taxes and excise tax.

The plan expires on December 31, 2014 and is subject to automatic one-year extensions unless we notify participants no later than November 30 of the year prior to the expiration date that the term will not be extended. If a change of control occurs prior to the plan’s expiration, the plan will continue in effect for at least 24 months following the change of control. Prior to a change of control, we can terminate or amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

Under the plan, a change of control has occurred upon any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized, merged or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) an adverse and material diminution of a participant’s authority, duties or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options, Restricted Stock and Restricted Stock Units

Our stock plans (or the related grant agreements approved for use under such stock plans) provide for accelerated vesting or continued vesting of unvested options, restricted stock and RSUs in the circumstances described below.

Change of Control. With respect to options and RSUs made prior to March 2, 2011, all such unvested awards will vest in full upon a Change of Control (as defined in the stock plans or the related grant agreements approved for use under such stock plans), irrespective of the scheduled vesting dates for these awards. With respect to options and RSUs made on or after March 2, 2011, all such awards will vest in full only if, within 24 months following the change of control, the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” or, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” (as each is defined in the grant agreements).

Death or Disability. In general, unvested options and RSUs granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested options and RSUs granted in the calendar year death or disability occurs, a pro-rata amount of these options and RSUs immediately vests based on the number of completed months of employment during the calendar year such event occurs. Unvested incentive stock options, or ISOs, of staff members with five or more years of service vest immediately upon their death or disability, and for staff members with less than five years of service, immediate vesting is provided for all unvested ISOs that were otherwise scheduled to vest through December 31 of the year following the year of death or disability. Under the stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. staff members or an independent medical advisor appointed by us.

Retirement. In general, unvested options and RSUs granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting schedule following the retirement of the holder if the holder has been continuously employed for at least 10 years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant). If a retirement-eligible participant receives a grant of options or RSUs in the calendar year such retirement occurs, the participant will vest in a pro-rata amount of the award he or she would be otherwise entitled to based upon the number of complete months of employment during the calendar year such retirement occurs. Holders have the lesser of five years from the date of retirement or the remaining period before expiration to exercise any vested options. For unvested ISO grants, an employee must be age 60 with 15 consecutive years of service to be retirement-eligible, and upon retirement, all such ISOs immediately vest. Mr. Sharer would have received this benefit had he retired on December 31, 2010. Dr. Bonanni would have also received this benefit, except with respect to RSUs he was granted on April 26, 2010 for retention purposes and unvested ISOs. No other NEOs would have received this benefit because they did not meet the above-noted requirements. Mr. Morrow qualified for this benefit in January 2011 prior to his retirement.

Performance Units

Our performance award program provides for a potential payout of outstanding performance units upon a change of control (as defined in our Change of Control Severance Plan) or upon a termination of employment due to death, disability or retirement.

Change of Control. With respect to grants of performance units for the 2009-2011 performance period and the 2010-2012 performance period, in the event of a change of control that occurs during the first year of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target levels of all performance measures (including TSR multipliers) have been satisfied. If a change of control occurs during the second or third years of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment based upon the actual performance with respect to the one-year performance measures for revenue and adjusted EPS goals, multiplied by the relative TSR multiplier based on the ranking of the greater of (i) our actual TSR performance for such shortened period or (ii) our TSR performance using the assumption that the ending Common Stock price for such shortened period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock or other property, or any combination thereof) relative to the TSRs of the Comparator Group for the shortened performance period.

With respect to grants of performance units for the 2011-2013 performance period, in the event of a change of control that occurs after the sixth calendar month of the performance period and before the end of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period basing (A) our TSR performance on the greater of (i) our actual TSR performance for such shortened period or (ii) our TSR performance using the assumption that our average daily closing Common Stock price for the last sixty (60) trading days of such shortened period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock or other property, or any combination thereof) and (B) the average TSR of the companies in our Comparator Group on such companies’ average daily closing stock price for the last sixty (60) trading days of such shortened performance period. In the event of a change of control that occurs during the first six calendar months of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment equal to an amount calculated in the manner described in the preceding sentence pro-rated for the number of complete calendar months elapsed during the performance period.

Death or Disability. For all of a participant’s performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who has been continuously employed with us for at least 10 years and is age 55 or older or is age 65 or older regardless of service (a retirement-eligible participant), for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such retirement occurs. Mr. Sharer and Dr. Bonanni would have received these benefits had they retired on December 31, 2010; none of the other NEOs would have received this benefit if they had retired on December 31, 2010 because they did not meet the above-noted requirements. Mr. Morrow became a retirement-eligible participant in January 2011 prior to his retirement.

Mr. Peacock’s Offer Letter

Mr. Peacock is subject to an offer letter, provided at the inception of his employment with the Company, which provided severance benefits in the event of his termination. Mr. Peacock’s offer letter provides for severance protection for three years following Mr. Peacock’s hire date at a benefit multiple of two times salary and target bonus plus up to 18 months of COBRA medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates in order to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on September 1, 2013, the third anniversary of the commencement of Mr. Peacock’s employment with the Company.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits to each of our NEOs upon a change of control, a qualifying termination within two years following a change of control, retirement, and the death or disability of our NEOs. The amounts shown assume that the triggering events occurred on December 31, 2010 and do not include: (i) the 2008-2010 performance unit awards and the EIP and GMIP payouts, which were earned as of December 31, 2010; (ii) other benefits earned during the term of our NEO’s employment that are available to all salaried staff members, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies and (iv) benefits previously accrued under the Executive Nonqualified Retirement Plan, the SRP and the NDCP. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table in this proxy statement. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from the Company.

The value of accelerated equity awards (and the value of equity awards that would continue to vest in the event Mr. Sharer or Dr. Bonanni retired) shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2010 ($54.90) in accordance with SEC rules. The value of options is the aggregate spread between $54.90 and the exercise prices of the options, if less than $54.90, while $54.90 is the intrinsic value of RSUs and the 2010-2012 and 2009-2011 performance units grants. For Mr. Morrow, given his actual retirement on January 31, 2011, we have shown only the value of the benefits to be received by him in connection with such retirement. We also have excluded all other payment scenarios given his departure.

Estimated Payments to Mr. Sharer

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	8,750,000(1)	0	0
Intrinsic value of unvested options	2,490,880	2,490,880	2,490,880	2,490,880
Intrinsic value of unvested RSUs	5,037,075	5,037,075	5,037,075	5,037,075
Value of 2010-2012 performance units	4,995,900(2)	4,995,900(2)	5,385,580(3)	5,385,580(3)
Value of 2009-2011 performance units	1,823,504(2)	1,823,504(2)	1,823,504(3)	1,823,504(3)
Continuing health benefits for 18 months(4)	0	11,045	0	0
Retirement plan contributions for two years(5)	0	880,000	0	0

Total	14,347,359	23,988,404	14,737,039	14,737,039

Estimated Payments to Mr. Bradway

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	2,703,178(6)	0	0
Intrinsic value of accelerated unvested options	817,320	817,320	0	817,320
Intrinsic value of accelerated unvested RSUs	1,811,700	1,811,700	0	1,811,700
Value of 2010-2012 performance units	1,317,600(2)	1,317,600(2)	0	1,420,373(3)
Value of 2009-2011 performance units	599,508(2)	599,508(2)	0	599,508(3)
Continuing health benefits for 18 months(4)	0	34,241	0	0
Retirement plan contributions for two years(5)	0	405,000	0	0

Total	4,546,128	7,688,547	0	4,648,901

Estimated Payments to Mr. Peacock

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination ($)	Termination Without Cause ($)(7)	Retirement ($)	Death or Disability ($)
Lump sum cash severance payment	0	2,880,000(1)	2,880,000	0	0
Intrinsic value of accelerated unvested options	0	0	0	0	0
Intrinsic value of accelerated unvested RSUs	5,490,000	5,490,000	0	0	1,830,000(8)
Value of 2010-2012 performance units	0	0	0	0	0
Value of 2009-2011 performance units	0	0	0	0	0
Continuing health benefits for 18 months(4)	0	34,241	34,241	0	0
Retirement plan contributions for two years(5)	0	293,000	0	0	0

Total	5,490,000	8,697,241	2,914,241	0	1,830,000

Estimated Payments to Mr. Kelly

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	1,372,000(1)	0	0
Intrinsic value of accelerated unvested options	80,516	80,516	0	80,516
Intrinsic value of accelerated unvested RSUs	1,010,160	1,010,160	0	1,010,160
Value of 2010-2012 performance units	144,332(2)	144,332(2)	0	155,587(3)
Value of 2009-2011 performance units	62,751(2)	62,751(2)	0	62,751(3)
Continuing health benefits for 18 months(4)	0	34,241	0	0
Retirement plan contributions for two years(5)	0	142,200	0	0

Total	1,297,759	2,846,200	0	1,309,014

Estimated Payments to Dr. Bonanni

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	2,952,000(1)	0	0
Intrinsic value of unvested options	817,320	817,320	817,320	817,320
Intrinsic value of unvested RSUs	3,678,300	3,678,300	1,482,300(9)	3,678,300
Value of 2010-2012 performance units	1,317,600(2)	1,317,600(2)	1,420,373(3)	1,420,373(3)
Value of 2009-2011 performance units	599,508(2)	599,508(2)	599,508(3)	599,508(3)
Continuing health benefits for 18 months(4)	0	23,195	0	0
Retirement plan contributions for two years(5)	0	300,200	0	0

Total	6,412,728	9,688,123	4,319,501	6,515,501

Estimated Payments to Mr. Morrow(10)

Estimated Potential Payment or Benefit	Retirement($)
Intrinsic value of unvested options	817,320
Intrinsic value of unvested RSUs	1,482,300
Value of 2010-2012 performance units	1,420,373
Value of 2009-2011 performance units	599,508

Total	4,319,501

Estimated Payments to Dr. Perlmutter

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	3,452,400(1)	0	0
Intrinsic value of accelerated unvested options	817,320	817,320	0	817,320
Intrinsic value of accelerated unvested RSUs	1,482,300	1,482,300	0	1,482,300
Value of 2010-2012 performance units	1,317,600(2)	1,317,600(2)	0	1,420,373(3)
Value of 2009-2011 performance units	599,508(2)	599,508(2)	0	599,508(3)
Continuing health benefits for 18 months(4)	0	34,241	0	0
Retirement plan contributions for two years(5)	0	350,240	0	0

Total	4,216,728	8,053,609	0	4,319,501

(1)	These amounts represent the cash severance payments pursuant to our Change of Control Severance Plan described above.

(2)	In the event of a change of control during the first year of the 2010-2012 performance period, the number of performance units that would have been earned is calculated based on the target level of performance for the 2010 Financial Performance Measures and a target relative TSR multiplier. The resulting number of units is multiplied by $54.90, the closing price of our Common Stock on December 31, 2010, to determine the payout values shown in the tables above.

In the event of a change of control during the second year of the 2009-2011 performance period, the number of performance units that would have been earned is the number of performance units granted multiplied by: (i) 91% which is the Actual 2009 Financial Performance Measure Percentage (see footnote 6 to the “Outstanding Equity Awards at Fiscal Year-End” table) and (ii) a relative TSR multiplier of 50% for the shortened performance period ending on September 30, 2010. Our TSR for purposes of determining the relative TSR multiplier would be based on the higher of the average closing price of our Common Stock for an averaging period ending immediately preceding September 30, 2010 or the value of consideration the acquirer paid for a share of our Common Stock. For purposes of this table, the TSR for our Common Stock was based on the average closing price for the averaging period. The payout values shown in the tables above are based on the number of units that would have been earned as described above multiplied by $54.90, the closing price of our Common Stock on December 31, 2010. For information on the actual number of units to be earned for these performance unit grants, see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units” and “EXECUTIVE COMPENSATION TABLES—Narrative Description to the Compensation Tables—Performance Units.”

(3)

In the event death or disability occurs, the number of performance units that would have been earned for the performance period is based on the number of performance units that would have been earned by the NEO if he had remained employed for the entire performance period. The number of units estimated to be earned and the resulting payout values for the 2010-2012 and 2009-2011 performance periods are calculated in the same manner and using the same assumptions as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnotes 4, 5 and 6 to that table). In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2010-2012 and 2009-2011 performance periods would not occur until after the end of the performance periods. For information on the actual number of units to be earned for these performance periods, see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units” and “EXECUTIVE COMPENSATION TABLES—Narrative Description to the Compensation Tables—Performance Units.”

As Mr. Sharer and Dr. Bonanni were retirement-eligible as of December 31, 2010, the retirement payout amounts for the performance units for the 2010-2012 and 2009-2011 performance periods were calculated in the same manner as the respective death and disability payout amounts.

(4)	Reflects the estimated cost of medical and dental insurance coverage based on rates charged to our staff members for post-employment coverage provided in accordance with COBRA for the first 18 months following termination, adjusted for the last six months of this period by a 10% inflation factor for medical coverage and a 6% inflation factor for dental coverage.

(5)	Reflects the value of retirement plan contributions for two years calculated as two times the sum of: (i) $2,500 and (ii) the product of: (a) 10% and (b) the sum of the NEO’s annual base salary as of December 31, 2010 and the NEO’s targeted annual bonus for 2010 (which equals the NEO’s annual base salary as of December 31, 2010 multiplied by the NEO’s target annual bonus percentage).

(6)	Reflects the cash severance payment pursuant to our Change of Control Severance Plan described above. Mr. Bradway’s cash severance payment was reduced by $1,296,822 from the amount otherwise due to him to avoid excise tax he would be liable for if all benefits pursuant to the Change of Control Severance Plan were paid to Mr. Bradway. For purposes of determining whether this cash severance payment reduction should be made, we applied the highest applicable federal and state income tax rates to the benefits subject to income taxes that would be payable to Mr. Bradway pursuant to the Change of Control Severance Plan in the table above.

(7)	Reflects amounts that would be paid to Mr. Peacock pursuant to his offer letter in the event Mr. Peacock is terminated without “cause,” including two years of annual salary and annual target incentive bonus and the cost of providing continuing medical and dental insurance coverage for 18 months in accordance with COBRA calculated in the same manner as described in footnote 4 above. For purposes of the offer letter, “cause” is defined as: (i) unfitness for service, inattention to or neglect of duties, or incompetence; (ii) dishonesty; (iii) disregard or violation of the policies or procedures of the Company; (iv) refusal or failure to follow lawful directions of the Company; (v) illegal, unethical or immoral conduct; (vi) breach of our Proprietary Information and Inventions Agreement or (vii) any other reason set forth in California Labor Code Section 2924, in all cases, as determined by us. The terms of Mr. Peacock’s offer letter relating to these benefits expire at the end of his third year of employment.

(8)	Reflects a pro-rata reduction of the RSUs granted to Mr. Peacock in connection with the commencement of his employment with the Company based on the number of complete calendar months of service in 2010.

(9)	Excludes the value of 40,000 RSUs granted to Dr. Bonanni on April 26, 2010 for retention purposes as RSUs under this grant do not continue to vest if Dr. Bonanni retires.

(10)

Mr. Morrow terminated his employment and retired from the Company on January 31, 2011. Since Mr. Morrow became retirement-eligible prior to this date, his unvested options, RSUs and performance units will continue to vest on their original schedules subsequent to his termination date. The value for options is the aggregate spread between the closing price of our stock on December 31, 2010 ($54.90) and the exercise prices of the unvested options outstanding as of that data, if less than $54.90, and the value of RSUs is $54.90 multiplied by the number of RSUs outstanding on December 31, 2010. The values of performance units for the 2010-2012 and 2009-2011 performance periods were calculated in the same manner and using the same assumptions as the values shown for these awards in the “Outstanding Equity

Awards At Fiscal Year End” table (see footnotes 4, 5 and 6 to that table). The payout of shares in satisfaction of amounts earned for grants for the 2010-2012 and 2009-2011 performance periods will not occur until after the end of the performance periods. For information on the actual number of units to be earned for these performance periods, see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units” and “EXECUTIVE COMPENSATION TABLES—Narrative Description to the Compensation Tables—Performance Units.”

In addition, Mr. Morrow will receive a distribution of his account in the Executive Nonqualified Retirement Plan, which had a balance of $20,134,661 as of January 31, 2011. His account under this plan will continue to accrue interest at a rate of 125% of the 10-year moving average of 10-year U.S. Treasury Notes adjusted and compounded annually until it is distributed to him in a lump sum in early 2012. He will also continue to accrue earnings and losses and receive distributions of his accounts in the SRP and NDCP, which had balances of $2,032,246 and $4,849,792 as of January 31, 2011, as provided under the terms of these plans. For information on the Executive Nonqualified Retirement Plan, the SRP and the DCP, see “EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation.”

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors, or Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with all of our other stockholders’ interests and to motivate our directors to focus on our long-term financial interest. Directors who are our staff members are not paid any fees for serving on our Board or for attending Board meetings.

Cash Compensation. Each non-employee director receives an annual retainer of $55,000. Directors are paid $3,000 for each Board meeting they attend ($1,500 for telephonic attendance) and $1,500 for each committee meeting they attend ($750 for telephonic attendance). In addition, the following committee chairs receive additional annual retainers, as follows: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $10,000; (iii) Corporate Responsibility and Compliance Committee, $6,000 and (iv) Governance and Nominating Committee, $6,000. Directors are also compensated for attending meetings of committees of which they are not members or special meetings if they are invited to do so by the Chairman of the Board or the committee chair. Directors are also entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management. Dr. Sugar was appointed to the Board on July 22, 2010. Upon his appointment to the Board, Dr. Sugar became entitled to a pro-rated portion of the annual retainer of $55,000.

Equity Incentives. Under the provisions of our Director Equity Incentive Program, each non-employee director receives an automatic annual grant, on the third business day after the release of our quarterly earnings for the first quarter, of restricted stock units, or RSUs, with a grant date fair market value of $100,000, based on the closing price of our Common Stock on the date of grant (rounded down to the nearest whole number). RSUs are rights to earn shares of our Common Stock and are paid in shares of our Common Stock on a one-to-one basis on the vesting date, unless the director has previously elected a deferred payment alternative. Each non-employee director also receives an automatic annual grant of stock options, or options, on the same day the RSUs are granted to purchase 5,000 shares of our Common Stock. The exercise price of the options is 100% of the closing price of our Common Stock on the grant date, and the options expire seven years after the grant date for those issued from March 15, 2004 through April 29, 2009 and ten years after the grant date for those issued prior to March 15, 2004 and those issued on and after May 6, 2009. On August 3, 2010, Dr. Sugar received an inaugural grant of options to purchase 20,000 shares of our Common Stock in connection with his appointment to the Board on July 22, 2010, but did not receive any RSUs.

The options and RSUs vest (i) on the date of grant if the non-employee director has had three years of prior continuous service as a non-employee director of the Company or (ii) on the first anniversary of the date of grant if the non-employee director has had less than three years of prior continuous service as a non-employee director of the Company. Upon the death or disability (as defined in the stock plans) of a non-employee director, the vesting of unvested options is accelerated by one year for each full year of service as a non-employee director and the vesting of RSUs is accelerated by one month for each full month of service as a non-employee director.

Deferred Compensation and Other Benefits. Non-employee directors are eligible to participate in the Nonqualified Deferred Compensation Plan, or NDCP, that we maintain for our staff members (see “EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation—Nonqualified Deferred Compensation Plan“). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns.

Through The Amgen Foundation, Inc., the Company maintains for all eligible staff members and non-employee directors a charitable contributions matching gift program. Our directors participate in the program on the same terms as our staff members. The Amgen Foundation, Inc. matches, on a dollar-for-dollar basis, qualifying donations made by directors and staff members to eligible organizations, up to $20,000 per person, per year.

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines. Under the Board’s stock ownership guidelines that were originally adopted in December 2002 and amended in October 2009, all non-employee directors are expected to hold 8,000 shares of our Common Stock, while serving as a non-employee director.

All non-employee directors are expected to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their date of election by stockholders or the Board falls. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the participating non-employee director, issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines) and vested RSUs that are deferred will count towards satisfying the stock ownership guidelines. All directors met the stock ownership guidelines, as applicable, as of December 31, 2010. Compliance dates for directors elected to the Board more than five years ago have passed. Directors elected to the Board within the last five years have the following compliance dates:

Director	Compliance Date
François de Carbonnel	December 31, 2014
Vance D. Coffman	December 31, 2013
Rebecca M. Henderson	December 31, 2015
Ronald D. Sugar	December 31, 2016

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2010. Mr. Sharer, our Chairman of the Board and Chief Executive Officer, is not included in this table as he is an employee and thus receives no compensation for his service as a director.

Director	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(4)(6)	Option Awards($)(5)(6)	All Other Compensation($)(7)	Total($)
David Baltimore	91,750	99,974	130,902	52,171	374,797
Frank J. Biondi, Jr.	111,750	99,974	130,902	21,771	364,397
François de Carbonnel	91,000	99,974	130,902	903	322,779
Jerry D. Choate	99,250	99,974	130,902	49,091	379,217
Vance D. Coffman	86,500	99,974	130,902	43,075	360,451
Frederick W. Gluck	103,250	99,974	130,902	59,553	393,679
Rebecca M. Henderson	85,750	99,974	130,902	20,523	337,149
Frank C. Herringer	106,000(3)	99,974	130,902	43,679	380,555
Gilbert S. Omenn	92,500(3)	99,974	130,902	31,193	354,569
Judith C. Pelham	92,500	99,974	130,902	20,545	343,921
J. Paul Reason	91,750	99,974	130,902	35,529	358,155
Leonard D. Schaeffer	92,500	99,974	130,902	20,000	343,376
Ronald D. Sugar(1)	42,500	0	456,320	36,273	535,093

(1)	Dr. Sugar was appointed to the Board on July 22, 2010.

(2)	Reflects all fees paid to members of our Board for participation in regular, telephonic and special meetings of the Board and its committees, retainer fees and fees paid for services provided to our management by certain members of the Board in connection with special meetings, as applicable.

(3)	All of these fees were deferred by Mr. Herringer and Dr. Omenn under our NDCP.

(4)	Reflects the grant date fair value of 1,711 RSUs granted on April 26, 2010 to each director named above, except for Dr. Sugar who was not yet a member of our Board, determined in accordance with Financial Accounting Standards Board, or FASB, principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. Under these principles, the grant date fair value of RSUs is based on the intrinsic value of these awards, which equals the closing price of our Common Stock on the grant date of $58.43 multiplied by the number of RSUs granted.

(5)	Reflects the grant date fair value of options granted during 2010 determined in accordance with FASB principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. On April 26, 2010, each director named above, except for Dr. Sugar, was granted options to purchase 5,000 shares of our Common Stock with a grant date fair value of approximately $26.18 per option. Dr. Sugar received an inaugural option grant to purchase 20,000 shares of our Common Stock on August 3, 2010 with a grant date fair value of approximately $22.82 per option. The grant date fair values of these option grants were calculated using a Black-Scholes option valuation model with the following assumptions:

Grant Date	Risk-Free Interest Rate(%)	Expected Life	Expected Volatility (%)	Dividend Yield(%)	Exercise Price($)
4/26/10	4.0	8.9 years	28	0	58.43
8/3/10	3.0	8.9 years	28	0	54.71

(6)	All of the RSUs and options granted to directors in 2010 were fully vested as of December 31, 2010, except the RSUs and options granted to Mr. de Carbonnel and Drs. Coffman and Henderson on April 26, 2010, which are scheduled to vest on April 26, 2011, and the options granted to Dr. Sugar on August 3, 2010, which are scheduled to vest on August 3, 2011, in each case subject to continued service on the Board through that date.

The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2010. Stock awards consist of unvested RSUs and vested, but deferred, RSUs. Upon vesting and the passage of any applicable deferral period, the RSUs are paid in shares of our Common Stock on a one-for-one basis. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable options.

Director	Aggregate Stock Awards Outstanding as of December 31, 2010(#)	Aggregate Option Awards Outstanding as of December 31, 2010(#)
	Restricted Stock Units	Stock Options
David Baltimore	0	83,000
Frank J. Biondi. Jr.	8,999	127,000
François de Carbonnel	3,693	30,000
Jerry D. Choate	0	83,000
Vance D. Coffman	6,066	35,000
Frederick W. Gluck	0	83,000
Rebecca M. Henderson	1,711	25,000
Frank C. Herringer	8,999	50,000
Gilbert S. Omenn	4,355	83,000
Judith C. Pelham	0	83,000
J. Paul Reason	6,066	111,000
Leonard D. Schaeffer	2,978	55,000
Ronald D. Sugar	0	20,000

(7)	The table below provides a summary of amounts paid by the Company for perquisites and other special benefits.

		Personal Use of Company Aircraft(b)		Expenses in Connection with Guests Accompanying Directors on Business Travel(c)		Other(d)
Director	Matching of Charitable Contributions(a) ($)	Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts ($)	Tax Gross- Up($)	Aggregate Incremental Amounts($)	Tax Gross- Up($)	Total($)
David Baltimore	20,000	0	0	22,005	10,166	0	0	52,171
Frank J. Biondi, Jr.	20,000	0	0	0	1,771	0	0	21,771
François de Carbonnel	0	0	0	542	361	0	0	903
Jerry D. Choate	20,000	0	0	19,898	9,193	0	0	49,091
Vance D. Coffman	20,000	497	126	15,357	7,095	0	0	43,075
Frederick W. Gluck	20,000	0	0	26,982	12,466	72	33	59,553
Rebecca M. Henderson	20,000	509	14	0	0	0	0	20,523
Frank C. Herringer	20,000	0	0	16,354	7,325	0	0	43,679
Gilbert S. Omenn	20,000	0	0	7,908	3,285	0	0	31,193
Judith C. Pelham	20,000	0	545	0	0	0	0	20,545
J. Paul Reason	0	0	1,178	25,719	8,632	0	0	35,529
Leonard D. Schaeffer	20,000	0	0	0	0	0	0	20,000
Ronald D. Sugar	20,000	0	108	11,057	5,108	0	0	36,273

(a)	These are charitable contributions of The Amgen Foundation, Inc. that matched the directors’ charitable contributions made in 2010.

(b)	Where we have invited guests to accompany directors on our aircraft or where the director, for non-business purposes, accompanies executives using our aircraft for business purposes, we typically incur no incremental cost for transporting the guest, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost of use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(c)	Where we have invited guests accompanying directors for business purposes, we may incur incremental costs for the guest and may be required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

(d)	Amounts reflect personal expenses incurred by the director while on business travel for which we are required to impute income to the director for his income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

AUDIT MATTERS

Audit Committee Report(1)

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010.

The Audit Committee has also discussed with Ernst & Young LLP, or Ernst & Young, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communication with the Audit Committee concerning independence and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission, or SEC.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

François de Carbonnel

Vance D. Coffman

Gilbert S. Omenn

Judith C. Pelham

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by Ernst & Young for audits of the years ended December 31, 2010 and December 31, 2009, and fees for other services rendered by Ernst & Young during these periods.

	2010	2009
Audit	$5,495,000	$5,319,000
Audit-Related	368,000	259,000
Tax	52,000	36,000
All Other Fees	38,000	0

Total Fees	$5,953,000	$5,614,000

Included in Audit fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company. Audit-Related fees are primarily attributable to audits of our affiliated companies, our retirement plans and amounts for certain agreed upon procedures with respect to partner billings for a co-promotion arrangement and third party royalties owed to us. Tax fees are primarily attributable to various U.S. and International tax compliance and planning services. All Other Fees for 2010 relate to Ernst & Young’s assistance with our Enterprise Risk Management assessment and planning.

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Ernst & Young did not perform any professional services with respect to information systems design and implementation for the years ended December 31, 2010 and 2009. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Approval of Related Party Transactions policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors, or Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than five percent of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, or is a partner or principal or in a similar position or in which such person has a greater-than-five-percent beneficial ownership interest. “Related party transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness), between us and any of the foregoing persons, other than: (1) any matters related to compensation or benefits; (2) transactions involving less than $120,000 when aggregated with all similar transactions or (3) transactions approved by another independent committee of our Board.

The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management shall update the Audit Committee as to any material changes to any approved or ratified related party transaction. The Audit Committee has pre-approved each of the following related party transactions under the terms of our Approval of Related Party Transactions policy:

1.	any matters related to compensation or benefits; or

2.	transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the Securities and Exchange Commission, including Item 404 of Regulation S-K, or the listing requirements of The NASDAQ Stock Market LLC, including Rule 5630) when aggregated with all similar transactions; or

3.	transactions approved by another independent committee of the Board.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

On March 2, 2001, we signed a letter agreement with Dr. Joan Kreiss, the spouse of Dr. Perlmutter, Executive Vice President, Research and Development, regarding possible funding of research grants for certain scientific work conducted by Dr. Kreiss. Under the terms of the letter agreement, if Dr. Kreiss relocates to Southern California, we will work with Dr. Kreiss and any new university with which she affiliates to try to obtain fellowships or grants to replace those that Dr. Kreiss is unable to transfer, if any. In addition, if replacement fellowships or grants cannot be obtained from other sources, Amgen, as part of its general scientific research mission or through its charitable contribution programs, will work with Dr. Kreiss and the new university with which she affiliates to fund any deficits or grants which are attributable to fellowships or grants that she is not able to transfer, up to an amount not to exceed $1,250,000 per year for a period of five years from the date that Dr. Kreiss assumes a new position in Southern California. We have not funded any amounts pursuant to this agreement. This transaction did not require the review or approval of the Audit Committee pursuant to the Approval of Related Party Transactions policy.

ANNUAL REPORT AND FORM 10-K

The Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K for Fiscal 2010, which contains the consolidated financial statements of the Company for Fiscal 2010, accompanies this proxy statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for Fiscal 2010, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Form 10-K is also available online at the Company’s website, www.amgen.com(1). A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file reports of ownership and changes in ownership with the SEC and with The NASDAQ Stock Market LLC. Copies of the Section 16 reports are also required to be supplied to the Company and such reports are available on our website at www.amgen.com(1).

Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the year ended December 31, 2010, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2012 annual meeting of stockholders. To be eligible for inclusion in our 2012 proxy statement, your proposal must be received by us no later than December 9, 2011, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to our Bylaws. Under our Amended and Restated Bylaws, or Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2012 annual meeting of stockholders that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures set forth in our Bylaws, including those summarized below. In addition, assuming the date of the 2012 annual meeting of stockholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2011 Annual Meeting of Stockholders, or Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 21, 2012 and no later than February 20, 2012. Moreover, as further described below, certain information required to be included in such notice must be updated as of the record date of the meeting at which the nomination or other proposal is to be presented not later than 10 days after such record date. In addition, our Bylaws provide that if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or other business proposal, the nomination will be disregarded and the proposed business will not be transacted, notwithstanding that proxies in respect of the vote on the nomination or other business proposal may have been received by the Company.

Our Bylaws provide that a stockholder’s advance notice of a nomination must contain the following: (1) the information relating to the nominee that is required by paragraphs (a), (e) and (f) of Item 402 of Regulation S-K adopted by the SEC (or the corresponding provisions of any rule or regulation subsequently adopted by the SEC applicable to the Company); (2) such nominee’s written consent to being named in the proxy statement as a nominee and serving as a director if elected; (3) whether such nominee, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made has received any financial assistance, funding or other consideration from any other person (Stockholder Associated Person) in respect of the nomination and the details thereof and (4) whether any nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or any corresponding provisions subsequently adopted by the SEC and applicable to the Company). Our Bylaws provide that a stockholder’s advance notice of a proposed business item (other than a nomination) must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

language of the proposed amendments); (3) the reasons why the stockholder favors the proposal and (4) whether the stockholder or the beneficial owner, if any, on whose behalf the proposal is being made has received any financial assistance, funding or other consideration from any other person (also a Stockholder Associated Person) in respect of the proposal (and the details thereof) and any material interest in such business of the stockholder, such beneficial owner or any Stockholder Associated Person making the proposal in such business.

In addition, our Bylaws provide that a stockholder giving advance notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder, as they appear on the Company’s books, and of such beneficial owner, if any; (2) a representation setting forth the class or series and number of shares of our capital stock which are owned beneficially and of record by the stockholder, and any such beneficial owner, nominee or Stockholder Associated Person; (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and any such beneficial owner, nominee and Stockholder Associated Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (4) a representation whether and the extent to which any hedging, derivative or other transaction or agreement is in place or has been entered into with respect to the Company or its securities (whether or not such transaction shall be subject to settlement in underlying shares of capital stock of the Company), bank debt or credit ratings, within the past six months by, or for the benefit of, such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, the effect or intent of which is to give rise to gain or loss as a result of changes in the trading price of the Company’s securities or bank debt or changes in the credit ratings for the Company, its securities or bank debt (or, more generally, changes in the perceived creditworthiness of the Company) or to increase or decrease the voting power of such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, and if so, a summary of the material terms thereof; (5) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business item; (6) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item and (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Moreover, the information described in subsections (2), (3) and (4) of this paragraph that is required to be included in the notice must be updated by the stockholder and beneficial owner, if any, presenting the nomination or other business proposal not later than 10 days after the record date of the meeting at which the nomination or other business proposal is to be presented to disclose such information as of such record date.

You may write to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank. Direct your written request to Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and Company goals. These targets and Company goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

David J. Scott

Secretary

April 7, 2011

Appendix A

AMGEN INC. BOARD OF DIRECTORS

GUIDELINES FOR DIRECTOR QUALIFICATIONS AND EVALUATIONS

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1.	Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2.	Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

A-1

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ANNUAL MEETING AMGEN

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SAMPLE

Only Amgen stockholders with admittance tickets will be admitted to the 2011 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership on March 21, 2011.

☐	Please send me an admittance ticket for the Amgen Inc. 2011 Annual Meeting of Stockholders to be held on Friday, May 20, 2011 in Seattle, Washington.

Name	(Please print)

Address
( )

City State	Zip Telephone No. (Please provide)

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE ANNUAL MEETING OF STOCKHOLDERS.

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 20, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

If you wish to attend the annual meeting, please log on to http://www.seeuthere.com/AnnualMeeting2011 to register.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2011:

The notice of meeting, proxy statement, proxy card and annual report to shareholders are available at http://www.amstock.com/ProxyServices/Amgen.

Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

The Board of Directors recommends a vote “FOR” each of items #1, #2 and #3.

1. To elect twelve directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2012 annual meeting of stockholders. The nominees for election to the Board are:

Dr. David Baltimore

Mr. Frank J. Biondi, Jr.

Mr. François de Carbonnel

Dr. Vance D. Coffman

Dr. Rebecca M. Henderson

Mr. Frank C. Herringer

Dr. Gilbert S. Omenn

Ms. Judith C. Pelham

FOR AGAINST ABSTAIN

Adm. J. Paul Reason, USN (Retired)

Mr. Leonard D. Schaeffer

Mr. Kevin W. Sharer

Dr. Ronald D. Sugar

FOR AGAINST ABSTAIN

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2011.

3. To approve the advisory vote on executive compensation.

The Board of Directors recommends a vote for “ONE YEAR” on Item #4.

4. To set the frequency of future advisory votes approving executive compensation every one year, two years or three years.

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 in Item #5.

1 year 2 years 3 years ABSTAIN

5. STOCKHOLDER PROPOSAL:

Stockholder Proposal #1 (Shareholder Action by Written Consent)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the approval of the advisory vote on executive compensation, for ONE YEAR on the frequency of future advisory votes on executive compensation and AGAINST Stockholder Proposal #1.

As of the date hereof, the undersigned hereby acknowledges receipt of the 2011 Proxy Statement and accompanying Notice of 2011 Annual Meeting of Stockholders to be held on May 20, 2011 and the Company’s Annual Report on Form 10-K (without exhibits) and Annual Report to Stockholders, both for the fiscal year ended December 31, 2010.

In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2011 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2011 Annual Meeting of Stockholders.

By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws.

AMGEN INC.

ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2011

Kevin W. Sharer, Robert A. Bradway, Jonathan M. Peacock and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2011 Annual Meeting of Stockholders of Amgen Inc., to be held on Friday, May 20, 2011, at 11:00 A.M., local time, at The Fairmont Olympic Hotel, 411 University Street, Seattle, Washington 98101, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

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